Exhibit 10.2

EXECUTION VERSION

SECOND LIEN CREDIT AGREEMENT

dated as of

October 22, 2014

among

MAGNUM HUNTER RESOURCES CORPORATION,
as Borrower,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent and Collateral Agent,

and

THE LENDERS PARTY HERETO

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

and

BANK OF MONTREAL
as Co-Syndication Agents and Co-Documentation Agents,

and

CREDIT SUISSE SECURITIES (USA) LLC,

and

BMO CAPITAL MARKETS
as Lead Arrangers and Joint Bookrunners

i

ii

iii

Section 9.18	USA PATRIOT Act Notice	90
Section 9.19	Intercreditor Agreement	90

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Intercreditor Agreement
Exhibit E-1	Form of Security Agreement
Exhibit E-2	Form of Guaranty
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Joinder Agreement
Exhibit H-1	Form of U.S. Tax Compliance Certificate
Exhibit H-2	Form of U.S. Tax Compliance Certificate
Exhibit H-3	Form of U.S. Tax Compliance Certificate
Exhibit H-4	Form of U.S. Tax Compliance Certificate
Exhibit I	Form of Auction Procedures

Schedule 1.01	Unrestricted Subsidiaries as of the Closing Date
Schedule 2.01	Commitments
Schedule 4.05	Litigation
Schedule 4.14	Subsidiaries
Schedule 4.16	Properties
Schedule 4.18	Gas Imbalances
Schedule 4.19	Marketing Contracts
Schedule 4.20	Hedging Agreements
Schedule 4.24(a)	Filing Offices
Schedule 4.24(b)	Mortgage Filing Offices
Schedule 5.20	Post-Closing Matters
Schedule 6.02	Debt
Schedule 6.03	Liens
Schedule 6.05	Investments

iv

THIS SECOND LIEN CREDIT AGREEMENT, dated as of October 22, 2014 (the “Closing Date”), is among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), each of the Lenders from time to time party hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, acting through one or more of its branches or affiliates (in its individual capacity, “Credit Suisse”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”).

R E C I T A L S

WHEREAS, the Borrower has requested that the Lenders provide a term loan facility (the “Credit Facility”), and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Matters

Section 1.01         Terms Defined Above.

As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02         Certain Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Assets” means:

(a)           any Properties to be used by the Borrower or any Restricted Subsidiary in the Oil and Gas Business;

(b)           the Equity Interests of a Person primarily engaged in the Oil and Gas Business that is or becomes a Subsidiary as a result of the acquisition of such Equity Interest by the Borrower or a Restricted Subsidiary; or

(c)           for purposes of Section 2.13(a) in the case of Net Cash Proceeds from Dispositions of Equity Interests in Eureka Hunter Holdings, LLC, Investments permitted pursuant to Section 6.05(q).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) 1.00% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) the Statutory Reserve Rate.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination,

(a)           the sum of:

(i)            the discounted future net revenues from Proved Reserves of the Borrower and all Restricted Subsidiaries calculated in accordance with SEC guidelines and pricing before any state or federal income taxes, as estimated in the most recently delivered Reserve Report which is prepared or audited by Approved Petroleum Engineers, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(1)           estimated Proved Reserves of the Borrower and all Restricted Subsidiaries acquired since the date of such Reserve Report; and

(2)           estimated Proved Reserves of the Borrower and all Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of Proved Reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such Reserve Report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions;

and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(3)           estimated Proved Reserves of the Borrower and all Restricted Subsidiaries reflected in such Reserve Report produced or Disposed of since the date of such Reserve Report; and

(4)           reductions in estimated Proved Reserves of the Borrower and all Restricted Subsidiaries reflected in such Reserve Report attributable to downward revisions of estimates of Proved Reserves since the date of such Reserve Report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis;

in the case of the preceding clauses (1) through (4), calculated in accordance with SEC guidelines (utilizing the prices utilized in such Reserve Report) and estimated by the Borrower’s petroleum engineers or any Approved Petroleum Engineers engaged by the Borrower for that purpose;

(ii)           the capitalized costs that are attributable to Oil and Gas Properties of the Borrower and all Restricted Subsidiaries to which no Proved Reserves are attributable, based on the Borrower’s books and records as of a date no earlier than the last day of the Borrower’s most recent quarterly or annual period for which internal financial statements are available;

(iii)          the Consolidated Net Working Capital of the Borrower and all Restricted Subsidiaries as of a date no earlier than the last day of the Borrower’s most recent quarterly or annual period for which internal financial statements are available; and

(iv)          the greater of (x) the net book value; and (y) the appraised value, as estimated by independent appraisers, of other tangible assets;

in each case, of the Borrower and all Restricted Subsidiaries as of a date no earlier than the last day of the date of the Borrower’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, no Person shall not be required to obtain such an appraisal and only clause (a)Section 1.02(a)(iv)(x) of this definition shall apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (a),

(b)           the sum of:

(i)            minority interests;

(ii)           to the extent not otherwise taken into account in Consolidated Net Working Capital, any net gas balancing liabilities of the Borrower and all Restricted Subsidiaries as of the last day of the Borrower’s most recent annual or quarterly period for which internal financial statements are available;

(iii)          to the extent included in clause (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Borrower’s year- end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Borrower and all Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(iv)          the discounted future net revenues, calculated in accordance with SEC guide-lines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Borrower and all Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Borrower changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Borrower were still using the successful efforts method of accounting.

“Administrative Agent” has the meaning given in the introductory paragraph.

“Administrative Agent Fees” has the meaning assigned to such term in Section 2.05(a).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” has the meaning assigned to such term in ARTICLE VIII.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Agreement Value” means, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or a Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month interest period in effect on such day plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective day of such change in the Prime Rate, the Federal Funds Effective Rate and the Adjusted LIBO Rate, respectively.

“Applicable Margin” means, for any day (a) with respect to any Eurodollar Loan, 7.50% per annum and (b) with respect to any ABR Loan, 6.50% per annum.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Commitments represented by such Lender’s Commitment as such percentage is set forth on Schedule 2.01 or in an Assignment and Assumption Agreement, as the case may be.

“Applicable Premium” means, with respect to any prepayment under Sections 2.12 or 2.13, as applicable:

(a)           if made on or after the date that is 18 months after the Closing Date and before the date that is 30 months after the Closing Date, a cash amount equal to the product of 100% of the principal amount of the Loans prepaid times 1.00%;

(b)           if made on or after the date that is 30 months after the Closing Date and before the date that is 42 months after the Closing Date, a cash amount equal to the product of 100% of the principal amount of the Loans prepaid times 2.00%; and

(c)           if made on or after the date that is 42 months after the Closing Date, $0.

                “Approved Counterparty” means a counterparty to a Hedging Agreement that at the time of entering into such Hedging Agreement (a) is a First Lien Lender Counterparty, (b) is a Person whose corporate rating is A- or higher by S&P or whose senior unsecured long-term debt obligations are rated A- or higher by S&P, or (c) is any other Person satisfactory to the Administrative Agent in its discretion.

“Approved Petroleum Engineers” means an independent petroleum engineer or engineers proposed by the Borrower and approved by the Administrative Agent.

“Approved RBL Administrative Agent” means (a) Bank of Montreal, (b) any lender under the First Lien Credit Agreement as of the Closing Date, (c) any nationally accredited commercial bank that is in the business of administering or managing oil and gas reserve-based revolving credit facilities or (d) such other nationally accredited commercial bank acting as shall be approved by the Administrative Agent in its reasonable discretion.

“Arrangers” means BMO Capital Markets and Credit Suisse Securities (USA) LLC, collectively in their capacities as lead arrangers and joint bookrunners hereunder.

“Asset Sale” means any Disposition of Property, other than a Disposition pursuant to clauses (a), (b), (c), (e), (f), (g), (h) or (i) of Section 6.11.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning given in the introductory paragraph.

“Borrower Materials” has the meaning assigned to such term in Section 9.01.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base Deficiency” means a “Borrowing Base Deficiency” under and as defined in the First Lien Credit Agreement (or such corresponding terms in the event the First Lien Credit Agreement is amended, supplemented, modified, restated, refinanced or replaced as permitted by the Intercreditor Agreement).

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Breakage Event” has the meaning assigned to such term in Section 2.16.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston or New York City, are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

 “Capital Leases” means, in respect of any Person, all leases that shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Management Obligations” means obligations under any agreements to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Restricted Subsidiaries having a fair market value in excess of $5,000,000.

“Change of Control” means the occurrence of any of the following:

(a)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and the Restricted Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(b)           the adoption of a plan relating to the liquidation or dissolution of the Borrower;

(c)           the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower measured by voting power rather than number of shares;

(d)           the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; or

(e)           the occurrence of any “change in control” or similar term, as such term or terms are defined under the First Lien Credit Agreement.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking into effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or any foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 9.09.

“Closing Date” means October 22, 2014.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Co-Documentation Agent” has the meaning given to such term in the preamble.

“Collateral” means all present and after-acquired Property of the Loan Parties (including the Mortgaged Properties), but excluding any Property specifically excluded in the Security Instruments.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender assumed its Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Communications” has the meaning assigned to such term in Section 9.01.

“Confidential Information Memorandum” means the Confidential Information Memorandum with respect to the Borrower and the Credit Facility dated October 2014.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means with respect to the Borrower and the Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Restricted Subsidiaries after allowances for Taxes payable by the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Restricted Subsidiary, as the case may be; (b) any extraordinary gains or losses (excluding any unrealized gains and losses under FASB ASC 815) during such period; and (c) any gains or losses (excluding any unrealized gains and losses under FASB ASC 815) attributable to writeups or writedowns of assets; provided further that (i) if the Borrower or any Restricted Subsidiary consummates any acquisitions during any fiscal quarter and the inclusion of the effect of all such acquisitions in the calculation of EBITDAX, as if such acquisitions had occurred on the first day of the relevant testing period, would have increased EBITDAX by 15% or more of the EBITDAX for the immediately preceding fiscal quarter (as such EBITDAX may have been adjusted pursuant to this proviso), then the Consolidated Net Income shall be calculated after giving pro forma effect to all such acquisitions, as if such acquisitions had occurred on the first day of such period; and (ii) if the Borrower or any Restricted Subsidiary consummates any dispositions during any fiscal quarter and the actual EBITDAX generated by the assets that were the subject of all such dispositions is 15% or more of the EBITDAX for the immediately preceding fiscal quarter (as such EBITDAX may have been adjusted pursuant to this proviso), then Consolidated Net Income shall be calculated after giving pro forma effect to all such dispositions, as if such dispositions had occurred on the first day of such period.

“Consolidated Net Working Capital” means (a) all current assets of the Borrower and all of its Restricted Subsidiaries excluding current assets under any Hedging Agreements, less (b) all current liabilities of the Borrower and all of its Restricted Subsidiaries, excluding (i) the current portion of any long-term Debt and (ii) any current liabilities under any Hedging Agreements, in each case as set forth in the consolidated financial statements of the Borrower prepared in accordance with GAAP.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Borrower who:

(a)           was a member of such Board of Directors on the Closing Date; or

(b)           was nominated for election or elected to such Board of Directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved or consented to by a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 40% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agent” has the meaning given to such term in the preamble.

“Credit Facility” means collectively, the Commitments and the Loans made hereunder.

“Credit Suisse” has the meaning given in the introductory paragraph.

“Debt” means, for any Person, the sum of the following (without duplication):  (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) Disqualified Capital Stock; (g) the undischarged balance of any Production Payment created by such Person or for the creation of which such Person directly or indirectly received payment; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) all obligations of the kind referred to clauses (a) through (i) above of others secured by a Lien on any Property of such Person, whether or not such obligation is assumed by such Person; (k) all Guarantees of such Persons in respect of obligations of the kind referred to clauses (a) through (i) above of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; or (l) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP; provided that for purposes of calculating the financial covenants set forth in Section 6.01, the term “Debt” shall not include LC Exposure (as defined in the First Lien Credit Agreement) or obligations in respect of Hedging Agreements.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed, within three Business Days of the date required to be funded by it hereunder, to fund any portion of its Loans, (b) notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based upon such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, including the Federal Deposit Insurance Corporation or any other federal or state regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, including the Federal Deposit Insurance Corporation or any other federal or state regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be considered a Defaulting Lender solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Lender by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Deposit Account Control Agreement” means a deposit account control agreement to be executed and delivered among any Loan Party, the First Lien Agent, the Collateral Agent and each bank at which such Loan Party maintains any deposit account, in each case, in accordance with such bank’s standard form of control agreement or otherwise as may be reasonably acceptable to the Collateral Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback transaction, assignment, conveyance, transfer or other disposition (including by way of a merger, consolidation or issuance of Equity Interests) of such Property or any interest therein (excluding the creation of any Liens permitted by Section 6.03 on such Property but including the sale or factoring at maturity or collection of any accounts or permitting or suffering any other Person to acquire any interest (in any Property other than a Lien permitted by Section 6.03 in such Property) or the entering into any agreement to do any of the foregoing; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding and all of the Commitments are terminated; provided, however, Disqualified Capital Stock shall not include Series C,

Series D or Series E preferred stock permitted under Section 6.02, so long as any dividends paid with respect thereto comply with the provisions of Section 6.04.

“Disqualified Institution” means a Person identified in writing to the Arrangers by the Borrower on or prior to the Closing Date, which list may be updated from time to time after the Closing Date at the request of the Borrower with the consent of the Administrative Agent (not to be unreasonably withheld or delayed). For the avoidance of doubt, the Administrative Agent shall be permitted to post the list Disqualified Institutions to the Lenders, and any additional list of Disqualified Institutions will be available for inspection by any Lender upon request.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that (a) is organized under the laws of the United States of America or any state thereof or the District of Columbia or (b) that Guarantees or otherwise provides direct credit support for any Debt of the Borrower or any other Loan Party.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period calculated on a trailing four quarter basis plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income Taxes, depreciation, depletion, amortization, expenses associated with the exploration of Oil and Gas Properties, all non-cash charges and adjustments (including stock-based compensation, impairment of asset values, non-cash adjustments to derivative carrying values, non-cash adjustments to asset retirement obligations and other similar items as from time to time required under GAAP) and all non-recurring expenses, minus all non-cash income added to Consolidated Net Income.

 “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund of a Lender and (d) any other Person (other than a natural person) approved by the Administrative Agent; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, any of the Borrower’s Affiliates or a Disqualified Institution. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and the Administrative Agent shall have no liability with respect to any assignment made to a Disqualified Institution.

“Engagement Letter” means the letter agreement dated October 5, 2014, among the Borrower and the Arrangers pertaining to certain fees payable to the Administrative Agent and the Arrangers and the engagement letter joinder dated as of October 22, 2014, among the Borrower, the Arrangers and the co-managers specified therein, pertaining to certain fees payable to such co-managers.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Restricted Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the

Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.  The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means each trade or business (whether or not incorporated) that, together with the Borrower or a Subsidiary is treated as a “single employer” under Section 414(b) or (c) of the Code, or solely for the proposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eureka MLP” means a limited partnership or limited liability company (a) formed to own and operate the Properties of Eureka Hunter Holdings, LLC and its Subsidiaries, (b) in which the Borrower and/or one or more of its Restricted Subsidiaries has direct or indirect ownership interest(s), and (c) that effects a registered public offering of Equity Interests and is treated as a partnership for U.S. federal income tax purposes.

“Eureka MLP GP” means (i) the general partner of the Eureka MLP and (ii) any direct or indirect Subsidiary of the Borrower that Controls or otherwise owns an interest in the general partner of the Eureka MLP.

“Eureka Hunter” means Eureka Hunter Pipeline, LLC, a Delaware limited liability company.

“Eureka Hunter Pipeline” means that certain pipeline system (as it may exist from time to time, including any expansions thereof) for the gathering of natural gas in Ohio and West Virginia commonly known as the Eureka Hunter Pipeline.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excepted Liens” means:

(a)           Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(b)          Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c)           statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(d)           contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP (or, with respect to royalty interests, such liens will not reasonably be expected to result in a Material Adverse Effect), provided that any such

Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto;

(e)           Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution;

(f)            easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto;

(g)           Liens on cash, letters of credit or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, transportation contracts, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(h)           judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;

(i)            Liens arising from UCC financing statement filings regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business covering only the Property under lease; and

(j)            provided, further that Liens described in clauses (a) through (e) shall remain Excepted Liens only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the Lien granted in favor of the Collateral Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Information” means any non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities to the extent such information could have a material effect upon, or otherwise be material to, an assigning Lender’s decision to assign Loans or a purchasing Lender’s decision to purchase Loans.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.20(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.20 and (d) any U.S. federal withholding Taxes imposed by FATCA.

“Existing Revolving Credit Facility” means that certain Third Amended and Restated Credit Agreement, dated as of December 13, 2013, among the Borrower, Bank of Montreal, as administrative agent, and the lenders and other parties thereto, as the same may be amended, supplemented, modified, restated, refinanced or replaced from time to time.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Borrower in the case of amounts of $25.0 million or more and otherwise by a Responsible Officer of the Borrower (unless otherwise provided in this Agreement).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement that implements or modifies the provisions of the foregoing (together with any law implementing such agreement).

“FCPA” has the meaning assigned to such term in Section 4.23(c).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” means the Administrative Agent Fees and any other fees set forth in any separate writing between the Borrower and any Agent or Arranger hereunder.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“First Lien Agent” means the “Administrative Agent” under and as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement” means the Credit Agreement, dated as of the date hereof among the Borrower, the First Lien Lenders and Bank of Montreal, as First Lien Agent thereunder, as the same may be amended, supplemented, modified, restated, refinanced or replaced from time to time; provided that any such amendment, supplement, modification, restatement, refinancing or replacement shall not contravene the provisions of the Intercreditor Agreement.

“First Lien Facility” means the credit facility provided under the First Lien Credit Agreement.

“First Lien Lender Counterparty” means any of the “Approved Counterparties” (as this term is defined in the First Lien Credit Agreement) under the First Lien Credit Agreement that is a party to a Hedging Agreement with any Loan Party which, for purposes of this Agreement, shall also include any Person party to a Hedging Agreement that was initially entered into while such Person was an “Approved Counterparty” under the Existing Revolving Credit Facility.  If a Person ceases to be an Approved Counterparty under the First Lien Credit Agreement but remains a party to such Hedging Agreement, such Person shall nonetheless remain a First Lien Lender Counterparty, but only with respect to transactions entered into thereunder during or prior to the time such Person was an Approved Counterparty under the First Lien Credit Agreement.

“First Lien Lenders” means the financial institutions from time to time party to the First Lien Credit Agreement as lenders.

“First Lien Loan Documents” means the First Lien Credit Agreement and all security and other collateral or other documents related thereto or entered into in connection therewith.

“First Lien Obligations” means the “Obligations” as defined in the First Lien Credit Agreement.

“First Lien Reserve Report” means the audited or internally prepared engineering reports delivered to the First Lien Agent pursuant to the First Lien Credit Agreement.

“Forecasted Production” means the forecasted production of oil or gas (measured by the applicable volume unit or BTU equivalent, not sales price) projected in the most recent Reserve Report delivered pursuant to this Agreement, after deducting projected production from any Oil and Gas Properties or Hydrocarbon Interests sold or under contract for sale that had been included in such Reserve Report and after adding projected production from any Oil and Gas Properties or Hydrocarbon Interests that had not been reflected in such Reserve Report but that are reflected in a separate or supplemental report meeting the requirements of Section 5.12(c) and otherwise are reasonably satisfactory to Administrative Agent.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Subsidiary, any of their Properties, the Administrative Agent or any Lender (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment of such Debt or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Restricted Subsidiary of the Borrower that is a Domestic Subsidiary and each Restricted Subsidiary of the Borrower that is a Foreign Subsidiary (to the extent no adverse tax consequences to the Borrower would result from such Foreign Subsidiary executing the Guaranty and granting the Guarantee therein).

“Guaranty” means the Guaranty executed by the Guarantors of even date herewith, in the form of Exhibit E-2 attached hereto, as amended, modified, supplemented or restated from time to time.

“Hall Houston Debt” means the obligations of the Borrower with respect to contingent liabilities retained by the Borrower in connection with the sale of limited partner interests in Hall Houston Exploration II LP.

“Hazardous Materials” means (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no stock incentive, stock option, phantom stock or similar plan or program providing for stock-based awards or payments to current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries, shall be considered to be a Hedging Agreement.

“Highest Lawful Rate” means, as to any Lender, the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received by such Lender under applicable laws with respect to an obligation, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.  The determination of the Highest Lawful Rate shall, to the extent required by applicable law, take into account as interest paid, taken, received, charged, reserved or contracted for any and all relevant payments or charges under the Loan Documents.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.05(b).

“Information” has the meaning assigned to such term in Section 9.16.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Closing Date, by and between the Collateral Agent and the First Lien Agent (and acknowledged and agreed by the Loan Parties) in the form of Exhibit D as the same may be amended, supplemented, modified or restated in accordance with the terms thereof.

“Interpolated Rate” in relation to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between: (a) the rate appearing on ICE Benchmark Administration page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period and (b) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three, six or twelve months (if agreed by all relevant Lenders) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); or (c) the entering into of any Guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Joinder Agreement” means the Addendum and Joinder Agreement substantially in the form of Exhibit G.

“Lenders” means the Persons listed on Schedule 2.01, any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition for the Interest Period of the Loan, the Interpolated Rate, for a period equal in length to the Interest Period of the Loan.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) royalties, production payments and the like payable out of Oil and Gas Properties.  The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, encroachments, exceptions or reservations.  For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidate” means, with respect to any Hedging Agreement, (a) the sale, assignment, novation, unwind or termination of all or any part of such Hedging Agreement or (b) the creation of an offsetting position against all or any part of such Hedging Agreement; provided that, a Hedging Agreement shall not be considered “Liquidated” for the purposes of this Agreement if, upon the occurrence of any of the events described in clauses (a) and (b), such Hedging Agreement is replaced simultaneously with a new Hedging Agreement containing substantially the same terms and provisions as the prior Hedging Agreement.  The term “Liquidated” has a correlative meaning thereto.

“Loan Documents” means this Agreement, the Notes, the Security Instruments and the Guaranty.

“Loan Parties” means the Borrower and each Subsidiary that is a party to any Loan Document.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent or any Lender under any Loan Document.

“Material Contract” means the Amended and Restated Gas Gathering Services Agreement, effective as of March 21, 2012 among Eureka Hunter, Triad Hunter LLC, a Delaware limited liability company, and solely with respect to Sections 2.6 and 2.7 therein, the Borrower (as amended, modified, supplemented or restated from time to time).

“Material Debt” means Debt (including the First Lien Credit Facility, but excluding the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means October 22, 2019.

“Maximum Rate” has the meaning assigned to such term in Section 9.09.

“Minimum Collateral Amount” means Oil and Gas Properties to which are attributable, 90% of the Present Value of the Loan Parties’ Proved Reserves as reflected in the Reserve Report most recently delivered pursuant to Section 5.12(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Borrower or any Restricted Subsidiary that is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Mortgages” means all mortgages and deeds of trust executed in connection herewith.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means (a) with respect to any Disposition or Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Debt for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Debt assumed by the purchaser of such asset), (iv) the Agreement Value due under any Hedging Agreement as a result of such Asset Sale that is paid by the Borrower or any Restricted Subsidiary and (v) the aggregate amounts required to be paid under the First Lien Credit Agreement as a result of such Asset Sale that are paid by the Borrower or any Restricted Subsidiary and (b) with respect to any (i) issuance or incurrence of Debt that is not permitted by Section 6.02 or (ii) issuance of Equity Interests, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 9.08(b) and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Debt” means Debt:

(a)           as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) or (ii) is directly or indirectly liable as a guarantor or otherwise; and

(b)           as to which the lenders thereof will not have any recourse to the Equity Interest or Property of the Borrower or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary or another Person that is not a Restricted Subsidiary).

“Notes” means the promissory notes of the Borrower described in Section 2.04(e) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Obligations” means the unpaid principal of and interest on (including, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Loan Party to the Administrative Agent, the Collateral Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, reimbursement obligations, indemnities, costs, expenses (including, all fees, charges and disbursements of counsel to Administrative Agent, the Collateral Agent or to any Lender that are required to be paid by any Loan Party pursuant hereto) or otherwise.

“OFAC” has the meaning assigned to such term in Section 4.23(a).

“Oil and Gas Business” means:

(a)           the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(b) the business of gathering, marketing, distributing, treating, processing, storing, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons; and

(c)           any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (a) and (b) of this definition.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“OPA” has the meaning assigned to such term in “Environmental Laws.”

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any other excise or property Taxes, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document.

“Participant” has the meaning set forth in Section 9.04(f).

“Participant Register” has the meaning set forth in Section 9.04(f).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“PDP Reserves” means those Oil and Gas Properties designated as “proved developed and producing” (in accordance with SEC definitions and regulations) in the Reserve Report most recently delivered to the Administrative Agent pursuant to Section 5.12(a).

“PDP Reserves Coverage Ratio” means, as of any date of determination (a) the ratio of the Present Value of the Loan Parties’ PDP Reserves as set forth in the most recently delivered Reserve Report (as adjusted to give pro forma effect to all Asset Sales and acquisitions completed since the date of such Reserve Report) to (b) the Loan Parties’ aggregate Secured Debt as of the last day of the immediately preceding fiscal quarter.

“Permitted Prior Liens” means Liens securing Debt incurred under Section 6.02(b) and of the type described in clauses (a) to (d) and (f) of the definition “Excepted Liens”.

“Permitted Additional Notes” means any senior or senior subordinated unsecured notes issued pursuant to one or more indentures in an offering registered with the SEC or made in reliance on Rule 144A under the Securities Act of 1933, provided that:

(a)           the maturity date of any such Debt shall be no earlier than the date that is six months after the Maturity Date;

(b)           the documentation governing such Debt shall not require any scheduled amortization prior to its maturity date;

(c)           the terms and conditions of such Debt, taken as a whole, shall be no more restrictive than the terms and conditions of this Agreement;

(d)           no Subsidiary that is not a Loan Party shall guarantee such Debt; and

(e)           if such Debt is subordinated, such Debt shall have subordination terms customary for high yield subordinated Debt.

“Permitted Refinancing Debt” means any Debt of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Debt of the Borrower or any of its Restricted Subsidiaries (other than intercompany Debt); provided that:

(a)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Debt renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Debt and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(b)           such Permitted Refinancing Debt has a final maturity date that is (i) later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) more than 90 days after the Maturity Date; and

(c)           if the Debt being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Loans or Guaranties, such Permitted Refinancing Debt is subordinated in right of payment to the Loans or the Guaranties, as applicable, on terms at least as favorable to the Lenders as those contained in the documentation governing the Debt being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 9.01.

“Present Value” means, as of any date of determination for the Loan Parties, the discounted net present value, on a pre-income tax basis, of projected future cash flows from the production of the Loan Parties’ Proved Reserves, as set forth in the most recent Reserve Report delivered pursuant hereto, calculated in accordance with the SEC guidelines but using the five-year strip price for crude oil (WTI Cushing), for natural gas liquids (Mont Belvieu) and natural gas (Henry Hub), with such price held flat for each subsequent year, quoted on the New York Mercantile Exchange (or its successor) on such date of determination and adjusted by appropriate management adjustments for additions to reserves and depletion or sale of reserves since the date of such Reserve Report, adjusted for any basis differential as of the date of determination, as of the date of estimation without future escalation, and discounted using an annual discount rate of 10%.  Present Value shall be adjusted to give effect to the Hedging Agreements permitted by this Agreement as in effect on the date of such determination.

“Prime Rate” means the rate of interest per annum announced from time to time by Credit Suisse as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.  Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Production Payment” means collectively Dollar-Denominated Production Payments and Volumetric Production Payments.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Reserves” means those Oil and Gas Properties designated as proved (in accordance with SEC rules and regulations) in the Reserve Report most recently delivered to Administrative Agent pursuant to Section 5.12(a).

“Proved Reserves Coverage Ratio” means, as of any date of determination (a) the ratio of the Present Value of the Loan Parties’ Proved Reserves as set forth in the most recently delivered Reserve Report (as adjusted to give pro forma effect to all Dispositions and acquisitions completed since the date of such Reserve Report) to (b) the Loan Parties’ aggregate Secured Debt as of the last day of the immediately preceding fiscal quarter.

“Public Lender” has the meaning assigned to such term in Section 9.01.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt.  “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned to such term in Section 9.04(d).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Fund” means, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Remedial Work” has the meaning assigned to such term in Section 5.10(a).

“Repayment Date” has the meaning assigned to such term in Section 2.11(a).

“Required Lenders” means, at any time, Lenders having Loans representing more than 50% of the sum of all Loans outstanding at such time; provided that the Loans of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Reserve Report” means the engineering reports delivered pursuant to Section 3.01(h) and each engineering report delivered pursuant to Section 5.12(a) evaluating all Oil and Gas Properties and interests owned by the Borrower and its Restricted Subsidiaries which have attributable to the Proved Reserves, and including a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.

“Restricted Payment” means:

(a)           any dividend or other distribution (whether in cash, securities or other Property) with respect to or on account of any Equity Interests in the Borrower or any Restricted Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Borrower and other than dividends or distributions payable to the Borrower or a Restricted Subsidiary of the Borrower);

(b)           any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower, any Restricted Subsidiary of the Borrower or any direct or indirect parent of the Borrower, or any option, warrant or other right to acquire any such Equity Interests in the Borrower, any Restricted Subsidiary of the Borrower or any direct or indirect parent of the Borrower; or

(c)           any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Debt of the Borrower or any Restricted Subsidiary that is contractually subordinated to the Loans or the Guaranties (excluding any intercompany Debt between or among the Borrower and any of its Restricted Subsidiaries), except a payment of interest or a payment of principal at or within one year prior to the stated maturity thereof.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

“Secured Debt” means all Debt that is secured by a Lien on any Property of the Borrower or any Restricted Subsidiary; provided that the term Secured Debt shall not include obligations in respect of Hedging Agreements.

“Security Agreement” means the Security and Pledge Agreement executed by the Borrower and the Guarantors, in the form of Exhibit E-1 attached hereto, as amended, modified, supplemented or restated from time to time.

“Security Instruments” means the Mortgages, the Guaranty, and each of the security agreements, mortgages and other instruments and documents, including each Deposit Account Control Agreement, executed and delivered pursuant to any of the foregoing or pursuant to Sections 5.11, 5.14, 5.16 or 5.20.

“Senior Notes” means the Borrower’s 9.750% senior unsecured notes due 2020 governed by that certain indenture, dated May 16, 2012.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Special Distribution” means any cash dividend or cash distribution (in each case, excluding customary tax distributions) received by the Borrower or any Restricted Subsidiary on or with respect to the Equity Interest in any Unrestricted Subsidiary or other Person (other than any Restricted Subsidiary) funded, directly or indirectly, with the proceeds of any long-term Debt for borrowed money incurred by such Person, the issuance or Disposition of any Equity Interest by such Person or any Disposition of any Property by such Person.

“SPV” has the meaning assigned to such term in Section 9.04(i).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or Controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner.  Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of the Borrower.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as Obligations for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the execution, delivery and performance of the Loan Parties of each other Loan Document to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the grant of Liens by the Loan Parties on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York, or, where applicable as to specific Property, any other relevant state.

“Unrestricted Subsidiary” means (i) any Subsidiary that at the time of determination shall have been designated as an Unrestricted Subsidiary by the Borrower in the manner provided below (and shall not have been subsequently designated as a Restricted Subsidiary), (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) the Persons listed on Schedule 1.01 (except to the extent any such Person has been subsequently designated as a Restricted Subsidiary).  The Borrower may designate any Restricted Subsidiary of the Borrower to be an Unrestricted Subsidiary if that designation would not cause a Default.  Any designation by the Borrower pursuant to this definition shall be made in a certificate of Responsible Officer delivered to the Administrative Agent and containing a certification that such designation is in compliance with the terms of this definition.

If a Restricted Subsidiary of the Borrower is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted

Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment and the designation will only be permitted if the Investment would be permitted under Section 6.05 at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Debt is not permitted to be incurred as of such date under Section 6.02, the Borrower will be in default of such covenant.

The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Borrower; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of the Borrower of any outstanding Debt of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Debt is permitted under Section 6.02 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Any designation by the Borrower pursuant to this definition shall be made in a certificate of Responsible Officer delivered to the Administrative Agent and containing a certification that such designation is in compliance with the terms of this definition.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 2.20(e)(ii)(2)(III).

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(a)           the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)           the then outstanding principal amount of such Debt.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or by the Borrower and one or more of the Wholly-Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.03         Types of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04         Terms Generally; Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05         Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 5.01(a); provided that, unless the Borrower and the Required Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

ARTICLE II

The Credits

Section 2.01         Commitments.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Loan to the Borrower on the Closing Date in a principal amount not to exceed its Commitment. Amounts paid or prepaid in respect of Loans may not be reborrowed.

Section 2.02         Loans.

(a)           Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitment.

(b)           Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)           Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Loan to be made on the Closing Date (i.e., the amount advanced to the Borrower on the Closing Date) shall be equal to 97.0% of the principal amount of such Loan (it being agreed that the full principal amount of each such Loan shall be the “initial” principal amount of such Loan and deemed outstanding on the Closing Date and the Borrower shall be obligated to repay 100% of the principal amount of each such Loan as provided hereunder).

Section 2.03         Borrowing Procedure.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, one Business Day before a proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The

Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

Section 2.04         Evidence of Debt; Repayment of Loans.

(a)           The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.11.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)           The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)           Any Lender may request that Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

Section 2.05         Fees.

(a)           The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Engagement Letter (the “Administrative Agent Fees”).

(b)           The Borrower agrees to pay to the Arrangers, for the account of each Lender, the upfront fees as separately agreed in a writing between the Borrower and the Arrangers (or its designated Affiliate) at the times and in the amounts specified therein.

(c)           All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the parties entitled thereto. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06         Interest on Loans.

(a)           Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days at all times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)           Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)           Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.07         Default Interest. (i) If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, or (ii) if any Event of Default under Article VII (other than paragraphs (b), (c), (g) or (h) thereunder) has occurred and is continuing and the Required Lenders so vote, then, in the case of clause (i) above, until such defaulted amount shall have been paid in full or, in the case of clause (ii) above, from the date such vote has been exercised by the Required Lenders and for so long as such Event of Default is continuing, to the extent permitted by law, all overdue amounts under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days at all times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum

Section 2.08         Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

Section 2.09         Termination of Commitments. The Commitments shall automatically terminate upon the making of the Loans on the Closing Date.

Section 2.10         Conversion and Continuation of Borrowing. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(a)           until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Closing Date), no ABR Borrowing may be converted into a Eurodollar Borrowing with an Interest Period in excess of one month;

(b)           each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(c)           if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(d)           each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(e)           if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(f)            any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(g)           any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(h)           no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings comprised of Loans with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Borrowings comprised of Loans would not be at least equal to the principal amount of Borrowings to be paid on such Repayment Date; and

(i)            upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as or converted to an ABR Borrowing.

Section 2.11         Repayment of Loans.

(a)           The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Loans (as adjusted from time to time pursuant to Sections 2.12 and 2.13(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount

December 31, 2014	$850,000.00
March 31, 2015	$850,000.00
June 30, 2015	$850,000.00
September 30, 2015	$850,000.00
December 31, 2015	$850,000.00
March 31, 2016	$850,000.00
June 30, 2016	$850,000.00
September 30, 2016	$850,000.00
December 31, 2016	$850,000.00
March 31, 2017	$850,000.00
June 30, 2017	$850,000.00
September 30, 2017	$850,000.00
December 31, 2017	$850,000.00
March 31, 2018	$850,000.00
June 30, 2018	$850,000.00
September 30, 2018	$850,000.00
December 31, 2018	$850,000.00
March 31, 2019	$850,000.00
June 30, 2019	$850,000.00
September 30, 2019	$850,000.00

(b)           To the extent not previously paid, all Loans shall be due and payable on the Maturity Date together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c)           All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

Section 2.12         Voluntary Prepayment.

(a)           Subject to the concurrent payment of the Applicable Premium, the Borrower may at any time and from time to time prepay any Borrowing, in whole or in part, upon at least three Business Days’

prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b)           Voluntary prepayments of Loans under Section 2.12(a) shall be applied in a manner determined by the Borrower.

(c)           Each notice of prepayment under Section 2.12(a) shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such prepayment is for all of the then outstanding Loans, then the Borrower may revoke such notice by written notice to the Administrative Agent no later than 12:00 (noon), New York City time, on the date of prepayment and/or extend the prepayment date by not more than five Business Days; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension. All prepayments under this Section 2.12 shall be subject to Section 2.16. All prepayments under this Section 2.12 shall be accompanied by the concurrent payment of the accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment and the Applicable Premium.

Section 2.13         Mandatory Prepayments.

(a)           Subject to the terms of the Intercreditor Agreement and to the extent not required to prepay or cash collateralize obligations under the First Lien Credit Agreement as in effect on the date hereof, on or prior to the third Business Day following receipt by the Borrower or any Restricted Subsidiary of Net Cash Proceeds of any Asset Sale or any Special Distribution, the Borrower shall:

(i)            in the case of the initial aggregate $200,000,000 of Net Cash Proceeds received from Asset Sales closed on or at any time after October 13, 2014 and Special Distributions received after the Closing Date, (x) offer to apply all or any portion of such Net Cash Proceeds and Special Distribution to the repayment of Loans as provided under Section 2.13(f) and/or (y) elect (by written notice to the Administrative Agent) to reinvest all or any portion of such amounts in Additional Assets; provided, that, the Borrower may not reinvest any such Net Cash Proceeds or Special Distribution unless:

(1)           in the case of any such Net Cash Proceeds (other than Net Cash Proceeds received from Asset Sales of Equity Interests of Eureka Hunter Holdings, LLC), the Proved Reserves Coverage Ratio is not less than 1.5 to 1.0 and the PDP Reserves Coverage Ratio is not less than 1.0 to 1.0 after giving effect to such Asset Sale;

(2)           in the case of any individual reinvestment or series of related reinvestments of $10,000,000 or more (other than Net Cash Proceeds received from Asset Sales of Equity Interests of Eureka Hunter Holdings, LLC), after giving effect to such reinvestment the Proved Reserves Coverage Ratio is not less than 1.5 to 1.0 and the PDP Reserves Coverage Ratio is not less than 1.0 to 1.0;

(3)           no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(4)           such reinvestment is consummated within 180 days after the receipt of such Net Cash Proceeds or Special Distribution (as certified by the Borrower in writing to the Administrative Agent) (it being understood that pending the final application of any such Net Cash Proceeds or Special Distribution, the Borrower or any Restricted Subsidiary may utilize such funds in any manner that is not prohibited under this Agreement); and

(ii)           in the case of Net Cash Proceeds from Asset Sales and Special Distributions received in excess of the initial $200,000,000, offer to apply 75% of such Net Cash Proceeds and Special Distribution to the repayment of Loans as provided in Section 2.13(f); and

(b)           In the event that the Borrower or any Restricted Subsidiary issues or incurs any Debt for borrowed money other than any cash proceeds from the incurrence of Debt permitted pursuant to Section 6.02, the Borrower shall substantially simultaneously with (and in any event not later than the Business Day immediately following) the receipt of such Net Cash Proceeds by such Loan Party or such Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans.

(c)           All prepayments of Borrowings under Sections 2.13(a) and (b) shall be accompanied by the concurrent payment of the accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment and, in the case of Section 2.13(b), the Applicable Premium.

(d)           Mandatory prepayments of Loans under this Agreement shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Loans under Section 2.11.

(e)           The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) at least three Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16.

(f)            Each offer to prepay Loans pursuant to Section 2.13(a) shall be an offer by the Borrower to all Lenders on a pro rata basis and shall include any amounts owing pursuant to Section 2.13(c).  Notwithstanding any other provision of this Section 2.13, each Lender shall have the right to reject its pro rata portion of any offer of prepayment, in which case, such amounts may be retained by the applicable Loan Party and used or applied by such Loan Party in any manner not prohibited by this Agreement (including Investments permitted hereunder). The Borrower shall provide Lenders a period of five Business Days to accept or reject the Borrower’s offer to prepay the Loans.  If a Lender accepts any such prepayment offer, such amounts shall be applied as set forth in clause (d) against such Lender’s pro rata portion of the remaining scheduled installments of principal due hereunder.

Section 2.14         Reserve Requirements; Change in Circumstances.

(a)           If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate); (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender  the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

Section 2.15         Change in Legality.

(a)           Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)            such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar

Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii)           such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)           For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

Section 2.16         Breakage.  The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

Section 2.17         Pro Rata Treatment.  Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders, and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

Section 2.18         Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any of its Affiliates (as to which the provisions of this Section 2.18 shall apply). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

Section 2.19         Payments.

(a)           The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. Any payments received by the Administrative Agent after that time on such due date (in the Administrative Agent’s sole discretion) shall be deemed to have been paid by the Borrower on the next succeeding Business Day for the purpose of calculating interest thereon.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)           Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 2.20         Taxes.

(a)           Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant

Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           The Loan Parties shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(e)(ii)(1), 2.20(e)(ii)(2) and 2.20(e)(ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing,

(1)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the

Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(2)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)          executed originals of IRS Form W-8ECI;

(III)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (as applicable); or

(IV)         to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(3)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c)           Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.  On or before the date that Credit Suisse AG, Cayman Islands Branch (or any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower properly and completed executed originals of either (i) IRS Form W-9, or (ii) such other documentation as will establish that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

(f)            Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g)           If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.

Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)           Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.  For purposes of this Section 2.20, the term “applicable law” includes FATCA.

Section 2.21         Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

(a)           In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender is a Non-Consenting Lender, or (v) any Lender is a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligation with respect to the Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any Applicable Premium and any amounts under Sections 2.14 and 2.16 and, if applicable, the prepayment fee pursuant to Section 2.12(b) (with such assignment being deemed to be a voluntary prepayment for purposes of determining the applicability of Section 2.12(b), such amount to be payable by the Borrower); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b)           If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

Section 2.22         Defaulting Lenders.

(a)           Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)           Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, provided that all amounts owing to the Borrower under “fourth” above have been paid to the Borrower, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Commitments.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)           If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Conditions Precedent

Section 3.01         Conditions of Lending.  The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions on the Closing Date:

(a)           (i) The Administrative Agent shall have received duly executed (and properly acknowledged where applicable) and delivered counterparts of each Loan Document in form, substance and date satisfactory to the Administrative Agent, (ii) in connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority (subject in priority only to Permitted Prior Liens), perfected Liens on the Minimum Collateral Amount based upon the most recent Reserve Report delivered pursuant to Section 3.01(h), and (iii) the Administrative Agent shall have received UCC financing statements (duly authorized) as the Administrative Agent may request to perfect the Liens granted pursuant to such Security Instruments.

(b)           The Administrative Agent shall have received (i) the financial statements referred to in Section 4.04(a) and (ii) GAAP unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower (subject to year-end adjustments and the absence of footnotes) for each subsequent fiscal quarter ended at least 60 days before the Closing Date, which financial statements shall not be materially inconsistent with the financial statements or forecasts provided previously to the Administrative Agent.

(c)           The Administrative Agent shall have received financial projections for the Borrower and its Subsidiaries for the remainder of the year 2014 and years 2015 and 2016, and a pro forma consolidated balance sheet and statements of income and cash flow of the Borrower as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to Section 3.01(b), prepared after giving effect to the incurrence of the Loans as if such Debt had been incurred as of such date (in the case of the balance sheet) or at the beginning of the period (in the case of such other financial statements), which financial statements shall not be materially inconsistent with the or forecasts provided previously to the Administrative Agent.

(d)           The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has (i) received all consents and approvals required by Section 4.03 and (ii) has no other Debt in respect of borrowed money, except as permitted by Section 6.02.

(e)           The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

(f)            The Administrative Agent shall have received appropriate lien, judgment and other customary UCC search certificates from the jurisdiction of incorporation or formation of each Loan Party.

(g)           The Administrative Agent shall have received the Reserve Reports of Cawley, Gillespie and Associates, Inc. evaluating the Loan Parties’ Proved Reserves as of December 31, 2013, and June 30, 2014, accompanied by a certificate covering the matters described in Section 5.12(d).

(h)           The Administrative Agent shall have received a certificate from the Financial Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions contemplated hereby, are solvent.

(i)            (i) No Default or Event of Default shall have occurred and be continuing or would result from the Borrowing on the Closing Date; (ii) no default or event of default under the First Lien Credit Agreement shall have occurred and be continuing or would result from the Borrowings on the Closing Date; (iii) no default or event of default under the Material Contract shall have occurred and be continuing or would result from the Borrowing on the Closing Date; and (iv) the Borrower shall be in compliance with Section 6.01(a) on the Closing Date after giving effect to all Borrowings and other incurrences of Debt on the Closing Date and the application of proceeds therefrom.

(j)            The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower (i) certifying the matters referenced in Section 3.01(i) and (ii) attaching true, correct and complete copies of all First Lien Loan Documents, duly executed by the parties thereto, which documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

(k)           The Administrative Agent shall have received the opinions of Bracewell & Giuliani LLP, special counsel to the Borrower, in form and substance acceptable to Administrative Agent.

(l)            The Administrative Agent shall have received the opinions of Wyatt, Tarrant & Combs, LLP, special Kentucky counsel to the Borrower, in form and substance acceptable to the Administrative Agent.

(m)          The Administrative Agent shall have received a certificate of insurance coverage of the Loan Parties evidencing that each of the Loan Parties is carrying insurance in accordance with Section 4.12.

(n)           The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Loan Party in its jurisdiction of organization.

(o)           The Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary or other authorized officer of each Loan Party setting forth (i) resolutions of its Board of Directors or similar governing authority with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party, to enter into the Transactions to which it is a party, (ii) the officers of such Loan Party (y) who are authorized to sign the Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Transactions, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws or similar organizational documents of such Loan Party, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(p)           The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments and the Guaranty consistent with the security documents securing the First Lien Facility.

(q)           The Lenders shall have received, to the extent previously requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(r)            All representations and warranties made by the Loan Parties under Article IV and in each other Loan Document shall be true and correct in all material respects (other than representations and warranties qualified as to materiality, which will be true and correct in all respects) on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they will be true and correct as of such earlier date and no Default shall have occurred or be continuing.

(s)            There shall not have occurred any event, change or condition since December 31, 2013, that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect on the business, assets, results of operations or financial condition of the Borrower and its Restricted Subsidiaries.

(t)            There shall be no litigation, governmental administrative or judicial action, actual, or to the knowledge of the Borrower, threatened, that would reasonably be expected to restrain or prevent the Transactions.

(u)           After giving effect to the Transactions, the Borrower and its Restricted Subsidiaries shall have outstanding no Debt or preferred stock other than (i) the Loans, (ii) loans outstanding under the First Lien Credit Agreement and (iii) the Debt or preferred stock permitted by Section 6.02.

(v)           The Administrative Agent and the Arrangers shall have received all Fees and other amounts due and payable on or prior to the Closing Date (or arrangements for the netting of such Fees and other amounts due and payable on the Closing Date shall have been made), including, to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented legal fees and all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(w)          The Borrower shall have obtained a public rating of the Credit Facility by each of S&P and Moody’s.

(x)           The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably request.

ARTICLE IV

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 4.01         Organization; Powers.  Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 4.02         Authority; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, limited liability company or limited partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of such Loan Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions).  Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.03         Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of any Loan Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by the Loan Documents or the First Lien Loan Documents).

Section 4.04         Financial Condition; No Material Adverse Change.

(a)           The Borrower has heretofore furnished to the Lenders its audited consolidated balance sheet and statement of income, stockholders equity and cash flows as of and for the fiscal years ended December 31, 2012 and December 31, 2013, all reported on by a firm of independent public accountants acceptable to the Administrative Agent.  Such audited financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b)           Since December 31, 2013, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and its Restricted Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

(c)           Except as set forth on Schedule 6.02 or in a certificate delivered pursuant to Section 5.01(c), neither the Borrower nor any Restricted Subsidiary has on the Closing Date any material Debt (including Disqualified Capital Stock) or any material contingent liabilities, off-balance sheet liabilities or partnerships, material liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments.

Section 4.05         Litigation.

(a)           As of the Closing Date, except as set forth on Schedule 4.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b)           Since the Closing Date, there has been no change in the status of the matters disclosed in Schedule 4.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 4.06         Environmental Matters.  Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to clauses (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect), to the knowledge of Borrower:

(a)           no Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

(b)           no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

(c)           all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d)           all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e)           the Borrower has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

(f)            to the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Borrower does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(g)           neither the Borrower nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

Section 4.07         Compliance with the Laws and Agreements; No Defaults.  Except as could not be reasonably be expected to have a Material Adverse Effect:

(a)           each of the Borrower and each Restricted Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(b)           neither the Borrower nor any Restricted Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Restricted Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Debt is outstanding or by which the Borrower or any Restricted Subsidiary or any of their Properties is bound; and

(c)           no Default has occurred and is continuing.

Section 4.08         Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 4.09         Taxes.  Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate.  No Lien relating to Taxes described in the first sentence of this Section 4.09 has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 4.10         ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of

Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of all such underfunded Plans.

Section 4.11         Disclosure; No Material Misstatements.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  To the knowledge of Borrower, taken as a whole, none of the Confidential Information Memorandum, the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  To the knowledge of Borrower there is no fact peculiar to the Borrower or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Restricted Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.  There are no statements or conclusions known to the Borrower in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 4.12         Insurance.  The Borrower has, and has caused all its Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Restricted Subsidiaries.  The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 4.13         Labor Matters.  As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened that are reasonably likely to impact the Borrower and its Restricted Subsidiaries material operations (taken as a whole). The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other material Federal, state, local or foreign law dealing with such matters. All material payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.

Section 4.14         Subsidiaries.  Schedule 4.14 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower (as such Schedule may be updated from time to time, including pursuant to a notice delivered in accordance with Section 5.01(i)).  As of the Closing Date there are no Unrestricted Subsidiaries other than the Subsidiaries set forth on Schedule 1.01.

Section 4.15         Location of Business and Offices.  The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of Delaware is Magnum Hunter Resources Corporation; and the organizational identification number of the Borrower in Delaware is 2758331 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 5.01(i) in accordance with Section 9.01).  Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization and organizational identification number in its jurisdiction of organization is stated on Schedule 4.14 (as such Schedule may be updated from time to time, including pursuant to a notice delivered in accordance with Section 5.01(i)).

Section 4.16         Properties; Titles, Etc.

(a)           Except as disclosed in Schedule 4.16, each of the Borrower and the Restricted Subsidiaries has good and defensible title to the proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report (excluding, to the extent this representation and warranty is deemed to be made after the Closing Date, any such Oil and Gas Properties sold or transferred in compliance with Section 6.11) and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 6.03.  After giving full effect to the Excepted Liens, the Borrower or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Property.

(b)           All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Effect.

(c)           The rights and Properties presently owned, leased or licensed by the Borrower and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

(d)           All of the material Properties of the Borrower and the Restricted Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)           The Borrower and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower and its Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 4.17         Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties.  Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) to the knowledge of Borrower,  none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties).  All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Restricted Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing that are operated by the Borrower or any of its Restricted Subsidiaries, in a manner consistent with the Borrower’s or its Restricted Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 4.17 could not reasonably be expect to have a Material Adverse Effect).

Section 4.18         Gas Imbalances, Prepayments.  As of the Closing Date, except as set forth on Schedule 4.18 or on the most recent certificate delivered pursuant to Section 5.12(d), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of the Restricted Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 500 mmcf equivalent in the aggregate.

Section 4.19         Marketing of Production.  Except for contracts listed and in effect on the Closing Date on Schedule 4.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or the Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the Closing Date.

Section 4.20         Hedging Agreements.  Schedule 4.20, as of the Closing Date, and after the Closing Date, each report required to be delivered by the Borrower pursuant to Section 5.01(d), sets forth, a true and complete list of all Hedging Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 4.21         Use of Proceeds.  The proceeds of the Loans shall be used to (a) repay amounts outstanding under the Borrower’s Existing Revolving Credit Facility, (b) pay transaction expenses and fees incurred in connection with the Transactions and (c) for working capital and general corporate purposes.  The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 4.22         Solvency.  Before and after giving effect to the Transactions, (a) the aggregate assets, at a fair valuation, of the Borrower and its Restricted Subsidiaries, taken as a whole, will exceed the aggregate Debt of the Borrower on a consolidated basis, as the Debt becomes absolute and matures, (b) none of the Borrower nor any Restricted Subsidiary will have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt as such Debt becomes absolute and matures and (c) none of the Borrower nor any Restricted Subsidiary will have (nor will have any reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 4.23         Sanctioned Persons; USA PATRIOT Act; FCPA.

(a)           None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(b)           The Borrower and each of the Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of (including any laws relating to terrorism, money laundering, embargoed persons or the USA PATRIOT Act), and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

(c)           The Borrower and each of the Subsidiaries is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C.§§ 78dd-1, et seq. (“FCPA”) and any foreign counterpart thereto applicable to the Borrower or such Subsidiary.  Neither the Borrower nor any of the Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or any Subsidiary or to any other Person.

Section 4.24         Security Instruments.

(a)           The Security Instruments, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Security Instruments) is delivered to the Collateral Agent (or the First Lien Agent as bailee for the Collateral Agent pursuant to the Intercreditor Agreement), the Lien created under Security Instruments shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 4.24(a), the Lien created under the Security Instruments will constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral to the extent that such Lien can be perfected by the filing of a financing statement (other than Intellectual Property, as defined in the Security Instruments), in each case subject to Liens expressly permitted by Section 6.03.

(b)           The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.24(b), the Mortgages shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.03.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 5.01         Financial Statements; Ratings Change; Other Information.  The Borrower will furnish to the Administrative Agent which shall furnish to each Lender:

(a)           Annual Financial Statements.  As soon as available, but in any event not later than the earlier of the date in each fiscal year on which the Borrower is required to file its Annual Report on form 10-K with the SEC (after giving effect to any extensions obtained by the Borrower) or 90 days after the end of each fiscal year of the Borrower, its audited consolidated (and, if there are any Unrestricted Subsidiaries, unaudited consolidating) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by a firm of independent public accountants proposed by Borrower and approved by the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.  If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, concurrently with the financial information required by this clause (a), the Borrower shall provide a reasonably detailed presentation of the consolidated financial position and results of operations of the Borrower and its Restricted Subsidiaries as of the end of and for such fiscal year which financial presentation shall exclude the financial position and results of operations of the Unrestricted Subsidiaries and be certified by a Financial Officer of the Borrower as fairly presenting in all material respects such consolidated financial position and results of operations as of the end of and for such fiscal year.

(b)           Quarterly Financial Statements.  As soon as available, but in any event not later than the earlier of each date in each fiscal year on which the Borrower is required to file a Quarterly Report on Form 10-Q with the SEC (after giving effect to any extensions obtained by the Borrower) or 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated (and, if there are any Unrestricted Subsidiaries, consolidating) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.  If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, concurrently with the financial information required by this clause (b), the Borrower shall provide a reasonably detailed presentation of the consolidated financial position and results of operations of the Borrower and its Restricted Subsidiaries as of the end of and for such fiscal quarter which financial presentation shall exclude the financial position and results of operations of the Unrestricted Subsidiaries and be certified by a Financial Officer of the Borrower as fairly presenting in all material respects such consolidated financial position and results of operations as of the end of and for such fiscal quarter.

(c)           Certificate of Financial Officer — Compliance.  Concurrently with any delivery of financial statements under Section 5.01(a) or Section 5.01(b), a certificate of a Financial Officer in substantially the form of Exhibit C hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)           Hedging Agreements.  Concurrently with the delivery of the financial statements under Section 5.01(a) and (b), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date a true and complete list of all Hedging Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 4.20, any margin required or supplied under any credit support document and the counterparty to each such agreement; provided that each such certificate furnished concurrently with the delivery of financial statements under Section 5.01(b) shall also include the calculations described in Section 6.18(a)(i).

(e)           Notice of Certain Dispositions.  (i) Prompt written notice, and in any event within five (5) Business Days, following the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event and (ii) prior written notice of any Disposition of any Oil and Gas Properties or any Equity Interests in any Restricted Subsidiary owning Oil and Gas Properties, in either case, having a Fair Market Value in excess of 5% of the Present Value of the Loan Parties’ Proved Reserves.

(f)            USA PATRIOT Act.  Promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(g)           Lender Conference Calls.  Concurrently with the distribution of the financial statements required under Sections 5.01(a) and (b), notice of the date and time of a conference call with Lenders to discuss such financial information, which conference calls the Borrower shall host not later than 10 Business Days after such distribution (provided that any conference call hosted by the Borrower which is generally available to holders of its debt or equity securities shall satisfy this condition).

(h)           Information Regarding the Loan Parties.  Prompt written notice (and in any event within five (5) Business Days prior thereto) of any change in any Loan Party’s corporate name, jurisdiction of organization, organizational identification number in such jurisdiction of organization or federal taxpayer identification number.

(i)            Production Report and Lease Operating Statements.  Within 45 days after the end of each calendar month, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(j)            Notices of Certain Changes.  Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any Restricted Subsidiary.

(k)           Other Requested Information.  Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents or notices required to be delivered pursuant to Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on “EDGAR”, the Borrower’s website on the Internet at www.magnumhunterresources.com or another website identified by the Borrower to the Administrative Agent and which is accessible by the Administrative Agent at no charge or (ii) on which such documents are delivered to the Administrative Agent.  Upon its receipt of any such documents or notices that are not posted to EDGAR or such a website, the Administrative Agent shall post such documents or notices to a website available to the Lenders and shall notify the Lenders of such posting.

Section 5.02         Notices of Material Events.  The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a)           the occurrence of any Default or Event of Default;

(b)           the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the

Lenders that, in either such case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e)           any Event of Default under and as defined in the First Lien Credit Agreement, any notice of an Event of Default delivered to the Borrower by the First Lien Agent or the First Lien Lenders thereunder, or the receipt by the First Lien Agent or such First Lien Lenders from any Loan Party of any notice of an Event of Default thereunder.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03         Existence; Conduct of Business.  The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.10.

Section 5.04         Payment of Obligations.  The Borrower will, and will cause each Restricted Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Restricted Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Borrower or any Restricted Subsidiary.

Section 5.05         Performance of Obligations under Loan Documents.  The Borrower will pay the Loans and the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Restricted Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 5.06         Operation and Maintenance of Properties.  Except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect, the Borrower, at its own expense, will, and will cause each Restricted Subsidiary to:

(a)           operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b)           keep and maintain all Property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material producing Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities;

(c)           promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and obligations accruing under the leases or other agreements affecting or pertaining to its proved producing Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder;

(d)           promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its proved producing Oil and Gas Properties and other material Properties;

(e)           operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements; and

(f)            to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 5.06.

Section 5.07         Insurance.  The Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 5.08         Books and Records; Inspection Rights.  The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested on an individual and aggregate basis.

Section 5.09         Compliance with Laws.  The Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.10         Environmental Matters.

(a)           The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Restricted Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower’s or its Restricted Subsidiaries’ Properties or any other Property to the extent caused by the Borrower’s or any of its Restricted Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Restricted Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Restricted Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; promptly commence and diligently prosecute to completion, and shall cause each Restricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower’s or its Restricted Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (iv) establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such reasonable procedures as may be necessary to assure that the Borrower’s and its Restricted Subsidiaries’ obligations under this Section 5.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)           The Borrower will promptly, but in no event later than five Business Days of the occurrence of a triggering event, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or its Restricted Subsidiaries or their Properties of which the Borrower has knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action could reasonably result in a Material Adverse Effect.

(c)           The Borrower will, and will cause each Restricted Subsidiary to, undertake reasonable environmental audits in connection with any future acquisitions of producing Oil and Gas Properties.

Section 5.11         Further Assurances.

(a)           The Borrower at its expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)           The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 5.12         Reserve Reports.

(a)           On or before April 1st and October 1st of each year, commencing April 1, 2015, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating all Oil and Gas Properties and interests owned by the Borrower and its Restricted Subsidiaries which have attributable to them Proved Reserves as of the immediately preceding January 1st and July 1st.  The Reserve Report as of January 1st of each year shall be prepared by one or more Approved Petroleum Engineers and the Reserve Report as of July 1st of each year shall be prepared by or under the supervision of the chief engineer of the Borrower.  In each case, the chief engineer of Borrower shall certify such Reserve Report is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report.

(b)           In the event that the Borrower shall furnish to the First Lien Agent a Reserve Report at any time other than those set forth in Section 5.12(a), the Borrower shall furnish the same to the Administrative Agent and shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report.

(c)           Each Reserve Report may be supplemented by all such other internal information as the Borrower or the Administrative Agent, acting reasonably, may request or deem appropriate, including without limitation sufficient internally prepared information to permit the Administrative Agent’s engineering consultants to prepare economic engineering evaluations covering the Oil and Gas Properties.

(d)           With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that to his knowledge, after reasonable investigation, in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time, (ii) the Borrower or its Subsidiaries owns good and defensible title to the Proved Reserves evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 6.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 4.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Borrower’s and its Subsidiaries’ Proved Reserves have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Proved Reserves sold and in such detail as reasonably required by the Administrative Agent and (v) attached thereto is a schedule of the Proved Reserves evaluated by such Reserve Report that are Mortgaged Properties.  Upon the request of the Administrative Agent, the Borrower shall attach to such certificate a list of all marketing agreements entered into subsequent to the later of the Closing Date or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 4.19 had such agreement been in effect on the Closing Date

Section 5.13         Title Information.  On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 5.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Proved Reserves evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered, satisfactory title information on at least the Minimum Collateral Amount.  Notwithstanding the foregoing, so long as (i) the First Lien Credit Agreement and the commitments thereunder are not terminated and (ii) the administrative agent under the First Lien Credit Agreement is an Approved RBL Administrative Agent, unless otherwise reasonably requested by the Administrative Agent, delivery to the Administrative Agent any title information pursuant to Section 8.13 of the First Lien Credit Agreement shall be deemed to satisfy the this clause (a).

Section 5.14         Additional Collateral.

(a)           In connection with the delivery of each Reserve Report, the Borrower shall deliver a list of current Mortgaged Properties (as described in Section 5.12(d)) to ascertain whether the Mortgaged Properties represent at least the Minimum Collateral Amount after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that the Mortgaged Properties do not represent at least the Minimum Collateral Amount, then within 30 days thereafter (or such later date as the Collateral Agent may agree in its reasonable discretion) the Borrower shall, or shall cause a Restricted Subsidiary to, grant to the Collateral Agent as security for the Obligations a perfected security interest and lien (subject in priority only to Permitted Prior Liens) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least the Minimum Collateral Amount.  All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

(b)           In the event that the Borrower or any Restricted Subsidiary grants a Lien on any property to secure any obligations under any First Lien Loan Document, the Borrower will, and will cause such Restricted Subsidiary to, contemporaneously therewith grant to the Collateral Agent to secure the Obligations a Lien on the same property pursuant to Security Instruments in form and substance satisfactory to the Collateral Agent.

(c)           In addition, from time to time, the Borrower will, at its cost and expense, secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate within 30 days of such designation (or such later date as the Collateral Agent may agree (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Restricted Subsidiaries (including real and other properties acquired subsequent to the Closing Date)); provided that, neither the Borrower nor any Restricted Subsidiary shall be required to take additional action with respect to assets specifically excluded from Collateral in the Security Instruments and assets which in the reasonable judgment of the Administrative Agent are of de minimis value or for which the cost of obtaining a perfected security interest outweighs the value thereof.  Such security interests and Liens will be created under the Security Instruments and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents (including legal opinions and lien searches but excluding title insurance) as the Collateral Agent shall reasonably request within such thirty-day period to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral

Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

Section 5.15         ERISA Compliance.  In addition to and without limiting the generality of Section 5.09, the Borrower shall and shall cause each of its Subsidiaries to (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans (as defined in ERISA), (b) not take any action or fail to take action the result of which could be (i) a liability to the PBGC (other than liability for PBGC premiums) or (ii) a past due liability to any Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or any tax under the Code, (d) operate each employee benefit plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code except to the extent such failure to comply could not reasonably be expected to have Material Adverse Effect and (e) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any employee benefit plan as may be reasonably requested by the Administrative Agent.

Section 5.16         Additional Guarantors.  Concurrently with the acquisition or formation of any Subsidiary (other than any Subsidiary designated an Unrestricted Subsidiary in accordance with the terms of this Agreement substantially concurrently with such acquisition or formation) and in any event not later than 30 days following such acquisition or formation, the Borrower shall cause to be delivered to the Administrative Agent (i) a Joinder Agreement executed by such Restricted Subsidiary and the direct owner of the Equity Interests of such Restricted Subsidiary, (ii) stock certificates or other instruments representing all the Equity Interests of such Restricted Subsidiary and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates or other instruments, or, if any Equity Interests pledged pursuant to such Security Agreement are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent in accordance with the UCC, (iii) all agreements, deeds of trust, mortgages, documents and instruments, including UCC Financing Statements (Form UCC-1), required by law or reasonably requested by the Administrative Agent to be executed, filed, registered or recorded to create or perfect the Liens on the Property of such Subsidiary (except to the extent not required under the Security Agreement), (iv) UCC searches, all dated reasonably close to the date of the Joinder Agreement and in form and substance satisfactory to the Administrative Agent, and evidence reasonably satisfactory to the Administrative Agent that any Liens indicated in such UCC searches are Excepted Liens or have been released, (v) the corporate resolutions or similar approval documents of such Restricted Subsidiary approving the execution and delivery of the Joinder Agreement and the performance of the Security Agreement and Guaranty by such Restricted Subsidiary, and (vi) a legal opinion reasonably acceptable to the Administrative Agent, opining favorably on the execution, delivery and enforceability of the Loan Documents to which such Restricted Subsidiary is a party, and the grant and perfection of the security interest or trust lien purported to be made or effected by any such Loan Document and otherwise being in form and substance reasonably satisfactory to the Administrative Agent and its counsel.  The Borrower shall cause any Subsidiary which Guarantees obligations under any First Lien Loan Document to contemporaneously become a Guarantor hereunder.

Section 5.17         OFAC; Anti-Corruption Laws.  Neither the Borrower nor any of its Restricted Subsidiaries (a) is an “enemy” or “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (b) is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any enabling legislation or executive order relating thereto or (iii) the USA PATRIOT Act, (c) is a Sanctioned Person (as hereinafter defined), (d) has more than 10% of its assets in Sanctioned Countries (as hereinafter defined) or

(e) derives more than 10% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any Loan will be used directly, or to the knowledge of the Borrower, indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.  As used herein, “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time and “Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available as http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.  The Borrower and its Restricted Subsidiaries, to their knowledge, are in compliance in all material respects with all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.

Section 5.18         Maintenance of Ratings.  The Borrower shall use commercially reasonable efforts to (i) cause the Credit Facility to be continuously rated by S&P and Moody’s and (ii) to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower.

Section 5.19         Material Contract.  The Borrower and its Restricted Subsidiaries shall perform and observe in all material respects all of the terms and provisions of the Material Contract to be performed or observed by it within any grace period applicable thereto and, in accordance with prudent business practices, enforce its rights under the Material Contract, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.20         Post-Closing Matters.  The Borrower will (a) deliver or cause to be delivered to the Administrative Agent each of the agreements, documents, instruments or certificates described on Schedule 5.20, all in form and substance reasonably satisfactory to Administrative Agent; (b) perform each of the actions described on Schedule 5.20 in a manner reasonably satisfactory to the Administrative Agent; and (c) cause all such matters described in clauses (a) and (b) to be completed within the time periods set forth opposite each such item or action on such Schedule 5.20 (in each case, unless otherwise agreed to by the Administrative Agent).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01         Financial Covenants.

(a)           The Borrower will not permit, as of the last day of any fiscal quarter commencing with the fiscal quarter ending December 31, 2014, (i) the Proved Reserves Coverage Ratio to be less than 1.5 to 1.0 or (ii) the PDP Reserves Coverage Ratio to be less than 1.0 to 1.0; and

(b)           The Borrower will not permit, as of the last day of any fiscal quarter commencing with the fiscal quarter ending March 31, 2016, the ratio of (i) the amount equal to the aggregate principal amount of all Secured Debt of the Borrower and the Restricted Subsidiaries as of such date minus up to $100,000,000 of the aggregate unencumbered balance sheet cash of the Borrower and the Restricted Subsidiaries as of such date to (ii) the EBITDAX of the Borrower and the Restricted Subsidiaries for the trailing four-quarter period then ended to exceed 2.50 to 1.0.

Section 6.02         Debt.  The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a)           the Loans or other Obligations arising under the Loan Documents;

(b)           obligations incurred under the First Lien Loan Documents, including obligations in respect of Cash Management Obligations as contemplated therein; provided that the aggregate principal amount of loans and the face amount of letters of credit incurred or issued under the First Lien Loan Documents do not exceed in aggregate the greater of (i) the sum of $50,000,000 and the aggregate principal amount of Loans repaid or prepaid pursuant to Sections 2.11, 2.12 and 2.13 (without duplication to any amounts incurred under clause (o)(ii) below), and (ii) an amount equal to 25% of the Loan Parties’ Adjusted Consolidated Net Tangible Assets as of the date of such incurrence; provided that in the case of clause (ii), after giving effect to such incurrence and the application of proceeds therefrom, aggregate Secured Debt shall not in any case exceed 25% of the Loan Parties’ Adjusted Consolidated Net Tangible Assets as of the date of such incurrence;

(c)           Debt of the Borrower and its Restricted Subsidiaries existing on the Closing Date that is reflected in the financial statements referred to in Section 4.04(a) and described on Schedule 6.02 and Permitted Refinancing Debt incurred to refinance, defease or discharge such Debt;

(d)           accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than 90 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(e)           Debt under Capital Leases and Debt to finance the acquisition, construction or improvement of any fixed or capital assets; provided that (i) such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Debt permitted by this Section 6.02(e) shall not exceed $10,000,000 at any time outstanding;

(f)            Debt associated with worker’s compensation claims, or in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, bid, surety or similar bonds or surety obligations required by Governmental Requirements or third parties in connection with the operation of the Oil and Gas Properties of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(g)           unsecured intercompany Debt between or among Loan Parties so long as such Debt is expressly subordinated in all respects to the Loans and other Obligations on terms set forth in the Guaranty; provided, that (i) any subsequent issuance or other Disposition of Equity Interests that results in any such Debt being held by a Person other than a Loan Party and (ii) any sale or other Disposition of any such Debt to a Person that is not a Loan Party, will be deemed, in each case, to constitute an incurrence of such Debt by such Loan Party, that was not permitted by this Section 6.02(g);

(h)           endorsements of negotiable instruments for collection in the ordinary course of business;

(i)            Debt arising under take-or-pay agreements or gas balancing agreements which do not give rise to liability in the aggregate on a consolidated basis for the Borrower in excess of $2,000,000 at any one time outstanding;

(j)            Debt incurred in the ordinary course of the Borrower’s business in respect of Hedging Agreements permitted under Section 6.18;

(k)           any obligation arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interest of a Restricted Subsidiary in a transaction permitted under this Agreement; provided that such obligation is not reflected as a liability on the face of the balance sheet of the Borrower or any Restricted Subsidiary;

(l)            obligations with respect to Series C, Series D and Series E preferred stock issued by the Borrower, so long as any dividends with respect thereto comply with the provisions of Section 6.04;

(m)          unsecured Guarantees by the Borrower or any Restricted Subsidiary of Debt of Alpha Hunter Drilling, LLC not exceeding $35,000,000 in the aggregate, which Debt shall be on terms and conditions reasonably satisfactory to the Administrative Agent and have terms and conditions no more restrictive than the terms and conditions set forth in this Agreement;

(n)           the Hall Houston Debt in an amount not to exceed $640,695 at any one time outstanding;

(o)           (i) the Senior Notes (including unsecured Guarantees in respect thereof) outstanding on the Closing Date, (ii) Permitted Additional Notes in an amount equal to the aggregate principal amount of Loans repaid or prepaid under Sections 2.11, 2.12 and 2.13 (without duplication to any amounts incurred under clause (b)(i) above) and (iii) all Permitted Refinancing Debt incurred to refinance, defease or discharge the Senior Notes or Permitted Additional Notes, if any; provided that in all cases the aggregate amount permitted to be outstanding at any time under this clause (o) shall not exceed $950,000,000;

(p)           (i) Guarantees by the Borrower and the Restricted Subsidiaries in respect of Debt permitted to be incurred pursuant to this Section 6.02; provided that if the Debt being guaranteed is subordinated to or pari passu with the Loans, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Debt guaranteed and (ii) unsecured guarantees by the Borrower or any Restricted Subsidiary at any one time outstanding not to exceed $2,000,000 in respect of Debt of any Unrestricted Subsidiary incurred in the ordinary course of business in connection with accounts payable which are not greater than 90 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; and

(q)           other Debt not to exceed $7,500,000 in aggregate principal amount at any one time outstanding.

Section 6.03         Liens.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)           Liens securing the payment of any Obligations;

(b)           Excepted Liens;

(c)           Liens securing Debt permitted by Section 6.02(e); provided that such Liens extend only to the property purchased and/or financed with the proceeds of such Debt;

(d)           Liens described on Schedule 6.03 and any renewals, replacements or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 6.02(c), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any refinancing, renewal or extension of the obligations secured or benefited thereby is permitted by Section 6.02(c);

(e)           Liens on Property not constituting collateral for the Obligations not otherwise permitted by the foregoing clauses of this Section 6.03; provided that the aggregate principal or face amount of all Debt secured under this clause (e) shall not exceed $500,000 at any time;

(f)            subject to the terms of the Intercreditor Agreement, Liens securing the “Obligations” (as defined in the First Lien Credit Agreement);

(g)           Liens securing Hedging Agreements permitted by Section 6.18;

(h)           a Lien on the Equity Interests in Eureka Hunter securing Non-Recourse Debt of Eureka Hunter or any of its Subsidiaries;

(i)            (i) leases and subleases of the properties of the Borrower or any Restricted Subsidiary granted to third parties, in each case, in the ordinary course of business and (ii) any interest of title of a lessor or sublessor under any leases entered into by the Borrower or its Subsidiaries in the ordinary course of business;

(j)            Liens attaching solely to cash earnest money deposits in connection with an Investment permitted by Section 6.05; and

(k)           Liens securing Debt permitted by Section 6.02(q); provided that the Debt secured by such Liens shall not exceed $5,000,000 at any one time outstanding.

Section 6.04         Restricted Payments.  The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except:

(a)           Restricted Subsidiaries may declare and pay Restricted Payments ratably with respect to their Equity Interests;

(b)           the Borrower may (i) declare and pay dividends in respect of its Equity Interests so long as such dividends (A) are in the form of Equity Interests (other than Disqualified Capital Stock) and (B) do not include cash or other Property of the Borrower not specified in the foregoing clause (A), and (ii) may pay cash in lieu of fractional shares in connection with any stock splits or reverse stock splits of the Borrower’s Equity Interests, up to a maximum of $500,000 during the term of this Agreement;

(c)           without limiting the dividends permitted by Section 6.04(b), the Borrower may declare and pay cash dividends on its Series C, Series D and Series E preferred stock permitted hereunder so long as (i) no Event of Default exists at the time of, or is caused by, such payment, and (ii) such dividends do not exceed $45,000,000 in the aggregate in any calendar year;

(d)           without limiting the dividends permitted by Section 6.04(b) above, the Borrower may (i) pay cash in lieu of issuing fractional shares of in connection with an exchange of outstanding preferred stock for newly issued preferred stock (other than Disqualified Capital Stock) or common equity and (ii) redeem its preferred stock with the proceeds of an issuance by the Borrower of common equity or preferred stock (other than Disqualified Capital Stock) so long as such redemption takes place as soon as reasonably practicable upon receipt of such proceeds (but, in any event, within six months of the date of issuance);

(e)           the Borrower may repurchase warrants, options or other rights entitling the holder thereof to purchase or acquire any Equity Interest in the Borrower for cash consideration in an amount not to exceed $100,000; and

(f)            the Borrower may (i) so long as no Event of Default is occurring, make payments to directors, officers, members of management, employees or consultants of the Borrower or any Restricted Subsidiary (or their transferees, estates or beneficiaries under their estates) upon their death, disability, retirement, severance or termination of employment or service for the acquisition by the Borrower from such Persons of Equity Interests in the Borrower or any Restricted Subsidiary; provided that the aggregate cash consideration paid for all such payments shall not exceed $500,000 in any calendar year, and (ii) make cashless repurchases of securities that are deemed to occur upon the exercise or vesting of options, rights or shares of stock held by directors, officers, members of management, employees or consultants of the Borrower or any Restricted Subsidiary to the extent such securities represent a portion of the exercise price of or withholding taxes attributable to such options, rights or shares.

Section 6.05         Investments, Loans and Advances.  The Borrower will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)           Investments existing on the Closing Date that are, in the case of Investments made prior to the date of the financial statements referred to in Section 4.04(a), reflected in the financial statements referred to in Section 4.04(a) and, in any event, described on Schedule 6.05;

(b)           accounts receivable arising in the ordinary course of business;

(c)           direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d)           commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s;

(e)           deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency);

(f)            deposits in money market funds investing exclusively in Investments described in Section 6.05(c), Section 6.05(d) or Section 6.05(e);

(g)           Investments made by the Borrower in or to any Restricted Subsidiary or by any Restricted Subsidiary in or to another Restricted Subsidiary;

(h)           subject to the limits in Section 6.06, Investments in direct ownership interests in additional Oil and Gas Properties, gas gathering, processing and transportation systems and all other assets contemplated by the permitted business of Borrower located within the geographic boundaries of the United States of America and Canada;

(i)            entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, excluding, however, Investments in other Persons; provided, however, that none of the foregoing shall involve the incurrence of any Debt not permitted by Section 6.02;

(j)            loans and advances to directors, officers and employees in connection with the acquisition of Equity Interests in the Borrower or any Restricted Subsidiary and loans and advances to directors, officers and employees permitted by applicable law not to exceed $500,000 in the aggregate at any time;

(k)           travel advances in the ordinary course of business;

(l)            repurchase agreements of a commercial bank in the United States or Canada if the commercial paper of such bank or of the bank holding company of which such bank is a wholly owned subsidiary is rated in the highest rating categories of S&P, Moody’s, or any other rating agency satisfactory to the Required Lenders, that are fully secured by securities described in Section 6.04;

(m)          Investments (other than Investments in GreenHunter Energy, Inc.) not to exceed $1,000,000 in the aggregate outstanding at any time;

(n)           Investments arising from the endorsement of financial instruments in the ordinary course of business;

(o)           Guarantees permitted under Section 6.02 and Guarantees by the Borrower of obligations of Restricted Subsidiaries incurred in the ordinary course of business and not in respect of Debt;

(p)           Investments by the Borrower or any Restricted Subsidiaries in Unrestricted Subsidiaries (other than Eureka Hunter Holdings, LLC or its Subsidiaries), not to exceed $15,000,000 in any calendar year;

(q)           Investments in Eureka Hunter Holdings, LLC (or another direct or indirect Subsidiary of Eureka Hunter Holdings, LLC), in an aggregate amount not to exceed in any calendar year the sum of (i) $20,000,000, (ii) Net Cash Proceeds from the issuance by the Borrower of common or preferred equity (other than Disqualified Stock) during such calendar year and (iii) Net Cash Proceeds received by the Borrower in connection with the sale of its Equity Interests in Eureka Hunter Holdings, LLC, so long as in the case of each of clauses (ii) and (iii), such proceeds are invested within 180 days after receipt thereof;

(r)            Investments in securities or other assets of trade creditors or customers in the ordinary course of business received in settlement or bona fide disputes or upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(s)            (i) Investments consisting of earnest money deposits in connection with an Investment otherwise permitted by this Section 6.05, and (ii) lease, utility or similar deposits in the ordinary course of business;

(t)            (i) Investments in Equity Interests in the Eureka MLP GP and the Eureka MLP acquired in connection with Dispositions made pursuant to Section 6.11(i) and (ii) Investments consisting of non-cash consideration received, to the extent permitted, in Dispositions permitted pursuant to Sections 6.11(b), (c), (d), (e) or (h).

Section 6.06         Nature of Business; International Operations.  The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business.  From and after the Closing Date, the Borrower and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries or territorial waters of the United States or Canada.

Section 6.07         Limitation on Leases.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $2,000,000 in any period of 12 consecutive calendar months during the life of such leases.

Section 6.08         Use of Proceeds

.  The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those specified in Section 4.21.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 6.09         Sale or Discount of Receivables.  Except for receivables obtained by the Borrower or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) to any other Person that is not the Borrower any of its notes receivable or accounts receivable.

Section 6.10         Mergers, Etc.  Neither the Borrower nor any Restricted Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”); provided that (a) any Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any Restricted Subsidiary (provided that such Restricted Subsidiary shall be the continuing or surviving Person) and (b) the Borrower and its Subsidiaries may consummate any Investment or disposition in compliance with Section 6.05 or Section 6.11, respectively.

Section 6.11         Sale of Assets.  The Borrower will not, and will not permit any Restricted Subsidiary to Dispose of any Property or interest therein whether by way of merger, casualty, condemnation, assignment, farm-out or Production Payment to any Person other than any Loan Party except for:

(a)           the sale of Hydrocarbons in the ordinary course of business;

(b)           farmouts, sales or other Dispositions of undeveloped acreage or Oil and Gas Properties with no associated Proved Reserves and assignments in connection with such transactions;

(c)           the sale or other Disposition of equipment in the ordinary course of business or that is no longer necessary for the business of the Borrower or such Restricted Subsidiary or is replaced by equipment of at least comparable value and use and the sale or other Disposition of assets that are obsolete or no longer necessary for the business of the Borrower or such Restricted Subsidiary;

(d)           the Disposition of any Property; provided that:

(1)           at least 75% of the consideration received in respect of such Disposition shall be cash and shall be applied to the extent required under Section 2.13(a);

(2)           the consideration received in respect of such Disposition shall be equal to or greater than the Fair Market Value of such Property, interest therein or the Restricted Subsidiary subject of such Disposition; and

(3)           if any such Disposition is of a Restricted Subsidiary, such sale or other Disposition shall include all the Equity Interests of such Restricted Subsidiary.

(e)           (i) Dispositions of other Property from time to time provided the aggregate Fair Market Value of all such Property Disposed in reliance on this clause (e)(i) does not exceed $1,000,000 during any six-month period and (ii) Dispositions of seismic, geologic or other data, licenses and similar rights or assets; and

(f)            Dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto;

(g)           Dispositions between or among Loan Parties;

(h)           Dispositions of Equity Interests in Unrestricted Subsidiaries (other than Eureka Hunter or any of its Subsidiaries) and Investments in other Persons in existence on the Closing Date; and

(i)            Dispositions of Equity Interests in Eureka Hunter Holdings, LLC in exchange for Equity Interests in the Eureka MLP GP and the Eureka MLP (including common units, subordinated units or incentive distribution rights).

Section 6.12         Environmental Matters.  The Borrower will not, and will not permit any Restricted Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Section 6.13         Transactions with Affiliates.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease, exchange or other Disposition of Property or the rendering of any service, with any Affiliate (other than the Loan Parties) other than:

(a)           transactions otherwise permitted under this Agreement;

(b)           transactions upon terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate;

(c)           reasonable and customary director, officer and employee compensation (including bonuses and severance) and other benefits (including retirement, health, stock option and other benefit plans and indemnification arrangements for the benefit of Borrower’s or any Subsidiary’s officers, directors and employees entered into in the ordinary course of business and in good faith or to the extent approved in good faith by the Board of Directors of the Borrower; or

(d)           (i) agreements entered into with one or more Unrestricted Subsidiaries, Eureka MLP or Eureka MLP GP in connection the public offering of securities by the Eureka MLP with respect to the operation, management and administration of the Eureka MLP and its Subsidiaries, including tax sharing agreements and the underwriting, offer and sale of securities in such offering that, in the good faith judgment of the Borrower’s Board of Directors, are on terms and conditions reasonably comparable to those in effect with other similarly situated publicly traded master limited partnerships or otherwise fair to the Borrower and the Restricted Subsidiaries, from a financial point of view, in each case, as such agreements are in effect on the date of closing of such public offering, (ii) any amendment, restatement, replacement or other modification of any of such agreements and (iii) any agreement entered into hereafter that is similar to any such agreements, so long as, in the case of clause (ii) or (iii), the terms of any such amendment, restatement, replacement or other modification or future agreement, taken as a whole, are no less advantageous to the Borrower and its Restricted Subsidiaries in any material respect than the agreement so amended, restated, replaced or modified or the similar such agreement, respectively, as determined in good faith by the Borrower.

Section 6.14         Subsidiaries.  The Borrower shall not, and shall not permit any Restricted Subsidiary to, create or acquire any additional Subsidiary unless the Borrower complies with Section 5.16.  The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Restricted Subsidiary except in compliance with Section 6.11.  Neither the Borrower nor any Restricted Subsidiary shall acquire or form any Foreign Subsidiaries, except Subsidiaries organized under Canadian law or Outback Shale Hunter Pty, Ltd., an Australian company.

Section 6.15         Subsidiary Obligations and Preferred Stock.  The Borrower will not and will not permit any of Restricted Subsidiary to issue preferred stock or create, incur or assume any Debt, except for preferred stock and Debt, in each case permitted under Section 6.02.

Section 6.16         Negative Pledge Agreements.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Loan Party from paying dividends or making distributions to any other Loan Party, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement or the Security Instruments, (b) any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license, (c) any contract, agreement or understanding creating Liens on Capital Leases or purchase money Debt permitted by Section 6.03(c) or Debt set forth on Schedule 6.02 (but in each case only to the extent related to the Property on which such Liens were created), (d) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition, (e) customary provisions with respect to the distribution of Property in joint venture agreements, (f) the documents evidencing the Senior Notes or (g) the First Lien Loan Documents as in effect on the Closing Date.

Section 6.17         Gas Imbalances, Take-or-Pay or Other Prepayments.  The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Restricted Subsidiary that would require the Borrower or such Restricted Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed 500 mmcf equivalent in the aggregate at all times except for such amounts that are covered by adequate reserves, which reserves (or the future cash flow therefrom) are excluded from the most recent Reserve Report.

Section 6.18         Hedging Agreements.

(a)           The Borrower will not, and will not permit any Restricted Subsidiary to, enter into or in any manner be liable on any Hedging Agreements with any Person other than:

(i)            Hedging Agreements entered into with the purpose and effect of fixing prices on oil, gas, and natural gas liquids expected to be produced by the Loan Parties, provided that all times:

(A)          Hedging Agreements in respect of crude oil (including natural gas liquids) or natural gas, in each case, (A) with a First Lien Lender Counterparty and (B) the notional volumes for which (when aggregated with other commodity Hedging Agreements in effect for the same periods as such Hedging Agreement, other than basis differential swaps on volumes already hedged pursuant to other Hedging Agreements) do not exceed, as of the date such Hedging Agreement is executed, for crude oil (including natural gas liquids) or natural gas, respectively, (1) 80% of the reasonably anticipated production of its Proved Reserves with respect to such commodity for each month during the period in which such Hedging Agreement is in effect, and (2) (x) 100% of the most recent production as provided in the report most recently delivered by the Borrower pursuant to Section 5.01(j) for any succeeding twenty-four month period; provided that, for any Hedging Agreement executed during the last quarter of any calendar year, such period shall be extended to December 31st of the second calendar year following execution of such Hedging Agreement and (y) 75% of the most recent production as provided in the report most recently delivered by the Borrower pursuant to Section 5.01(j) for any period beyond such twenty-four month period (or such extended period as provided in the foregoing proviso);

(B)          except for cash or letters of credit in an aggregate amount not to exceed  $2,000,000 or the Collateral under the First Lien Loan Documents, no such contract requires any Loan Party to put up money, assets, or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder, and

(C)          each such contract is entered into with an Approved Counterparty.

(ii)           Hedging Agreements in respect of interest rates as follows:  (A) Hedging Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Hedging Agreements of the Borrower and its Restricted Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 75% of the then outstanding principal amount of the Borrower’s fixed rate Debt for borrowed money and (B) Hedging Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Hedging Agreements of the Borrower and its Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate;

(iii)          Hedging Agreements with respect to which Debt is allowed pursuant to Section 6.02; and

(iv)          Hedging Agreements to hedge foreign exchange rate risks to which the Borrower or any of its Restricted Subsidiaries has actual exposure.

(b)           For purposes of this Section 6.18, purchases of put options or price floors or offsetting Hedging Agreements entered into for the purpose of unwinding an existing Hedging Agreement to maintain compliance with this Section 6.18 shall not be considered Hedging Agreements and shall not be prohibited by the terms hereof.

Section 6.19         Sale and Leaseback Transactions.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 6.20         Certain Amendments and Modifications; Other Debt.  The Borrower will not, and will not permit any Restricted Subsidiary to:

(a)           permit any waiver, supplement, modification, amendment, termination or release of the First Lien Loan Documents except to the extent not prohibited by the Intercreditor Agreement; or

(b)           permit any amendment of its organizational documents in a manner that would be adverse in any material respect to the Lenders.

ARTICLE VII

Events of Default; Remedies

Section 7.01         Events of Default.  One or more of the following events shall constitute an “Event of Default”:

(a)           the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)           any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made in any material respect;

(d)           the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(h), Section 5.01(l), Section 5.02, Section 5.03, Section 5.12, Section 5.15, Section 5.17, Section 5.20 or in Article VI (other than Section 6.02, Section 6.03 and Section 6.18);

(e)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.01(a), Section 7.01(b) or Section 7.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower or such Restricted Subsidiary otherwise becoming aware of such default;

(f)            the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt, when and as the same shall become due and payable if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity;

(g)           any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Restricted Subsidiary to make an offer in respect thereof; provided that in the case of a breach of a financial covenant in such Material Debt shall not result in an Event of Default under this clause (g) unless the holders of such Material Debt cause such Debt to become due prior to its scheduled maturity;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due;

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer has been notified, does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(l)            the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto (or in the case of the Intercreditor Agreement, against any other party thereto), or shall be repudiated, or cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Restricted Subsidiary or any of their Affiliates shall so state in writing;

(m)          an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

(n)           any Guarantee under the Guaranty for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guaranty (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents); or

(o)           a Change in Control shall occur.

Section 7.02         Remedies.

(a)           In the case of an Event of Default other than one described in Section 7.01(h), Section 7.01(i) or Section 7.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with the Applicable Premium and accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the Loan Documents), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 7.01(h), Section 7.01(i) or Section 7.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with the Applicable Premium and accrued interest thereon and all fees and the other obligations of the Borrower accrued hereunder and under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

(b)           In the case of the occurrence of an Event of Default, the Administrative Agent and the Collateral Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)           All proceeds realized from the liquidation or other Disposition of collateral or otherwise received after maturity of the Loans or the Notes, whether by acceleration or otherwise, shall be applied:  first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second, to accrued interest on the Loans; third, to fees; fourth, pro rata to principal outstanding on the Loans and Obligations referred to in clause (iii) of the definition of Obligations; fifth, to any other Obligations; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE VIII

The Administrative Agent

Section 8.01         Appointment and Authority.

Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Instruments and (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

Section 8.02         Rights as a Lender.  The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 8.03         Exculpatory Provisions.

(a)           No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (i) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (iii) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.

(b)           No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender.

(c)           No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Section 8.04         Reliance by Agent.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05         Delegation of Duties.  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the applicable Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 8.06         Resignation of Administrative Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Section 8.07         Non-Reliance on Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Section 8.08         No Other Duties.  Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents.  Without limitation of the foregoing, none of the Arrangers, the Co-Syndication Agents or the Co-Documentation Agents in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

ARTICLE IX

Miscellaneous

Section 9.01         Notices; Electronic Communications.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)            if to the Borrower, to it at Magnum Hunter Resources Corporation, 1046 Texan Trail, Grapevine, Texas 76051, Attention Joseph C. Daches (Fax No. 832-369-6992);

(ii)           if to the Administrative Agent, to Credit Suisse, Agency Manager, Eleven Madison Avenue, New York, NY 10010, Fax No. 212-322-2291, Email:  agency.loanops@credit-suisse.com;

(iii)          if the Collateral Agent, to Credit Suisse, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Attn: Loan Operations — Boutique Management, Telephone No: (212) 538-3525, Email: list.Ops-collateral@credit-suisse.com; and

(iv)          if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2) notification of changes in the terms of the Credit Facility and (3) all information delivered pursuant to Sections 5.01(a), (b) and (c).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.02         Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

Section 9.03         Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 9.04         Successors and Assigns.

(a)           Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)           Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of:

(i)            the Administrative Agent (not to be unreasonably withheld or delayed) and

(ii)           the Borrower (not to be unreasonably withheld or delayed); provided that (A) no consent of the Borrower shall be required if (1) such assignment is made in connection with the primary syndication of the Commitments and Loans, (2) such assignment is made by a Lender to another Lender, an Affiliate of such Lender or a Related Fund of such Lender or (3) a Default or Event of Default has occurred and is continuing, and (B) if the Borrower has not responded within five Business Days after the delivery of any request for a consent, such consent shall be deemed to have been given;

provided further, however, that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of

$3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable Tax forms.  Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c)           By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 4.04(a) or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)           The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)           Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable Tax forms, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)            Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons (each a “Participant”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest or fees on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing all or substantially all of the value of the Guarantees or all or substantially all of the Collateral).  To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided that such participating bank or other Person agrees to be subject to Sections 2.18 and 2.20 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)           Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h)           Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)            Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(j)            The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

(k)           Borrower Buybacks.  Notwithstanding anything in this Agreement to the contrary, any Lender may, at any time, assign all or a portion of its Loans on a non-pro rata basis to the Borrower in accordance with the procedures set forth on Exhibit L, pursuant to an offer made by the Borrower available to all Lenders on a pro rata basis (a “Dutch Auction”), subject to the following limitations:

(i)            the Borrower shall represent and warrant, as of the date of the launch of the Dutch Auction and on the date of any such assignment, that neither it, its Affiliates nor any of its respective directors or officers has any Excluded Information that has not been disclosed to the Lenders generally (other than to the extent any such Lender does not wish to receive material non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities) prior to such date;

(ii)           immediately and automatically, without any further action on the part of the Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Loans from a Lender to the Borrower, such Loans and all rights and obligations as a Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such assignment;

(iii)          the Borrower shall not use the proceeds of any Loans for any such assignment; and

(iv)          no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment.

Section 9.05         Expenses; Indemnity.

(a)           The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and the Collateral Agent, in connection with the syndication of the Credit Facility and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) including the reasonable and documented fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent and the Collateral Agent (and, if necessary, by a firm of local counsel in each appropriate jurisdiction and in the case of an actual conflict of interest, one additional firm of counsel to the affected Lenders) and (ii) all out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of counsel) incurred by the Arrangers, the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

(b)           The Borrower agrees to indemnify the Arrangers, the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facility), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates) or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available (a) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee and (b) to the extent arising from a proceeding not involving an act or omission by the Borrower or its Affiliates that is brought by an Indemnitee against any other Indemnitee (other than disputes involving claims against an Agent or an Arranger in its capacity as such).

(c)           To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of outstanding Loans (in each case, determined as if no Lender were a Defaulting Lender).

(d)           To the extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

(e)           The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.  All amounts due under this Section 9.05 shall be payable on written demand therefor.

Section 9.06         Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, Hedging Agreements with the Borrower or any Restricted Subsidiary) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Restricted Subsidiary against any of and all the obligations of the Borrower or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 9.07         Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) (IN EACH CASE, OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 9.08         Waivers; Amendment.

(a)           No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such scheduled payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or forgive the amount of, or extend the date for, payment of any Fees, any principal or interest of any Loan or any Applicable Premium of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release all or substantially all of the value of the Guarantees or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV, (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender or (vi) impose any additional restrictions on any Lender’s ability to assign any of its rights and obligations under Section 9.04 without prior written consent of each Lender, provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

(c)           The Administrative Agent and the Borrower may amend any Loan Document to correct administrative or immaterial errors or omissions, or to effect administrative changes that are not adverse to any Lender.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

Section 9.09         Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”) shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.10         Entire Agreement.  This Agreement, the Engagement Letter, the other Loan Documents and any written agreement regarding the payment of Fees constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12         Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13         Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.14         Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15         Jurisdiction; Consent to Service of Process.

(a)           The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b)           Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.16         Confidentiality.  Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (provided in the case of any subpoena or similar process, the Administrative Agent will endeavor to provide the Borrower reasonable advance notice thereof, to the extent permitted by law, to afford the Borrower an opportunity to limit or protest the disclosure), (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) on a confidential basis to (i) any rating agency in connection with rating the Borrower or any of its respective Subsidiaries or the facilities hereunder, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (iii) market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration, settlement and management of this Agreement and the Loan Documents, (g) with the consent of the Borrower or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16.  For the purposes of this Section, “Information” means all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Section 9.17         Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 9.18         USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

Section 9.19         Intercreditor Agreement.  Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto and (d) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement (including any and all amendments, amendments and restatements, modifications, supplements and acknowledgements thereto permitted hereby from time to time) as Collateral Agent and on behalf of such Lender, and by its acceptance of the benefits of the Security Instruments, hereby acknowledges and agrees to be bound by such provisions. Notwithstanding anything herein to the contrary, each Lender, the Administrative Agent and the Collateral Agent acknowledges that the Lien and security interest granted to the Collateral Agent pursuant to the Security Instruments and the exercise of any right or remedy by the Administrative Agent and/or the Collateral Agent thereunder, are subject to the provisions of the Intercreditor Agreement.  In the event of a conflict or any inconsistency between the terms of the Intercreditor Agreement and the Security Instruments, the terms of the Intercreditor Agreement shall prevail. The foregoing provisions are intended as an inducement to the First Lien Lenders to permit the incurrence of Obligations under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.

[Signatures Begin Next Page]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

MAGNUM HUNTER RESOURCES CORPORATION

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Credit Agreement

ADMINISTRATIVE AGENT AND COLLATERAL AGENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Samuel Miller
Name:	Samuel Miller
Title:	Authorized Signatory

Signature Page to Credit Agreement

LENDER

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Samuel Miller
Name:	Samuel Miller
Title:	Authorized Signatory

Signature Page to Credit Agreement

Schedule 2.01

COMMITMENTS

Name of Lender	Applicable Percentage	Commitment

Credit Suisse AG, Cayman Islands Branch	100%	$340,000,000.00

TOTAL	100%	$340,000,000.00

EXHIBIT A

FORM OF NOTE

$[ ]	, 201

FOR VALUE RECEIVED, MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay [                                  ] (the “Lender”) [                              ] DOLLARS ($[                        ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement referred to below, on the dates and in the amounts set forth in the Credit Agreement.  All capitalized terms used herein and not otherwise defined that are defined in the Credit Agreement have the meanings as defined in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of this Note outstanding from time to time from the date hereof until such principal amount is paid in full, at the place and at such interest rates as are specified in the Credit Agreement.

This Note is one of the Notes referred to in, and the Note and all provisions herein are entitled to the benefits and are subject to the terms of, the Second Lien Credit Agreement, dated as of October 22, 2014, among the Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and the lenders signatory thereto (including the Lender) (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The obligations of the Borrower hereunder are secured by the Security Instruments (subject to the limitations contained in the Security Instruments and the Credit Agreement).  The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

The Borrower waives grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate or acceleration, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto.

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE BORROWER WILL PROMPTLY MAKE AVAILABLE TO YOU INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. YOU SHOULD CONTACT MAGNUM HUNTER RESOURCES CORPORATION, 1046 TEXAN TRAIL, GRAPEVINE, TEXAS 76051, ATTENTION JOSEPH C. DACHES.

Exhibit A-1

This Note shall be governed by and construed under the laws of the State of New York and the applicable laws of the United States of America.

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit A-2

EXHIBIT B

FORM OF BORROWING REQUEST

[                            ], 201[  ]

Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Second Lien Credit Agreement dated as of October 22, 2014 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i)            Aggregate amount of the requested Borrowing is $[                        ];

(ii)           Date of such Borrowing is [                        ], 201[  ];

(iii)          Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv)          In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [                        ];

(viii)        Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.03 of the Credit Agreement, is as follows:

[	]

[	]

Exhibit B-1

The undersigned certifies that he/she is the [                        ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

FORM OF
COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [                        ] of Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  With reference to the Second Lien Credit Agreement dated as of October 22, 2014 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”), among the Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent and the lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified), to my knowledge after reasonable investigation:

(a)           The representations and warranties of the Borrower contained in ARTICLE IV of the Agreement and in the Loan Documents are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Required Lenders have expressly consented in writing to the contrary.

(b)           There exists no Default [or specify Default and describe].

(c)           Attached hereto as Exhibit A are reasonably detailed computations necessary to determine whether the Borrower is in compliance with Section 6.01 as of the end of the [fiscal quarter][fiscal year] ending [                        ].

(d)           No change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 of the Agreement [or specify change].

EXECUTED AND DELIVERED this [            ] day of [                        ], 201[  ].

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit C-1

FINANCIAL COVENANT CALCULATION WORKSHEET

($ in 000’s)

	Pro Forma Calculation	Covenant Requirement
Proved Reserves Coverage Ratio	x	> 1.5 to 1.0
PDP Reserves Coverage Ratio	x	> 1.0 to 1.0
Secured Debt to EBITDAX Ratio [to be included for the fiscal quarter ending March 31, 2016 and for each fiscal quarter ending thereafter]	x	< 2.5 to 1.0

Proved Reserves Coverage Ratio: calculated as of the fiscal quarter ended , 201

(i)            Present Value of the Loan Parties’ Proved Reserves as set forth in the most recently delivered Reserve Report (as adjusted to give pro forma effect to all Asset Sales and acquisitions completed since the date of such Reserve Report)

to
(ii) the Loan Parties’ aggregate Secured Debt as of the last day of the immediately preceding fiscal quarter.

PDP Reserves Coverage Ratio: calculated as of the fiscal quarter ended , 201

(i)            Present Value of the Loan Parties’ PDP Reserves as set forth in the most recently delivered Reserve Report (as adjusted to give pro forma effect to all Asset Sales and acquisitions completed since the date of such Reserve Report)

to
(ii) the Loan Parties’ aggregate Secured Debt as of the last day of the immediately preceding fiscal quarter.

Exhibit C-2

Secured Debt to EBITDAX Ratio(1):
(i) aggregate principal amount of all Secured Debt of the Borrower and the Restricted Subsidiaries as of such date minus
(ii) up to $100,000,000 of the aggregate amount of unencumbered balance sheet cash of the Borrower and the Restricted Subsidiaries as of such date to
(iii) EBITDAX of the Borrower and the Restricted Subsidiaries for the four quarter period then ended.

(1)  Commencing with the fiscal quarter ending March 31, 2016.

Exhibit C-3

EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

(See attached)

Exhibit D-1

Execution Version

INTERCREDITOR AGREEMENT

among

MAGNUM HUNTER RESOURCES CORPORATION,

the other Grantors party hereto,

BANK OF MONTREAL,
as Senior Representative,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as the Second Priority Representative,

dated as of October 22, 2014

INTERCREDITOR AGREEMENT dated as of October 22, 2014 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Company”), the other Grantors (as defined below) party hereto, BANK OF MONTREAL, as representative for the Senior Secured Parties (in such capacity and together with its successors in such capacity, the “Senior Representative”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as representative for the Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Second Priority Representative”).

R E C I T A L S

WHEREAS, the Company, as borrower, the Senior Representative, as administrative agent, and the various financial institutions party thereto as agents or lenders are parties to that certain Credit Agreement dated as of the date hereof (as amended, restated, extended, replaced, supplemented, modified or Refinanced, the “Senior Credit Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extended other financial accommodations to the Company, which are secured, along with certain Swap Agreements, on a first priority basis pursuant thereto;

WHEREAS, the Company, as borrower, the Second Priority Representative, as administrative agent and collateral agent and the various financial institutions and other entities parties thereto as agents or lenders are parties to that certain Second Lien Credit Agreement dated as of the date hereof (as amended, restated, extended, replaced, supplemented, modified or Refinanced, the “Second Priority Credit Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans to the Company which will be secured on a second priority basis pursuant thereto;

WHEREAS, the Company and the Grantors (as defined below) have granted to the Senior Representative security interests in the Collateral (as defined below) as security for payment and performance of the Senior Obligations (as defined below); and

WHEREAS, the Company and the other Grantors have granted to the Second Priority Representative junior security interests in the Collateral as security for payment and performance of the Second Priority Debt Obligations (as defined below), so that they may be secured on a junior priority basis by the same collateral that secures the obligations under the Senior Credit Agreement;

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Representative (for itself and on behalf of the Senior Secured Parties (as defined below)), the Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties (as defined below)), agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Certain Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Credit Agreement (as in effect on the date hereof) or in the UCC (it being understood that if any term is defined both under the Senior Credit Agreement and the UCC, the Senior Credit Agreement defined term shall be used absent manifest error).  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Cap Amount” means, at any time, the greater of (a) the sum of $50,000,000 and the aggregate principal amount of “Loans”, as such term is defined in the Second Priority Credit Agreement, repaid or prepaid pursuant to Sections 2.11, 2.12 and 2.13 of the Second Priority Credit Agreement (without duplication to any amounts incurred under Section 6.02(o)(ii) thereof), and (b) an amount equal to 25% of the Grantors’ Adjusted Consolidated Net Tangible Assets (as hereinafter defined), as of the date of such determination, less the aggregate principal amount of Secured Debt outstanding on the date of such determination (other than the aggregate principal amount of outstanding Debt under the Senior Facility).  For purposes of this Agreement, the term “Adjusted Consolidated Net Tangible Assets” shall have the meaning set forth in the Second Priority Credit Agreement, except that each component of such definition shall be calculated only on the date of the most recently delivered Reserve Report and on the date of any redetermination of the Borrowing Base as a result of a sale or other disposition pursuant to Section 9.11(d) of the Senior Credit Agreement.

“Collateral” means all of the property of the Grantors whether real, personal or mixed with respect to which a Lien is granted (or is required to be granted) pursuant to a Senior Collateral Document as security for the Senior Obligations.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

2

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge of Senior Obligations” means, except to the extent otherwise expressly provided in Section 5.06:

(a)           payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Debt outstanding under the Senior Debt Documents and constituting Senior Obligations;

(b)           payment in full in cash of all other Senior Obligations (including the Secured Swap Agreements, assuming their termination or novation on the date when the Discharge of Senior Obligations is to take place) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c)           termination or expiration of all commitments, if any, to extend credit that would constitute Senior Obligations; and

(d)           termination or cash collateralization (in an amount and manner reasonably satisfactory to the Senior Representative, but in no event greater than 105% of the aggregate undrawn face amount) of all Letters of Credit issued under the Senior Debt Documents and constituting Senior Obligations.

“Grantors” means the Company and any Subsidiary which has granted a security interest in any Collateral pursuant to any Collateral Document to secure any Senior Obligation.

“Guarantors” means the “Guarantors” as defined in the Senior Credit Agreement.

“Insolvency or Liquidation Proceeding” means:

(a)           any case commenced by or against the Company or any other Guarantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Guarantor or any similar case or proceeding relative to the Company or any other Guarantor or its creditors, as such, in each case whether or not voluntary;

(b)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)           any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Guarantor are determined and any payment or distribution is or may be made on account of such claims.

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“Letters of Credit” means “Letters of Credit” as defined in the Senior Credit Agreement or any similar term in any Senior Debt Document in respect of any Refinancing of the Senior Credit Agreement.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement or a financing lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.

“Loan Documents” means “Loan Documents” as defined in the Senior Credit Agreement or any similar term in any Senior Debt Document in respect of any Refinancing of the Senior Credit Agreement.

“New Senior Debt Notice” has the meaning assigned to such term in Section 5.06.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Permitted Delay” has the meaning assigned to such term in Section 3.01(a)(i).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Collateral and any payment or distribution made in respect of Collateral in a Bankruptcy Case and any amounts received by the Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Collateral pursuant to this Agreement.

“Purchase” has the meaning assigned to such term in Section 5.07(a).

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of a Debt Facility, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Debt or enter alternative financing arrangements, in exchange or replacement for such Debt Facility (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, through any credit agreement, indenture or other agreement.  “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the Senior Representative and the Second Priority Representative.

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“Reserve Report” means “Reserve Report” as defined in the Senior Credit Agreement on the date hereof.

“Second Priority Cap” means an amount equal to $350,000,000.

“Second Priority Collateral” means any “Collateral” or the assets encompassed by any equivalent term, in each case, as defined in any Second Priority Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien in granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the “Security Agreement” and the other “Security Instruments” each as defined in the Second Priority Credit Agreement or any similar term in any Second Priority Debt Document in respect of any Refinancing of the Second Priority Credit Agreement, and each of the collateral agreements, security agreements, mortgages, deeds of trust and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing Second Priority Collateral.

“Second Priority Credit Agreement” has the meaning assigned to such term in the recitals.

“Second Priority Debt Documents” means the Second Priority Credit Agreement and the “Loan Documents” as such term is defined in the Second Priority Credit Agreement or any similar term in any Second Priority Debt Document in respect of any Refinancing of the Second Priority Credit Agreement.

“Second Priority Debt Facility” means the Second Priority Credit Agreement and any Refinancing thereof.

“Second Priority Debt Obligations” means the “Obligations” as defined in the Second Priority Credit Agreement or any similar term in any Second Priority Debt Document in respect of any Refinancing of the Second Priority Credit Agreement, including any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding.

Notwithstanding the foregoing, if at any time the aggregate outstanding principal or face amount of all Second Priority Debt Obligations under the Second Priority Debt Facility secured by Collateral constituting principal from Loans is in excess of the Second Priority Cap, then only that portion of such principal not exceeding the Second Priority Cap shall be included in Second Priority Debt Obligations and interest with respect to any such principal shall also be excluded from Second Priority Debt Obligations.

“Second Priority Debt Parties” means the Agents or any Lender each as defined in the Second Priority Credit Agreement, together with the beneficiaries of each indemnification obligation undertaken by the Company or any other Guarantor under any related Second Priority Debt Documents and other Person holding Refinanced Debt in respect thereof (including Refinanced Debt of Refinanced Debt).

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“Second Priority Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Secured Swap Agreement” means a Swap Agreement that is secured under the terms of the Senior Debt Documents.

“Secured Swap Provider” means any Person that is the counterparty to the Company or any other Grantor pursuant to a Secured Swap Agreement.

“Senior Collateral Documents” means the “Security Agreement” and the other “Security Instruments” each as defined in the Senior Credit Agreement and each of the collateral agreements, security agreements, mortgages, deeds of trust and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Senior Debt Documents” means the Senior Credit Agreement and the other Loan Documents (including the documents and agreements in respect of any Refinancing thereof).

“Senior Facility” means the Senior Credit Agreement and any Refinancing thereof.

“Senior Obligations” means, subject to the next sentence, the “Obligations” as defined in the Senior Credit Agreement and any equivalent term in any Refinancing thereof.

Notwithstanding the foregoing, if at any time the aggregate outstanding principal or face amount of all Obligations under the Senior Facility secured by Collateral constituting principal from Loans and drawn Letters of Credit and the face amount of undrawn Letters of Credit (but excluding any obligations in respect of Cash Management Agreements and Secured Swap Agreements) is in excess of the Cap Amount, then only that portion of such principal and undrawn amount of such Letters of Credit as selected by the Senior Representative not exceeding the Cap Amount shall be included in Senior Obligations and interest and reimbursement obligations with respect to any such principal or undrawn amount of Letters of Credit excluded from Senior Obligations shall also be excluded from Senior Obligations until any such principal or undrawn amount of Letters of Credit is included in Secured Obligations; provided that (a) any Secured Obligations or portion thereof that is not in excess of the Cap Amount (as determined as of the time of the incurrence or issuance, as the case may be, of such Secured Obligations) shall continue to be included in the Senior Obligations notwithstanding any subsequent reduction in the Cap Amount and (b) any portion of any Secured Obligations that is in excess of the Cap Amount (as determined as of the time of the incurrence or issuance, as the case may be, of such Secured Obligations) shall be deemed not to be in excess of the Cap Amount for purposes of clause (a) if, on the date of a subsequently delivered Reserve Report, such portion would not be

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in excess of the Cap Amount (as determined on such date as if such date were an issuance or incurrence of such Secured Obligations).

“Senior Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Senior Secured Parties” means the “Secured Parties” as defined in the Senior Debt Documents and other Person holding Refinanced Debt in respect thereof (including Refinanced Debt of Refinanced Debt).

“Standstill Period” has the meaning assigned to such term in Section 3.01(a)(i).

“Subsidiary” means (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries and (b) any partnership of which the Company or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Company.

“Swap Agreements” means “Swap Agreement” as defined in the Senior Credit Agreement or any similar term in any Senior Debt Document in respect of any Refinancing of the Senior Credit Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (e) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all

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tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Collateral

SECTION 2.01.  Lien Subordination.  Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Collateral or of any Liens granted to the Senior Representative or any other Senior Secured Party on the Collateral (or any actual or alleged defect in any of the foregoing) or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, the Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility, hereby agrees that (a) any Lien on the Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of the Second Priority Representative, any Second Priority Debt Parties or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Obligations.  All Liens on the Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.  For the avoidance of doubt, the subordination provided for in this Agreement is lien subordination only and the Second Priority Debt Obligations are not subordinated in right of payment to the Senior Obligations.

SECTION 2.02.  Nature of Senior Secured Party Claims.  The Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representative or the Second Priority Debt Parties and without affecting the provisions hereof (it being understood, for avoidance of doubt, that any such increase is subject to the second paragraph of the definition of Senior Obligations to the extent applicable).  The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the

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Senior Obligations or the Second Priority Debt Obligations, or any portion thereof.  As between the Company and the other Grantors and the Second Priority Debt Parties or Senior Secured Parties, as the case may be, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Senior Debt Document or Second Priority Debt Document, as the case may be, with respect to the incurrence of additional Senior Obligations or Second Priority Debt, as the case may be.

SECTION 2.03.  Prohibition on Contesting Liens.  The Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of the Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Collateral, and the Senior Representative, for itself and on behalf of each Senior Secured Party under the Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral.  Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04.  No New Liens.  The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; (b) subject to Section 2.06, none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Senior Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Second Priority Debt Obligations; and (c) if any Second Priority Representative or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Debt Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Senior Representative as security for the Senior Obligations, shall assign such Lien to the Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Representative, shall be deemed to hold and have held such Lien for the benefit of the Senior Representative and the other Senior Secured Parties as security for the Senior Obligations.

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To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Representative and/or the Senior Secured Parties, the Representatives, on behalf of the Secured Parties of the Debt Facility for which it is acting, agree that any amounts received by or distributed to either of them pursuant to or as a result of Liens granted in contravention of this Section 2.04 shall be treated in the same manner as set forth in Section 4.02.

SECTION 2.05.  Perfection of Liens.  Except for the limited agreements of the Senior Representative pursuant to Section 5.05 hereof, neither the Senior Representative nor the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Priority Representative or the Second Priority Debt Parties.  The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representative, the Senior Secured Parties, the Second Priority Representative, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06.  Certain Cash Collateral.  Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Senior Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Senior Representative pursuant to Sections 2.08(j), 5.06 or 5.07 of the Senior Credit Agreement as in effect on the date hereof (or any equivalent successor provision) shall be applied as specified in the Senior Credit Agreement and will not constitute Collateral.

SECTION 2.07.  Similar Liens and Agreements.  Except as provided in Section 2.06, the Representatives, on behalf of the Secured Parties of the Debt Facility for which it is acting, agree that it is their intention that the Collateral securing each Debt Facility be identical.  In furtherance of the foregoing and of Section 8.11, the parties hereto agree, subject to the other provisions of this Agreement:

(a)           upon request by the Senior Representative or the Second Priority Representative Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Senior Loan Documents and the Second Priority Loan Documents; and

(b)           that the documents and agreements creating or evidencing the Collateral and guarantees for the Senior Obligations and the Second Priority Obligations, subject to Section 5.03, shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

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ARTICLE III

Enforcement

SECTION 3.01.  Exercise of Remedies.

(a)           So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor,

(i)            neither the Second Priority Representative nor any Second Priority Debt Party will (A) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, that, subject to extension as a result of any Permitted Delay, the Second Priority Representative may exercise any or all such rights (but not rights the exercise of which is otherwise prohibited by this Agreement including Article VI hereof) after a period (such period, as extended as a result of any Permitted Delay, the “Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice from the Second Priority Representative to the Senior Representative stating that (1) an Event of Default (as defined under the Second Priority Debt Documents) has occurred and is continuing thereunder, (2) the Second Priority Debt Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Second Priority Debt Documents, and (3) the Second Priority Representative intends to exercise its rights to take such actions, only so long as the Senior Representative or Senior Secured Parties are not then diligently pursuing their rights and remedies with respect to all or a material portion of the Collateral or diligently attempting to vacate any stay or prohibition against such exercise or the Company or any other Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding (any such period while the Senior Representatives or Senior Secured Parties are diligently pursuing such rights and remedies or making any such attempt or any such Grantor is a debtor, a “Permitted Delay”), (B) contest, protest or object to any foreclosure proceeding or action brought with respect to the Collateral by the Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Collateral under the Senior Debt Documents or otherwise in respect of the Senior Obligations, (C) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action during the Standstill Period or any other exercise of any rights or remedies relating to the Collateral in respect of Senior Obligations or (D) credit bid (it being understood, for the avoidance of doubt, that a credit bid which includes a cash portion sufficient to cause a Discharge of Senior Obligations will not be precluded), and

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(ii)           except as otherwise provided herein, the Senior Representative and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt, except that the Second Priority Debt Parties shall have the credit bidding rights set forth in Section 3.01(a)(i)(D)) and, in that connection, subject to Section 5.01, to make determinations regarding the release, disposition or restrictions with respect to the Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Second Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Second Priority Debt Obligations under the Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Collateral securing the Senior Obligations or the rights of the Senior Representative or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Collateral, (C) the Second Priority Representative and the Second Priority Debt Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04, (D) the Second Priority Representative may exercise the rights and remedies provided for in Article VI, (E) in any Insolvency or Liquidation Proceeding, any Second Priority Debt Party may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Debt Parties, including without limitation any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (F) in any Insolvency or Liquidation Proceeding, the Second Priority Debt Parties may vote on any plan of reorganization, but only to the extent consistent with the provisions hereof, and (G) the Second Priority Representative and the Second Priority Debt Parties may exercise any of their rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.01(a)(i).  In exercising rights and remedies with respect to the Collateral, the Senior Representative and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)           Until the expiration of the Standstill Period and subject to Section 4.02, the Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Collateral or any Proceeds of Collateral in connection with the exercise of any right or remedy (including setoff and recoupment) with respect to any Collateral in respect of Second Priority Debt Obligations until after the Discharge of Senior Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.01(a)(i), but then only to the extent the Second Priority Representative and Second Priority Debt Parties

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are permitted to retain the proceeds thereof in accordance with Section 4.02.  Without limiting the generality of the foregoing, unless and until the expiration of the Standstill Period has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a) and Section 6.03, the sole right of the Second Priority Representative and the Second Priority Debt Parties with respect to the Collateral is to hold a Lien on the Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)           Subject to the proviso in clause (ii) of Section 3.01(a) and Section 6.03, (i) the Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by the Senior Representative or any Senior Secured Party with respect to the Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representative or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d)           Until the expiration of the Standstill Period, the Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.  Following the Discharge of Senior Obligations, the Second Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representative, or for the taking of any other action authorized by the Second Priority Collateral Documents.

SECTION 3.02.  Cooperation.  Subject to the proviso in clause (ii) of Section 3.01(a), the Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations or the expiration of the Standstill Period has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representative upon the request of the Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

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SECTION 3.03.  Actions upon Breach.  Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief.  The Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility, hereby agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representative or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages.  Each Representative may demand specific performance of this Agreement.  Each Representative, on behalf of itself and on behalf of the Secured Parties of the Debt Facility for which it is acting, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by a Representative or any Secured Party.  No provision of this Agreement shall constitute or be deemed to constitute a waiver by a Representative, on behalf of itself and on behalf of the Secured Parties of the Debt Facility for which it is acting, of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

ARTICLE IV

Payments

SECTION 4.01.  Application of Proceeds.  After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies shall be applied by the Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred.  Upon the Discharge of Senior Obligations, the Senior Representative shall deliver promptly to the Second Priority Representative any Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02.  Payments Over.  Unless and until the Discharge of Senior Obligations has occurred, any Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Collateral shall be segregated and held in trust for the benefit of and promptly paid over to the Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.  The Senior Representative is hereby

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authorized to make any such endorsements as agent for each of the Second Priority Debt Parties. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01.  Releases.

(a)           The Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Collateral (including all or substantially all of the equity interests of any subsidiary of the Company) in connection with (i) the exercise of remedies in respect of Collateral or (ii) any sale, transfer or other disposition that is permitted under the Second Priority Debt Documents as in effect on the date hereof or subsequently permitted thereunder, the Liens granted to the Second Priority Representative and the Second Priority Debt Parties upon such Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Collateral to secure Senior Obligations; provided that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the Proceeds of the sale on the same basis of priority as the Liens on the Collateral securing the Senior Obligations rank to the Liens on the Collateral securing the Second Priority Debt Obligations pursuant to this Agreement.  Upon delivery to a Second Priority Representative of an Officer’s Certificate (as defined in Section 8.08) stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representative) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens.  Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under the Second Priority Debt Facility, to release the Liens on the Collateral as set forth in the relevant Second Priority Debt Documents.

(b)           Until the Discharge of the Senior Obligations, the Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Senior Representative and any officer or agent of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Senior Representative’s own name, from time to time in the Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

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(c)           Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Collateral to, (ii) to deliver or afford control over (to the extent only one party can have control of such Collateral) any item of Collateral to, or deposit any item of Collateral with, (iii) to register ownership of any item of Collateral in the name of or make an assignment of ownership of any Collateral or the rights thereunder, and (iv) to hold any item of Collateral in trust for (to the extent such item of Collateral cannot be held in trust for multiple parties under applicable law), in favor of, in any case, both the Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Representative.

SECTION 5.02.  Insurance and Condemnation Awards.  Unless and until the Discharge of Senior Obligations has occurred, the Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Collateral.  Unless and until the Discharge of Senior Obligations has occurred, all Proceeds of any such policy and any such award, if in respect of the Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any Proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such Proceeds over to the Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.03.  Amendments to Senior Collateral Documents and Second Priority Collateral Documents.

(a)           No Second Priority Collateral Document with respect to the Collateral may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement.  The Company agrees to deliver to the Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof.  The Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, agrees that each Second Priority Collateral Document with respect to the Collateral under the Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Senior Representative):

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“Notwithstanding anything herein to the contrary, (a) the liens and security interests granted to the Second Priority Representative pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Bank of Montreal, as administrative agent, pursuant to or in connection with the Fourth Amended and Restated Credit Agreement, dated as of October 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time), among the Company, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto and Bank of Montreal, as administrative agent, and (b) the exercise of any right or remedy by Credit Suisse AG, Cayman Islands Branch, as Second Priority Representative, hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of October 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of Montreal, as Senior Representative, Credit Suisse AG, Cayman Islands Branch, as Second Priority Representative, the Company and its subsidiaries party thereto.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b)           In the event that the Senior Representative or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representative, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Company or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Lien of the Second Priority Collateral Documents, except to the extent that a release of such Lien is permitted under Section 5.01(a) and provided that there is a corresponding release of the Lien securing the Senior Obligations, (B) imposing duties on the Second Priority Representative without its consent, (C) altering the terms of the Second Priority Debt Documents to permit other Liens on the Collateral not permitted under the terms of the Second Priority Debt Documents as in effect on the date hereof or Article VI hereof or (D) being prejudicial to the interests of the Second Priority Debt Parties to a greater extent than the Senior Secured Parties (other than by virtue of their relative priority and the rights and obligations hereunder) and (ii) written notice of such amendment, waiver or consent shall have been given to the Second Priority Representative within ten (10) Business Days after the effectiveness of such amendment, waiver or consent.  The Company agrees to deliver to the Second Priority Representative copies of (1) any amendments, supplements or other modifications to the Senior Collateral Documents with respect to the Collateral and (2) any new Senior Collateral Documents with respect to the Collateral promptly after effectiveness thereof.

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(c)           The Senior Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Senior Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Second Priority Representative or the Second Priority Debt Parties, all without affecting the Lien subordination or other provisions of this Agreement; provided that the holders of such Refinancing debt bind themselves in a writing addressed to the Second Priority Representative and the Second Priority Debt Parties to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not, without the consent of the Second Priority Representative:

(i)            increase (A) the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Senior Debt Facility or (B) a letter of credit, commitment, facility, utilization, upfront, original issue discount or similar fee so that the combined interest rate and fees are increased by more than 2.00% per annum in the aggregate at any level of pricing, but excluding increases resulting from (x) application of the pricing grid set forth in the Senior Credit Agreement as in effect on the date hereof or (y) the accrual of interest at the default rate); or

(ii)           modifies a covenant or event of default that directly restricts one or more Grantors from making payments under the Second Priority Loan Documents that would otherwise be permitted under the Senior Loan Documents as in effect on the date hereof.

(d)           Without the prior written consent of the Senior Representative, no Second Lien Loan Document may be Refinanced, amended, restated, supplemented or otherwise modified or entered into to the extent such Refinancing, amendment, restatement, supplement or modification, or the terms of any new Second Lien Loan Document, would:

(i)            increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Second Priority Debt Facility in a manner that would result in the total yield thereon to exceed by more than 2.00% per annum the total yield on Debt thereunder as in effect on the date hereof (excluding increases resulting from the accrual of interest at the default rate);

(ii)           modifies covenants, defaults, or events of default to make them materially more restrictive than in existence on the date hereof as to any Grantor, except for modifications to match changes made to the Senior Obligations so as to preserve, on substantially similar economic terms, any differential that exists on the date hereof between the covenants, defaults, or events of default in the Senior Loan Documents and the covenants, defaults, or events of default in the Senior Loan Documents; or

(iii)          accelerate any date upon which a scheduled payment of principal or interest is due, or otherwise decreases the weighted average life to maturity.

SECTION 5.04.  Rights as Unsecured Creditors.  Notwithstanding anything to the contrary in this Agreement, during an Event of Default (as defined under the Second Priority Debt Documents), the Second Priority Representative and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long

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as such rights and remedies do not violate any express provision of this Agreement.  Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Collateral.  In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.

SECTION 5.05.  Gratuitous Bailee for Perfection.

(a)           The Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, or of agents or bailees of such Person (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, the Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representative, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)           The rights of the Second Priority Representative and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c)           The Senior Representative and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representative or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Collateral, except as expressly set forth in this Section 5.05.  The duties or responsibilities of the Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(d)           The Senior Representative shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, hereby waives and releases the Senior Representative and the

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Senior Secured Parties from all claims and liabilities arising pursuant to the Senior Representative’s roles under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Collateral.

(e)           Following the Discharge of Senior Obligations, the Senior Representative shall, at the Grantors’ sole cost and expense, upon request (i) (A) deliver to the Second Priority Representative, to the extent that it is legally permitted to do so, all Collateral, including all Proceeds thereof, held or controlled by the Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, or (B) direct and deliver such Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Second Priority Representative is entitled to approve any awards granted in such proceeding.  The Company and the other Grantors shall take such further action at their expense as is required to effectuate the transfer contemplated hereby and shall indemnify the Senior Representative for loss or damage suffered by the Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith.  The Senior Representative has no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

(f)            Neither the Senior Representative nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to the Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06.  When Discharge of Senior Obligations Deemed To Not Have Occurred.  If, at any time after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary substantially concurrently enters into any Refinancing of any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and, from and after the date on which the New Senior Debt Notice is delivered to the Second Priority Representative in accordance with the next sentence, the obligations under such Refinancing of the Senior Loan Documents shall automatically be treated as Senior Obligations for all purposes of this Agreement, the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and the agent, representative or trustee for the holders of such Senior

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Obligations shall be the Senior Representative for all purposes of this Agreement.  Upon receipt of notice (the “New Senior Debt Notice”) of such incurrence (including the identity of the new Senior Representative), the Second Priority Representative shall promptly upon request (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of the Senior Representative contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (b) deliver to the Senior Representative, to the extent that it is legally permitted to do so, all Collateral, including all Proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and agree to amendments to any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a sole loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.  The new Senior Representative shall agree in writing addressed to the Second Priority Representative and the Second Priority Debt Parties to be bound by the terms of this Agreement.

SECTION 5.07.  Option to Repurchase.

(a)           Without prejudice to the enforcement of the Senior Secured Parties’ remedies, the Senior Secured Parties agree at any time following an acceleration of the Senior Obligations in accordance with the terms of the Senior Credit Agreement or the commencement of an Insolvency or Liquidation Proceeding involving the Company as debtor, the Senior Secured Parties will be deemed to have automatically offered the Second Priority Debt Parties the option to purchase (the “Purchase”) at par/face amount the entire aggregate amount of outstanding Senior Obligations (which includes principal, interest, fees, breakage costs, attorneys’ fees and expenses, and, in the case of any Secured Swap Agreements, on a per Secured Swap Provider basis, the positive amount that is payable by the Company or relevant Guarantor thereunder reflecting any unpaid amount then due or amount owing in connection with the termination (or early termination) on or prior to the date of the Purchase after giving effect to offset and netting arrangements in respect of such Secured Swap Provider, but which excludes any rights of the Senior Secured Parties with respect to indemnification and other obligations of the Company and Guarantors under the Senior Debt Documents that are expressly stated to survive the termination of the Senior Debt Documents).  For avoidance of doubt, any Senior Obligations which are not purchased will continue to constitute Senior Obligations hereunder and shall be secured in the same manner and subject to the same protections hereunder as existed immediately prior to the Purchase.  The Purchase shall be made without warranty or representation or recourse, on a pro rata basis across Senior Secured Parties.

(b)           In connection with the exercise of such option, the purchasing Second Priority Debt Parties shall furnish cash collateral to any relevant Senior Secured Party as it reasonably deems necessary to secure any such Senior Secured Party’s outstanding Letters of

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Credit (not to exceed 105% of the face amount of the aggregate undrawn face amount of such Letters of Credit).

(c)           The Second Priority Debt Parties shall irrevocably accept or reject such offer within ten (10) Business Days of the acceleration or Insolvency or Liquidation Proceeding, as applicable, and the parties shall endeavor to close promptly thereafter, but in no event later than twenty (20) Business Days after such acceleration or Insolvency or Liquidation Proceeding, as applicable.  If the Second Priority Debt Parties accept such offer, it shall be exercised pursuant to documentation mutually acceptable to the Senior Representative and the Second Priority Representative.  If the Second Priority Debt Parties reject such offer (or do not so irrevocably accept such offer within the required timeframe), the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

SECTION 5.08.  Payments in Excess of Cap Amount.  Upon an event of default under any Senior Debt Document and receipt of Collateral or Proceeds thereof in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Senior Secured Parties in an amount equal to the Senior Obligations, the Second Priority Representative shall assume the roles hereunder of the Senior Representative and all receipts of Collateral or Proceeds shall thereafter be applied to the Second Priority Debt up to an amount equal to the Second Priority Debt Obligations at which time the Senior Representative shall reassume such roles until the amount of Secured Obligations in excess of the Cap Amount is paid in full.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01.  Financing Issues.  Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then the Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, agrees that (except to the extent permitted by this Section 6.01 and so long as such cash collateral or DIP Financing is in an amount that does not exceed the sum of (1) the aggregate principal amount of Loans and drawn Letters of Credit and the face amount of undrawn Letters of Credit replaced or refinanced by any such DIP Financing and (2) 20% of the aggregate principal amount of Loans and drawn Letters of Credit and the face amount of undrawn Letters of Credit outstanding under the Senior Credit Agreement on the date of the commencement of such Insolvency or Liquidation Proceeding) it will raise no: (a) objection to and will not otherwise contest such sale, use or lease of such cash collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a), this Section 6.01, and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will

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be deemed hereunder to have subordinated) its Liens in the Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representative; (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations and the Collateral made by the Senior Representative or any other Senior Secured Party; (c) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Collateral or to exercise any rights under Section 1111(b) of Title 11 of the United States Code with respect to the Collateral; (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Collateral; or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of any of the Collateral for which the Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, (i) that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the Proceeds of the sale on the same basis of priority as the Liens on the Collateral securing the Senior Obligations rank to the Liens on the Collateral securing the Second Priority Debt Obligations pursuant to this Agreement, (ii) that Proceeds of such sale shall be applied to reduce the Senior Obligations, and (iii) Second Priority Debt Parties will not have been deemed to have waived the right to bid in cash in connection with the sale; notwithstanding the foregoing, the Second Priority Debt Parties may assert any objection to a sale or disposition of any Collateral that is consistent with the respective rights and obligations of the Senior Secured Parties and the Second Priority Debt Parties under this Agreement (without limiting the foregoing, Second Priority Debt Parties may not raise any objections based on rights afforded by Sections 363(e), (f) and (k) of the Bankruptcy Code to secured creditors or any comparable provision of any other Bankruptcy Law); provided however, that the foregoing shall not prevent the Second Priority Debt Parties from objecting to any DIP Financing relating to any provision or content of a plan of reorganization.  The Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, agrees that notice from the Company received two (2) Business Days prior to the entry of an order approving such usage of cash collateral or approving such DIP Financing shall be adequate notice.

SECTION 6.02.  Relief from the Automatic Stay.  Until the Discharge of Senior Obligations has occurred, the Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the Senior Representative.

SECTION 6.03.  Adequate Protection.  The Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, agrees that none of them shall (a) object, contest or support any other Person objecting to or contesting (i) any request by the Senior Representative or any Senior Secured Parties for adequate protection, (ii) any objection by the Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Representative’s or Senior

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Secured Party’s claiming a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts of the Senior Representative or any other Senior Secured Party under Section 506(b) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law or (b) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law.  Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (1) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, then the Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien on such additional collateral or superpriority claim, which Lien or superpriority claim is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (2) in the event any Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under the Second Priority Debt Facility, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral or superpriority claims (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement), then the Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, agrees that the Senior Representative shall also be granted (as applicable) a senior superpriority claim or senior Lien on such additional collateral as security for the Senior Obligations, and that any Lien on such additional collateral securing the Second Priority Debt Obligations or superpriority claim granted to the Second Priority Debt Parties shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties, or the superpriority claim granted to the Senior Secured Parties, as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.  Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current incurred fees and expenses and/or other cash payments, or otherwise with the consent of the Senior Representative, then the Second Priority Representative and the Second Priority Debt Parties may seek adequate protection in the form of payments in the amount of current incurred reasonable fees and expenses and/or other cash payments (as applicable), subject to the right of any of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Second Priority Debt Parties.  In addition, to the extent the Senior Secured Parties are awarded or otherwise granted an allowed claim in any Insolvency or Liquidation Proceeding with respect to post-petition interest, nothing herein shall prevent the Second Priority Debt Parties from seeking or otherwise asserting a claim for post-petition interest to the extent of the value of the Lien of the Second Priority Debt Parties on the Collateral (after taking into account the Senior Obligations).

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SECTION 6.04.  Preference Issues.  If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  The Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05.  Separate Grants of Security and Separate Classifications.  The Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then the Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made from the Collateral in respect of the Second Priority Debt Obligations, with the Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Senior Representative amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

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SECTION 6.06.  No Waivers of Rights of Senior Secured Parties.  Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07.  Application.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding.  The relative rights as to the Collateral and Proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.  All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08.  Other Matters.  To the extent that the Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law with respect to any of the Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility, agrees not to assert any such rights except as otherwise permitted herein without the prior written consent of the Senior Representative, provided that if requested by the Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representative, including any rights to payments in respect of such rights.

SECTION 6.09.  506(c) Claims.  Until the Discharge of Senior Obligations has occurred, the Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Collateral.

SECTION 6.10.  Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

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ARTICLE VII

Reliance; Etc.

SECTION 7.01.  Reliance.  The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement.  All loans and other extensions of credit made or deemed made on and after the date hereof by the Second Priority Debt Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement.  The Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on the Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement.  The Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Facility, acknowledges that it and such Senior Secured Parties have, independently and without reliance on the Second Priority Representative or other Second Priority Debt Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Senior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Senior Debt Documents or this Agreement.

SECTION 7.02.  No Warranties or Liability.  The Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility, acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility, acknowledges and agrees that neither the Second Priority Representative nor any other Second Priority Debt Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Priority Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon (except that it has agreed that the Liens of the Second Priority Representative on behalf of the Second Priority Debt Parties are subordinated to the Liens of the Senior Representative on behalf of the Senior Secured Parties).  The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representative and the Second Priority Debt Parties have in the Collateral or otherwise, except

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as otherwise provided in this Agreement.  The Second Priority Debt Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Second Priority Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Second Priority Debt Parties may manage their loans and extensions of credit without regard to any rights or interests that the Senior Representative and the Senior Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement.  Neither the Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with.  Except as permitted in this Agreement, neither the Second Priority Representative nor any other Second Priority Debt Party shall have any duty to the Senior Representative or any Senior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Senior Debt Documents), regardless of any knowledge thereof that they may have or be charged with.  Except as expressly set forth in this Agreement, the Senior Representative, the Senior Secured Parties, the Second Priority Representative and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03.  Obligations Unconditional.  All rights, interests, agreements and obligations of the Senior Representative, the Senior Secured Parties, the Second Priority Representative and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c)           any exchange of any security interest in any Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

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(e)           any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations, (ii) the Senior Representative or Senior Secured Party in respect of this Agreement, or (iii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01.  Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern.

SECTION 8.02.  Continuing Nature of this Agreement; Severability.  Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred.  This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representative or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon.  The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03.  Amendments; Waivers.

(a)           No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)           This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement expressly requires the Company’s consent or which increases the obligations or

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reduces the rights of the Company or any Grantor, shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

SECTION 8.04.  Information Concerning Financial Condition of the Company and the Subsidiaries.  The Senior Representative, the Senior Secured Parties, the Second Priority Representative and the Second Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations.  The Senior Representative, the Senior Debt Parties, the Second Priority Representative and the Second Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event that the Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representative, the Senior Secured Parties, the Second Priority Representative and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05.  Subrogation.  The Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06.  Application of Payments.  Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents.  Except as otherwise provided herein, the Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility, assents to any extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.  Except as otherwise provided herein, all payments received by the Second Priority Debt Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Second Priority Obligations as the Second Priority Debt Parties, in their sole discretion, deem appropriate, consistent with the terms of the Second Priority Debt Documents.  Except as otherwise provided herein, the Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Facility, assents to any such extension or postponement of the time of payment of the Second Priority

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Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Second Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07.  Additional Grantors.  The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I.  Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Second Priority Representative and the Senior Representative.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08.  Dealings with Grantors.  Upon any application or demand by the Company or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such Grantor, as appropriate, shall furnish to such Representative a certificate of a Responsible Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09.  Consent to Jurisdiction; Waivers.  Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.10 or by a procedure permitted under the relevant Senior Debt Document or Second Priority Debt Documents, as the case may be;

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(d)           agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.09 any special, exemplary, punitive or consequential damages.

SECTION 8.10.  Notices.  All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)           if to the Company or any Grantor, to the Company, at its address at: Magnum Hunter Resources Corporation, 1046 Texan Trail, Grapevine, Texas 76051, Attn: Joseph C. Daches, Fax: 832-369-6992;

(b)           if to the Second Priority Representative, to it at: Credit Suisse, Agency Manager, Eleven Madison Ave., New York, NY 10010, Fax: 212-322-2291, email: agency.loanops@credit-suisse.com; and

(c)           if to the Senior Representative, to it at: Bank of Montreal, 700 Louisiana Street, Suite 2100, Houston, Texas 77002, Attention: Gumaro Tijerina, Tel: 713-546-9744, Fax: 713-223-4007.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or, if agreed to, electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.  As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.11.  Further Assurances.  The Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, and the Second Priority Representative, on behalf of itself, and each Second Priority Debt Party under the Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.12.  GOVERNING LAW; WAIVER OF JURY TRIAL.

A.            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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B.            EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.13.  Binding on Successors and Assigns.  This Agreement shall be binding upon the Senior Representative, the Senior Secured Parties, the Second Priority Representative, the Second Priority Debt Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.14.  Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.15.  Counterparts.  This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.16.  Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.  The Senior Representative represents and warrants that this Agreement is binding upon the Senior Secured Parties.  The Second Priority Representative represents and warrants that this Agreement is binding upon the Second Priority Debt Parties.

SECTION 8.17.  No Third Party Beneficiaries; Successors and Assigns.  The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representative, the Senior Secured Parties, the Second Priority Representative and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

SECTION 8.18.  Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.19.  Representative Capacities.  It is understood and agreed that (a) the Senior Representative is entering into this Agreement in its capacity as administrative agent under the Senior Credit Agreement and the provisions of Article XI of the Senior Credit Agreement applicable to the Administrative Agent (as defined therein) thereunder shall also apply to the Senior Representative hereunder and (b) the Second Priority Representative is entering into this Agreement in its capacity as administrative agent and collateral agent under the Second Priority Credit Agreement and the provisions of Article VIII of the Second Priority Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Second Priority Representative hereunder.

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SECTION 8.20.  Relative Rights.  Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) except to the extent contemplated by Section 5.01(a), 5.01(c) or 5.03(b), amend, waive or otherwise modify the provisions of the Senior Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Debt Document or any Second Priority Debt Documents or (b) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

SECTION 8.21.  Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF MONTREAL,
as Senior Representative

By:
Gumaro Tijerina
Managing Director

[Signature Page Intercreditor Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Second Priority Representative

By:
Name:
Title:

By:
Name:
Title:

[Signature Page Intercreditor Agreement]

MAGNUM HUNTER RESOURCES CORPORATION

By:
Joseph. C. Daches
Chief Financial Officer

[OTHER LOAN PARTIES TO COME]

[Signature Page Intercreditor Agreement]

SUPPLEMENT NO.    dated as of                  , 201[  ] to the INTERCREDITOR AGREEMENT dated as of October 22, 2014 (the “Intercreditor Agreement”), among Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), certain subsidiaries of the Company (each a “Grantor”), Bank of Montreal, as Senior Representative and Credit Suisse AG, Cayman Islands Branch, as Second Priority Representative.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.            The Grantors have entered into the Intercreditor Agreement.  Pursuant to the Senior Credit Agreement and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Intercreditor Agreement.  Section 8.07 of the Intercreditor Agreement provides that such Subsidiaries may become party to the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Senior Credit Agreement and the Second Priority Debt Documents.

Accordingly, the New Grantor agrees as follows:

SECTION 1.  In accordance with Section 8.07 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder.  Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor.  The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Grantor represents and warrants to the Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor.  Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 8.10 of the Intercreditor Agreement.  All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Intercreditor Agreement.

SECTION 8.  The Company agrees to reimburse the Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Representative.

Annex I-2

IN WITNESS WHEREOF, the New Grantor, the Senior Representative and the Second Priority Representative have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Acknowledged by:

BANK OF MONTREAL, as Senior Representative

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Second Priority Representative

By:
Name:
Title:

By:
Name:
Title:

Annex I-3

EXHIBIT E-1

FORM OF SECURITY AGREEMENT

(See attached)

Exhibit E-1-1

EXECUTION VERSION

Notwithstanding anything herein to the contrary, (a) the liens and security interests granted to the Collateral Agent pursuant to this Security and Pledge Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Bank of Montreal, as administrative agent, pursuant to or in connection with the Fourth Amended and Restated Credit Agreement, dated as of October 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time), among Magnum Hunter Resources Corporation, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto and Bank of Montreal, as administrative agent, and (b) the exercise of any right or remedy by Credit Suisse AG, Cayman Islands Branch, as Second Priority Representative, hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of October 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of Montreal, as Senior Representative, Credit Suisse AG, Cayman Islands Branch, as “Second Priority Representative,” Magnum Hunter Resources Corporation and its subsidiaries party thereto.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Security and Pledge Agreement, the terms of the Intercreditor Agreement shall govern.

SECURITY AND PLEDGE AGREEMENT

dated as of

October 22, 2014

among

MAGNUM HUNTER RESOURCES CORPORATION,

THE DEBTORS PARTY HERETO

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent and Administrative Agent

5.02	Other Financing Statements and Liens	14
5.03	Reports	14
5.04	Adverse Claims	14
5.05	Prohibition of Certain Changes	14
5.06	Reserved	15
5.07	Collateral Held by Others	15
5.08	Records	15
5.09	Collection of Accounts	15
5.10	Disposition of Collateral	15
5.11	Protection of Intellectual Property	15
5.12	Special Provisions Relating to Certain Collateral	16

ARTICLE VI REMEDIES		18
6.01	Events of Default; Remedies	18
6.02	Deficiency	20
6.03	Private Sale	20
6.04	Application of Proceeds	21
6.05	Attorney-in-Fact	21
6.06	Expenses	21
6.07	Collateral Agent’s Right to Perform on Debtor’s Behalf	22
6.08	Custody and Preservation	22
6.09	Preservation of Rights	22
6.10	Rights of Secured Parties	22
6.11	No Marshalling	22
6.12	Remedies Cumulative	22

ARTICLE VII MISCELLANEOUS		23
7.01	Waivers of Rights Inhibiting Enforcement	23
7.02	Notices	23
7.03	Assignment	23
7.04	Successors and Assigns	24
7.05	Amendment and Waiver	24
7.06	No Implied Waiver	24
7.07	Severability	24
7.08	Entire Agreement	24
7.09	Execution in Counterparts	24
7.10	Governing Law	24
7.11	Headings	25
7.12	Interpretation	25
7.13	Waiver of Jury Trial	25
7.14	Survival, Etc.	25
7.15	Agents, Etc.	25
7.16	Limitation of Liability	25
7.17	Subrogation	25
7.18	Authority of the Collateral Agent	26
7.19	Inconsistencies with Credit Agreement	26

Annex 1	Copyright Collateral
Annex 2	Patent Collateral
Annex 3	Pledged Collateral
Annex 4	Trademark Collateral
Annex 5	Filing Offices
Annex 6	Chief Executive Office; Change of Name; Jurisdiction of Organization
Annex 7	Corporate Names; Prior Transactions
Annex 8	Locations of Records
Annex 9	Locations of Inventory and Equipment
Annex 10	Deposit Accounts
Annex 11	Securities Accounts and Commodity Accounts
Annex 12	Instruments and Tangible Chattel Paper
Annex 13	Electronic Chattel Paper
Annex 14	Letters of Credit
Annex 15	Commercial Tort Claims
Annex 16	Third Party Locations

Exhibit A	Copyright Security Agreement
Exhibit B	Patent Security Agreement
Exhibit C	Trademark Security Agreement

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) dated as of October 22, 2014, is by and among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (“Borrower”), the Guarantors from time to time party hereto (together with the Borrower, the “Debtors”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, acting through one or more of its branches or affiliates (“Credit Suisse”), not in its individual capacity, but solely as collateral agent for the Lenders and other Secured Parties (as such terms are defined herein) (in such capacity, together with its successors in such capacity, the “Collateral Agent”) pursuant to that certain Second Lien Credit Agreement dated as of October 22, 2014 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Credit Suisse, as administrative agent for the Lenders and other Secured Parties (in such capacity, the “Administrative Agent”), the Collateral Agent and the lenders from time to time party thereto (the “Lenders”).

RECITALS:

A.            Pursuant to the Credit Agreement, the Lenders have agreed to make loans to and other extensions of credit on behalf of the Borrower in a manner and upon the terms and conditions set forth therein.

B.            Pursuant to the Guaranty (as defined in the Credit Agreement), each Guarantor has agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, the punctual payment in full and performance when due, whether at stated maturity, as an installment, by prepayment or by demand, acceleration or otherwise, of all Obligations.

C.            The Debtors hereunder that are Subsidiaries of the Borrower will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend credit thereunder.

D.            It is a condition to the obligations of the Lenders and the Collateral Agent under the Credit Agreement that the Debtors shall have entered into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01        Definitions.  Capitalized terms not otherwise defined herein have the respective meanings assigned to them in the Credit Agreement.  All terms used herein that are not defined herein or in the Credit Agreement and are defined in the UCC have the meanings therein stated.  In addition, the following terms have the following meanings under this Agreement:

“Accounts” means all accounts (as defined in the UCC) and all general intangibles (including payment intangibles and software) (as defined in the UCC) of any Debtor constituting any right to the payment of money, whether or not earned by performance, including all moneys due and to become due to any Debtor in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, tax refunds, insurance refund claims and other insurance claims and proceeds, tort claims, securities and other investment property, rights to proceeds of letters of credit, letter-of-credit rights, supporting obligations of every nature and any guarantee of any of the foregoing.

“Administrative Agent” has the meaning set forth in the introductory paragraph to this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Collateral” has the meaning assigned to such term in Section 2.01.

“Contracts” means, collectively, with respect to each Debtor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Debtor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” means (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9.104 of the UCC, (ii) in the case of any certificated security, uncertificated security or security entitlement, “control,” as such term is defined in Section 8.106 of the UCC and (iii) in the case of any commodity contract, “control,” as such term is defined in Section 9.106 of the UCC.

“Copyright Collateral” means all copyrights of any Debtor, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Debtor’s rights, titles and interests in and to all copyrights registered in the United States Copyright Office (the “U.S. Copyright Office”) or anywhere else in the world, including without limitation those copyrights referred to in Annex 1, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by such Debtor.

“Copyright Security Agreement” means an agreement substantially in the form annexed hereto as Exhibit A.

“Credit Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Deposit Accounts” means, collectively, with respect to each Debtor, (i) all “deposit accounts” as such term is defined in the UCC and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts described in clause (i) of this definition.

“Documents” means all “documents” (as defined in the UCC) or other receipts covering, evidencing or representing Inventory or Equipment.

“Equipment” means, with respect to each Debtor, all “equipment” (as defined in the UCC) and all other goods of such Debtor that are used or acquired for use in its business, including all spare parts and related supplies, all goods obtained by such Debtor in exchange for any such goods, all substances, if any, commingled with or added to those goods and all upgrades and other improvements to those goods, in each case to the extent not constituting Inventory.

“Excluded Accounts” means any Deposit Account containing payroll, employee benefits, tax or trust funds.

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“Excluded Collateral” has the meaning set forth in Section 2.01 of this Agreement.

“General Intangibles” means all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by any Debtor, including (i) all obligations or indebtedness owing to any Debtor (other than Accounts) from whatever source arising, (ii) all Intellectual Property and goodwill, (iii) all Governmental Approvals, (iv) all rights or claims in respect of refunds for taxes paid, (v) all Contracts and (vi) to the extent permitted by applicable law, all rights in respect of any pension plan or similar arrangement maintained for employees of any Debtor.

“Governmental Approval” means (i) any authorization, consent, approval, license, waiver or exemption, by or with; (ii) any required notice to; (iii) any declaration of or with; or (iv) any required registration by or with, or any other action or deemed action by or on behalf of, any Governmental Authority.

“Instruments” means all “instruments”, “chattel paper” (whether tangible or electronic) or “letters of credit” (each as defined in the UCC) of any Debtor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any Account, including promissory notes, drafts, bills of exchange and trade acceptances now owned or hereafter acquired and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the Instruments.

“Intellectual Property” means all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Debtor with respect to any of the foregoing, in each case whether now or hereafter owned or used, including the contracts, licenses, or other agreements with respect to the Copyright Collateral, Patent Collateral or the Trademark Collateral listed in Annex 2; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; and (f) all causes of action, claims and warranties now or hereafter owned or acquired by any Debtor in respect of any of the items listed above.

“Intellectual Property Security Agreements” means any Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of October 22, 2014, among Bank of Montreal, as Senior Representative, Credit Suisse AG, Cayman Islands Branch, as Second Priority Representative, the Borrower and its subsidiaries party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Inventory” means all inventory (as defined in the UCC) and all other goods of any Debtor held for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates) or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by any Debtor in exchange for such goods, all products made or processed from such goods and all substances, if any, commingled therewith or added to such goods.

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“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account (in each case, as defined in the UCC), excluding, however, the Pledged Collateral.

“Patent Collateral” means all Patents now owned or hereafter acquired by any Debtor, including each Patent identified in Annex 2.

“Patents” means, collectively, (i) all patents and patent applications, including the inventions and improvements described and claimed therein, and all patentable inventions, (ii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and (iii) all rights, licenses and goodwill, now existing or hereafter coming into existence, (A) to all income, profits, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past, present or future infringements thereof, (B) to sue for past, present and future infringements thereof, and (C) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Patent Security Agreement” means an agreement substantially in the form annexed hereto as Exhibit B.

“Permitted Liens” means Liens permitted by Section 6.03 of the Credit Agreement.

“Pledged Collateral” means all of the Equity Interests issued to any Debtor (including, without limitation, each of the Equity Interests (whether such Equity Interests are securities or general intangibles under the UCC) identified from time to time on Annex 3 hereto) and the certificates or other instruments representing any of the foregoing and any interest of a Debtor in the entries on the books of any securities intermediary pertaining thereto (the “Pledged Shares”), and all dividends, distributions, returns of capital, cash, warrants, options, rights, instruments, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the stockholders, partners, members or other owners thereof and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares.

“Proceeds” has the meaning assigned to such term in the UCC, including all proceeds of insurance and all condemnation awards and all other compensation for any casualty event with respect to all or any part of the Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other Collateral.

“Records” has the meaning assigned to such term in Section 4.05.

“Rogersville Plant” means the gas processing plant to be acquired by any Debtor from Eureka Hunter Holdings, LLC or its Subsidiaries located in Hawkins County, Tennessee.

“Secured Obligations” means all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise, including all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Collateral Agent or any other Secured Party in connection with any (a) suit or proceeding relating to or arising out of the performance by such Secured Party of any of the agreements contained in any of the Contracts, or (b) exercise of its rights or remedies hereunder, in each case, pursuant to the terms of this Agreement.

“Secured Parties” means, collectively, (a) the Administrative Agent, (b) the Collateral Agent, and (c) the Lenders.

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“Security Interest” means the security interest in the Collateral granted by Debtors under this Agreement.

“Senior Representative” has the meaning ascribed thereto in the Intercreditor Agreement.

“Trademark Collateral” means all Trademarks now owned or hereafter acquired by any Debtor including each Trademark Collateral identified in Annex 4.  Notwithstanding the foregoing, Trademark Collateral shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means, collectively, (i) all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, (ii) all renewals of trademark and service mark registrations, and (iii) all rights (A) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) with respect to any of the foregoing, (B) to sue for all past, present and future infringements thereof, and (C) otherwise accruing under or pertaining to any of the foregoing, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Trademark Security Agreement” means an agreement substantially in the form annexed hereto as Exhibit C.

“UCC” means the Uniform Commercial Code as now or hereafter adopted and in effect in the State of New York; provided that if, by reason of mandatory provisions of applicable law, the perfection or the effect of perfection or non-perfection of any Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

1.02        Interpretation.  The principles of interpretation set out in Section 1.04 of the Credit Agreement shall apply equally to this Agreement mutatis mutandis.

ARTICLE II

COLLATERAL

2.01        Grant of Security Interest.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Debtor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of such Debtor’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired by such Debtor and whether now existing or hereafter coming into existence and wherever located (collectively, the “Collateral”):

(a)           all Accounts;

(b)           all Deposit Accounts;

(c)           all Documents;

(d)           all Equipment;

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(e)           all General Intangibles;

(f)            all Governmental Approvals;

(g)           all Instruments;

(h)           all Inventory;

(i)            all Investment Property;

(j)            all Pledged Collateral;

(k)           all rights, claims and benefits of such Debtor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Debtor, including any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

(l)            all other tangible and intangible personal property and fixtures of such Debtor, including all cash, products, rents, revenues, issues, profits, royalties, income, benefits, commercial tort claims (including without limitation those described on Annex 15 attached hereto from time to time) letter-of-credit rights, supporting obligations, accessions to, substitutions and replacements for any and all of the foregoing, any indemnity, warranty or guarantee payable by any reason of loss or damage to or otherwise with respect to any of the foregoing, and all causes of action, claims and warranties now or hereafter held by such Debtor in respect of any of the items listed above;

(m)          all books, correspondence, credit files, records, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Debtor or any computer bureau or service company from time to time acting for such Debtor; and

(n)           all Proceeds of the collateral described in the foregoing clauses (a) through (m).

Notwithstanding anything herein to the contrary, Debtors do not grant a security interest in, and the Collateral shall not include the rights or interests of any Debtor in (1) any Collateral including, without limitation, any Governmental Approval or Contract to which such Debtor is a party or any of its rights or interests thereunder, or any Equipment or Intellectual Property, to the extent, but only to the extent, that such a grant is prohibited by reason of (A) an applicable law or regulation to which such Debtor is subject or (B) an existing and enforceable negative pledge or anti-assignment provision (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity), provided, that immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Debtor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (2) any Excluded Account; (3) any Equity Interests of any Unrestricted Subsidiary of or joint venture owned by a Debtor; (4) any of the outstanding voting Equity Interests of any Foreign Subsidiary (other than any Guarantor) in excess of 65% of such voting Equity Interests to the extent the pledge of any greater percentage would result in adverse tax consequences to the Borrower; and (5) the Rogersville Plant (any such items described in clauses (1) through (5) above shall be referred to herein as “Excluded Collateral”); provided, however, that “Excluded Collateral” shall not include the right to receive any Proceeds arising therefrom or any Proceeds, substitutions or replacements of any Excluded Collateral (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Collateral).

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2.02        Termination of Security Interests.   This Agreement and the Security Interests shall terminate and all rights to the Collateral shall revert to the Debtors when (i) all outstanding Secured Obligations shall have been paid in full and (ii) all Commitments under the Credit Agreement shall have expired or been terminated in accordance with the terms thereof.  Upon such termination, the Collateral Agent shall (at the written request and expense of the Borrower) promptly cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the applicable Debtor and to be released and cancelled all licenses and rights referred to in Section 5.12(b)(i).  The Collateral Agent shall also (at the written request and expense of the Borrower) promptly execute and deliver to the Borrower upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the Borrower to effect the termination and release of the Security Interests on the Collateral.

2.03        Partial Release of Collateral.  Upon the disposition of any Collateral in accordance with the Credit Agreement, the Collateral Agent shall, upon the written request of (and at the sole cost and expense of) the Borrower, promptly execute and deliver to the Borrower such UCC termination statements and such other documentation as the Borrower may reasonably request to effect the termination and release of its Liens on the applicable Collateral.

2.04        Security Interest Absolute.  To the maximum extent permitted by applicable law, the rights and remedies of the Collateral Agent hereunder, the Liens created hereby, and the obligations of the Debtors under this Agreement are absolute, irrevocable and unconditional and will remain in full force and effect without regard to, and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination pursuant to Section 2.02 or partial release pursuant to Section 2.03), including:

(a)           any renewal, extension, amendment, or modification of, or addition or supplement to or deletion from, any of the Loan Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b)           any waiver of, consent to or departure from, extension, indulgence or other action or inaction under or in respect of any of the Secured Obligations, this Agreement, any other Loan Document or other instrument or agreement relating thereto, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Secured Obligations, this Agreement, any other Loan Document or any such other instrument or agreement relating thereto;

(c)           any furnishing of any additional security for the Secured Obligations or any part thereof to the Collateral Agent or any other Person or any acceptance thereof by the Collateral Agent or any other Person or any substitution, sale, exchange, release, surrender or realization of or upon any such security by the Collateral Agent or any other Person or the failure to create, preserve, validate, perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Collateral Agent or any other Secured Party;

(d)           any invalidity, irregularity or unenforceability of all or any part of the Secured Obligations, any Loan Document or any other agreement or instrument relating thereto or any security therefor;

(e)           the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof; or

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(f)            any other event or circumstance whatsoever that might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section 2.04 that the obligations of the Debtors hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

2.05        Joinder of Additional Guarantors.  Upon the execution and delivery of a Joinder Agreement by any Subsidiary that is required to be a Guarantor pursuant to Section 5.16 of the Credit Agreement, such Subsidiary shall constitute a “Debtor” for all purposes hereunder with the same force and effect as if originally named as a Debtor herein.  The execution and delivery of such Joinder Agreement shall not require the consent of any Debtor hereunder.  The rights and obligations of each Debtor shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Agreement.

2.06        Limit of Liability.  Notwithstanding the foregoing, the Security Interest shall be limited to the extent necessary so that any Debtor’s obligations hereunder would not be subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

2.07        Reinstatement.  This Agreement and the Liens created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of any Debtor in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any fraudulent conveyance, proceedings in bankruptcy or reorganization or otherwise.  EACH DEBTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE UNDER THIS SECTION 2.07 IN ACCORDANCE WITH SECTION 9.05 OF THE CREDIT AGREEMENT.

ARTICLE III

PERFECTION OF SECURITY INTEREST

3.01        Perfection.  Prior to or concurrently with the execution and delivery of this Agreement (but subject to Section 5.20 of the Credit Agreement), Debtors shall:

(a)           file or cause to be filed such financing statements and other documents in such offices as shall be necessary or as the Collateral Agent may reasonably request to perfect and establish the priority (subject only to Permitted Liens) of the Security Interest;

(b)           subject to Section 3.04 hereof, deliver to the Collateral Agent (or to the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent (or the Senior Representative, as applicable) may reasonably request;

(c)           deliver to the Collateral Agent (or to the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) any and all certificates in any Debtor’s physical possession (or in any Debtor’s secured creditors’ physical possession to whom such certificates have been delivered in pledge) evidencing Investment Property included in the Collateral or any Pledged Collateral, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent (or the Senior Representative, as applicable) may reasonably request;

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(d)           cause the Collateral Agent to be listed as a lienholder on all certificates of title or ownership relating to Equipment owned by Debtors and deliver to the Collateral Agent (or to the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) originals of all such certificates of title or ownership for the Equipment;

(e)           deliver to the Collateral Agent a Deposit Account Control Agreement, executed by the applicable Debtor and the financial institution maintaining such Deposit Account, with respect to each Deposit Account included in the Collateral other than Deposit Accounts with amounts not in excess of $400,000 in the aggregate, when combined with amounts in all Deposit Accounts included in the Collateral and owned by the Debtors and not subject to an effective Deposit Account Control Agreement;

(f)            with respect to any uncertificated security included in the Collateral, cause the Security Interest to be recorded on the equityholder register or on the books of the issuer of such uncertificated security and cause such issuer to execute and deliver to the Collateral Agent an acknowledgement of the Security Interest pursuant to which the issuer agrees to comply with instructions (subject to the applicable provisions of the Intercreditor Agreement) originated by the Collateral Agent without further consent by such Debtor; and

(g)           take all such other actions as shall be necessary or as the Collateral Agent may reasonably request to perfect and establish the priority (subject only to Permitted Liens) of the Security Interest.

Additionally, each Debtor hereby authorizes the Collateral Agent to prepare, execute, deliver, file and/or record any financing statement (including any fixture filing), continuation statement, amendment or other document that may be necessary or desirable (in the reasonable judgment of the Collateral Agent): (i) to create, preserve, perfect or validate the Security Interest; or (ii) to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such Security Interest.  Each Debtor hereby authorizes the Collateral Agent to file any financing statement describing the Collateral as “all assets” or “all of the Debtor’s personal property”, notwithstanding that such wording may be broader in scope than the Collateral described in this Agreement.  The Debtors shall pay the costs of, or incidental to, any recording or filing of any such financing or continuation statement, amendment or other document or otherwise arising out of or in connection with the execution and delivery of this Agreement.

3.02        Perfection of Additional Collateral.  Each Debtor shall:

(a)           subject to Section 3.04, upon the acquisition after the date hereof by such Debtor of any Instrument in an aggregate principal amount in excess of $100,000, promptly deliver to the Collateral Agent (or to the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) all such Instruments, endorsed and/or accompanied by instruments of assignment and transfer in such form and substance as the Collateral Agent (or the Senior Representative, as applicable) may reasonably request;

(b)           upon the acquisition of any certificated securities representing Investment Property or Pledged Collateral which are to be physically possessed by a Debtor, promptly deliver to the Collateral Agent (or to the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) all such certificated securities, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank in such form and substance as the Collateral Agent (or the Senior Representative, as applicable) may reasonably request and deliver a written supplement to Annex 3 hereto to Collateral Agent within three (3) Business Days of such acquisition;

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(c)           upon the acquisition of any uncertificated securities included in the Collateral, use commercially reasonable efforts to cause the Security Interest to be recorded on the equityholder register or the books of the issuer of such uncertificated securities and use commercially reasonable efforts to cause such issuer to execute and deliver to the Collateral Agent an acknowledgement of the Security Interest pursuant to which the issuer agrees to comply with instructions originated by the Collateral Agent without further consent by such Debtor;

(d)           reserved;

(e)           deliver to the Collateral Agent a Deposit Account Control Agreement, executed by the Debtor and the financial institution maintaining such Deposit Account, with respect to any Deposit Account opened or acquired by any Debtor after the date hereof, other than (i) Deposit Accounts with amounts not in excess of $400,000 in the aggregate, when combined with amounts in all Deposit Accounts included in the Collateral and owned by the Debtors and not subject to an effective Deposit Account Control Agreement and (ii) any Excluded Account;

(f)            deliver to the Collateral Agent a securities account control agreement in form and substance reasonably satisfactory to Collateral Agent with respect to any securities account or securities entitlement opened after the date hereof, executed by such Debtor and the securities intermediary maintaining such securities account and pursuant to which Collateral Agent (or Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) shall obtain Control over such securities account or securities entitlement; and

(g)           furnish to the Collateral Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, within 45 days after the end of each calendar quarter) statements and schedules further identifying and describing the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Patent Collateral and the Trademark Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

3.03        Intellectual Property Filings.  Upon the request of the Collateral Agent, each Debtor will sign and deliver to the Collateral Agent any Intellectual Property Security Agreement necessary to grant Security Interests in any Intellectual Property owned by it at such time that is registered or for which an application for registration is pending in the United States Patent and Trademark Office or United States Copyright Office.  Each Debtor shall promptly make all Intellectual Property filings necessary to perfect the Security Interests in such Intellectual Property.  Each Debtor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file all Intellectual Property Security Agreements required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until the Collateral is released pursuant to Section 2.02 or Section 2.03.

3.04        Instruments.  So long as no Event of Default shall have occurred and be continuing, each Debtor may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business, and the Collateral Agent shall, promptly upon request and at the expense of any Debtor, make appropriate arrangements for making any Instrument pledged by such Debtor and held by the Collateral Agent available to such Debtor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document).

3.05        Further Assurances.  Each Debtor shall, from time to time, at its sole expense, promptly execute, deliver, file and record all further agreements, assignments, instruments, documents

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and certificates and take all further action that may be necessary, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interest in the Collateral or to enable the Collateral Agent to obtain the full benefits of the Security Instruments (including the delivery of possession to Collateral Agent (or to the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) of any Collateral that hereafter comes into existence or is acquired in the future by the Collateral Agent as pledgee for the benefit of the Secured Parties), or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies thereunder with respect to any of such Collateral.

3.06        Use of Collateral.  So long as no Event of Default shall have occurred and be continuing, except as otherwise provided herein or in the Credit Agreement, each Debtor shall be entitled to use and possess the Collateral and to exercise its rights, title and interest in all Contracts and Governmental Approvals subject to the rights, remedies, powers and privileges of the Collateral Agent under Article VI and to such use, possession or exercise not otherwise constituting an Event of Default.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Debtor represents and warrants to the Secured Parties as follows:

4.01        Security Instruments.

(a)           This Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on the Collateral and, (i) when UCC financing statements in appropriate form are filed in the offices specified on Annex 5 and (ii) upon the taking of possession or Control by the Collateral Agent (or by the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) of the Collateral with respect to which a security interest may be perfected only by possession or Control (which possession or Control shall be given to the Collateral Agent (or to the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) to the extent possession or Control by the Collateral Agent is required by this Agreement), the Lien created by this Agreement shall constitute a fully perfected Lien on all right, title and interest of the Debtors in the Collateral, to the extent such Lien can be created and perfected under the UCC, in each case subject to no Liens other than Permitted Liens.

(b)           When an Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office or the United States Copyright Office, the Lien created by this Agreement shall constitute a perfected Lien on all right, title and interest of the applicable Debtor thereunder in the Intellectual Property owned by it at such time which is registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, subject to no Liens other than Permitted Liens.

(c)           Each Security Instrument delivered pursuant to Section 3.01, 5.14 or 5.16, as applicable, of the Credit Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Debtors’ right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law, or upon the taking of possession or Control by the Collateral Agent (or by the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) of Collateral with respect to which a security interest may be perfected

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only by possession or Control, the Lien created by such Security Document will constitute a fully perfected Lien on all right, title and interest of the Debtors in such Collateral, in each case subject to no Liens other than Permitted Liens.

4.02        Title.  Each Debtor is the sole legal and beneficial owner of all Collateral in which it purports to grant a Lien pursuant to this Agreement, and such Collateral is free and clear of all Liens other than Permitted Liens.  To the extent the Security Interest can be created and perfected under the UCC, the Security Interests have attached and upon the filing of the financing statements and the taking of possession or Control by the Collateral Agent (or by the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) of Collateral which may be perfected only by possession or Control, will constitute, under the UCC, perfected security interests in all such Collateral prior to all other Liens (other than Permitted Liens).  No currently effective financing statement or other instrument similar in effect is on file in any recording office covering all or any part of the Collateral, except such as may have been filed evidencing Permitted Liens or except as will be released concurrently with the closing of the transactions contemplated in the Credit Agreement.  No Person other than the Collateral Agent has Control or possession of all or any part of the Collateral except as permitted by the Credit Agreement, in accordance with the provisions of the Intercreditor Agreement or as will be released concurrently with the closing of the transactions contemplated in the Credit Agreement.

4.03        Chief Executive Office; Change of Name; Jurisdiction of Organization.  As of the date hereof, the exact legal name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number, organizational identification number and chief executive office of each Debtor is indicated next to its name on Annex 6.

4.04        Corporate Names; Prior Transactions.  No Debtor has, during the past five years, been known by or used any other legal, corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property or assets out of the ordinary course of business, except as set forth in Annex 7.

4.05        Locations of Records.  As of the date hereof, the principal place of business and chief executive office of each Debtor and the office where each Debtor keeps its books and records concerning the Collateral (hereinafter, collectively called the “Records”) is located at the address set out on Annex 8.

4.06        Changes in Circumstances.  Debtor has not, within the period of four months prior to the date hereof:  (a) changed its location (as defined in Section 9-307 of the UCC); (b) changed its legal name; or (c) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a security agreement previously entered into by any other Person.

4.07        Inventory and Equipment.  As of the date hereof, all Inventory and Equipment of the Debtors other than such Inventory which is in-transit to the applicable purchaser thereof: (a) is located on the properties covered by the Mortgages or at one of the locations identified in Annex 9 under its name or in transit from one of such location to another; and (b) is in the exclusive Control of a Debtor.

4.08        Trademark Collateral.  No Debtor owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

4.09        Title to Equity Interests.  As of the date hereof, the applicable Debtor identified on Annex 3 hereto owns the Equity Interests included in the Collateral and listed as being owned by it in Annex 3 hereto, free and clear of any Lien other than the Security Interests and Permitted Prior Liens or except as will be released concurrently with the closing of the transactions contemplated in the Credit

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Agreement.  As of the date hereof, all shares of capital stock identified in such Annex as being beneficially owned by each Debtor have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any option to purchase or similar right of any Person.  Except as permitted by the Credit Agreement, as of the date hereof, each Debtor is not a party to or otherwise bound by any agreement, other than the Loan Documents, which restricts in any manner the rights of any present or future holder of any such Equity Interest with respect thereto.

4.10        Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  As of the date hereof, the only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the Security Interest are listed in Annex 5.  All such filings, registrations and recordings have been delivered to the Collateral Agent in completed form for filing in each governmental, municipal or other office specified in Annex 5.

4.11        Deposit Accounts.  As of the date hereof, Debtor has neither opened nor maintains any Deposit Accounts other than the accounts listed in Annex 10.  Upon delivery of Control Agreements as provided in Section 3.01(e) (subject to Section 5.20 of the Credit Agreement), the Collateral Agent will have a perfected first priority (subject in priority only to Permitted Prior Liens) security interest in each Deposit Account listed in Annex 10 that is part of the Collateral by Control other than Deposit Accounts with amounts not in excess of $400,000, when combined with amounts in all Deposit Accounts included in the Collateral and owned by the Debtors over which the Collateral Agent does not have Control.

4.12        Investment Property.  As of the date hereof, no Debtor (i) has any Securities Accounts or Commodity Accounts other than those listed in Annex 11, and the Collateral Agent has a perfected first priority (subject in priority only to Permitted Prior Liens) security interest in such Securities Accounts and Commodity Accounts as a result of filing the applicable UCC financing statements, nor (ii) holds, owns or has any interest in any Investment Property other than Investment Property maintained in Securities Accounts or Commodity Accounts listed in Annex 11.

4.13        Delivery of Certificated Pledged Collateral.  All certificates, agreements or instruments representing or evidencing the Pledged Collateral in existence on the date hereof have been delivered to the Collateral Agent (or to the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.  As of the date hereof, the Collateral Agent has a perfected first priority (subject in priority to Permitted Prior Liens) security interest therein.

4.14        Perfection of Uncertificated Pledged Collateral.  The Collateral Agent has a perfected first priority (subject in priority only to Permitted Prior Liens) security interest in all uncertificated Pledged Collateral pledged by any Debtor hereunder that is in existence on the date hereof.

4.15        Instruments and Tangible Chattel Paper.  As of the date hereof (i) no principal amount payable under or in connection with any of the Collateral is evidenced by any Instrument or tangible chattel paper other than such Instruments and tangible chattel paper listed in Annex 12 and (ii)  each Instrument and each item of tangible chattel paper listed in Annex 12 has been properly endorsed, assigned and delivered to the Collateral Agent (or to the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement), accompanied by instruments of transfer or assignment duly executed in blank.

4.16        Electronic Chattel Paper and Transferable Records.  As of the date hereof, no amount payable under or in connection with any of the Collateral is evidenced by any electronic chattel paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic

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Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such electronic chattel paper and transferable records listed in Annex 13.

4.17        Letters of Credit.  As of the date hereof, no Debtor is a beneficiary under any Letter of Credit issued in favor of such Debtor except as listed in Annex 14.

4.18        Commercial Tort Claims.  As of the date hereof, such Debtor holds no commercial tort claims other than those listed in Annex 15.

ARTICLE V

COVENANTS

In furtherance of the grant of the Security Interests pursuant to Article II, each Debtor hereby agrees with the Collateral Agent as follows:

5.01        Access to Records.  Each Debtor shall upon reasonable notice, at any time during normal business hours, permit representatives of the Collateral Agent to inspect and make copies of the Records, and to be present at such Debtor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward to the Collateral Agent copies of any notices or communications received by such Debtor relevant to the Collateral Agent’s Security Interest in the Collateral.  Upon the occurrence and during the continuation of any Event of Default, at the Collateral Agent’s request, each Debtor shall promptly deliver copies of any and all such Records to the Collateral Agent.

5.02        Other Financing Statements and Liens.  Without the prior written consent of the Collateral Agent, each Debtor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties except to the extent such filing or like instrument pertains to any Permitted Lien or filings for notice purposes only.

5.03        Reports.  Each Debtor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; provided, however, absent the existence of an Event of Default, the Debtors shall not be required to deliver such information more frequently than quarterly.  Promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any reports pursuant to the preceding sentence, the Borrower shall deliver to the Collateral Agent revised Annexes 1, 2 and 4 to include Copyrights, Patents and Trademarks that become part of the Collateral under this Agreement.

5.04        Adverse Claims.  Each Debtor shall defend, all at its own expense, such Debtor’s title and the existence, perfection and first priority of the Collateral Agent’s security interest in the Collateral against all adverse claims (other than Permitted Liens).

5.05        Prohibition of Certain Changes.  Except to the extent permitted by the Credit Agreement, no Debtor shall change its (i) legal name, identity, corporate structure or the jurisdiction under which it is organized, (ii) chief executive office or chief place of business or (iii) the locations where it keeps or holds any Collateral (except Inventory in transit from one such location to another) or any Records from the applicable locations described in Annexes 8 and 9 hereof, unless such Debtor shall

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have given the Collateral Agent 30 days’ prior written notice thereof and, if reasonably requested by the Collateral Agent upon the direction of the Required Lenders, delivered an opinion of counsel with respect thereto.  It will not in any event change the location of any Collateral owned by it if such change would cause the Security Interest in such Collateral to lapse or cease to be perfected.

5.06        Reserved.

5.07        Collateral Held by Others.  Subject to the applicable provisions of the Intercreditor Agreement, if any of its Collateral is at any time in the possession or control of any warehouseman, bailee or agent, each Debtor shall notify such warehouseman, bailee or agent of the Security Interests and instruct it to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions (which shall permit such Collateral to be removed by such Debtor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing).  Upon request by Collateral Agent, each Debtor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location set forth in Annex 16, where such Debtor maintains Collateral, a waiver of bailee’s and/or landlord’s lien, as applicable, and use commercially reasonable efforts to obtain a bailee letter and/or landlord lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Collateral in the ordinary course of such Debtor’s business.  Notwithstanding the foregoing, the Debtors shall not be required to take any action under this Section 5.07 with respect to any Inventory in-transit to the applicable purchaser thereof.

5.08        Records.  Each Debtor shall (i) keep accurate Records and shall stamp or otherwise mark such Records in such manner as the Collateral Agent may reasonably request in order to reflect the Security Interests and (ii) give the Collateral Agent at least 30 days’ notice before it changes the location of any office where such Debtor keeps the Records.

5.09        Collection of Accounts.  Each Debtor shall use commercially reasonable efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each of its Accounts (including Accounts that are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Accounts.  The costs and expenses (including attorney’s fees) of collection, whether incurred by a Debtor or the Collateral Agent, shall be borne by such Debtor.

5.10        Disposition of Collateral.  No Debtor shall sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral except as permitted by the Credit Agreement.

5.11        Protection of Intellectual Property.  Each Debtor shall timely pay all fees (including maintenance fees), file all documents or declarations (including applications, applications for renewal, affidavits of use and affidavits of incontestability) and take all other action necessary to obtain, maintain and renew each material Copyright, material Patent and material Trademark included in the Collateral.  Each Debtor shall notify the Collateral Agent at the end of each fiscal year if it knows that any application or registration relating to any material Intellectual Property owned or licensed by it may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Debtor’s ownership of such Intellectual Property, its right to register, copyright or patent the same, or its right to keep and maintain the same.  If any Debtor’s rights to any Intellectual Property are infringed, misappropriated or diluted by a third party, such Debtor shall notify the Collateral Agent at the end of the

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fiscal year in which Debtor learned of such infringement, misappropriation or dilution and shall take all actions as such Debtor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

5.12        Special Provisions Relating to Certain Collateral.

(a)           Contracts.

(i)            Anything herein to the contrary notwithstanding, each Debtor shall remain liable to perform all of its duties and obligations under each of the Contracts included in the Collateral to the same extent as if this Agreement had not been executed.  The exercise by the Collateral Agent or any other Secured Party of any of the rights and remedies hereunder shall not release any Debtor from any of its duties or obligations under the Contracts.  Neither the Collateral Agent nor any other Secured Party shall have any duty, obligation or liability under such Contracts included in the Collateral or otherwise in respect of the Collateral by reason of this Agreement or be obligated to perform any of the obligations or duties of any Debtor under the Contracts or otherwise in respect of the Collateral or to take any action to collect or enforce any claim for payment or any other right assigned hereunder.

(ii)           During the existence of an Event of Default, if Debtor fails to perform any agreement contained herein or in any of the Contracts, the Collateral Agent may (but shall not be obligated to) itself perform, or cause the performance of, such agreement, and the reasonable fees, costs and expenses of the Collateral Agent incurred in connection therewith shall be payable by or on behalf of Debtors and shall constitute Secured Obligations.

(b)           Intellectual Property.

(i)            For the purpose of enabling the Collateral Agent to exercise rights and remedies under Article VI at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Debtor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Debtor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Debtor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided, however, such license shall only be effective during the existence of an Event of Default.

(ii)           Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 6.11 of the Credit Agreement, so long as no Event of Default shall have occurred and be continuing, each Debtor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of such Debtor.  In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall, from time to time, upon the request of any Debtor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Debtor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property).  Further, upon satisfaction of the conditions to termination of this Agreement described in Section 2.02 or the release of any Intellectual Property pursuant to Section 2.03, the Collateral Agent shall grant back to Debtor the license granted pursuant to clause (i) immediately above.  The exercise

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of rights and remedies under Article VI by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Debtor in accordance with the first sentence of this clause (ii).

(c)           Deposit Accounts.  No Debtor shall grant Control of any Deposit Account to any Person other than the Collateral Agent and the Senior Representative as permitted under the Intercreditor Agreement.  Subject to the time period set forth in Section 3.02(e), the Debtors shall not permit the aggregate amount held in Deposit Accounts (other than Excluded Accounts) and owned by the Debtors over which the Collateral Agent (or the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) does not have Control to exceed $400,000 at any time.

(d)           Letters of Credit.  If any Debtor is at any time a beneficiary under a letter of credit in an amount in excess of $100,000 now or hereafter issued in favor of such Debtor, such Debtor shall promptly notify the Collateral Agent thereof and such Debtor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Credit Agreement (subject to the applicable provisions of the Intercreditor Agreement).

(e)           Commercial Tort Claims.  If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall immediately notify the Collateral Agent in writing signed by such Debtor of the brief details thereof (which shall include a supplement to Annex 15) and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(f)            Pledged Collateral.

(i)            No Debtor shall take any action that would result in (A) the revocation of any election to treat any Pledged Collateral as certificated securities, and (B) an election to treat as certificated securities any Pledged Collateral that constitute uncertificated securities.

(ii)           So long as Collateral Agent has not exercised remedies with respect to the Collateral under this Agreement or any other Loan Document upon the occurrence and during the continuation of an Event of Default, Debtors reserve the right to exercise all voting and other rights, title and interest with respect to the Collateral (except as limited by the Loan Documents) and to receive all income, gains, profits, dividends and other distributions from the Collateral whether non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property or other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests (except as limited by the Loan Documents); provided that no vote shall be cast, right exercised or other action taken which could reasonably be expected to result in a Material Adverse Effect.

(iii)          In furtherance of the right of the Collateral Agent to exercise voting rights following an Event of Default, each Debtor shall execute and deliver to the Collateral Agent a proxy in a form acceptable to the Collateral Agent with respect to each item of Pledged Collateral

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owned by it.  No Debtor shall grant a proxy that would conflict with any proxy granted to the Collateral Agent (except as would be required to comply with the terms of the Intercreditor Agreement) pursuant to the preceding sentence so long as the Security Interests remain in effect.

ARTICLE VI

REMEDIES

6.01        Events of Default; Remedies.  If any Event of Default shall have occurred and be continuing, subject to the applicable provisions of the Intercreditor Agreement:

(a)           the Collateral Agent shall have, and in its discretion may exercise, the rights and remedies with respect to this Agreement as more particularly provided herein or in the Credit Agreement;

(b)           each Debtor shall, upon the reasonable request of the Collateral Agent, assemble Collateral owned by it (and not otherwise in the possession of the Collateral Agent or the Senior Representative in accordance with the applicable provisions of the Intercreditor Agreement) at such place or places, reasonably convenient to both the Collateral Agent and such Debtor, designated in such request;

(c)           the Collateral Agent may (but shall not be obligated to), without notice to any Debtor and at such times as the Collateral Agent in its sole discretion may determine, exercise any or all of Debtors’ rights in, to and under, or in any way connected to, the Collateral and the Collateral Agent shall otherwise have and may (but shall not be obligated to) exercise all of the rights, powers, privileges and remedies with respect to the Collateral of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights, powers, privileges and remedies are asserted) and such additional rights, powers, privileges and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, powers, privileges and remedies hereunder may be asserted, including the right, to the maximum extent permitted by applicable laws, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Debtors agree to take all such action as may be appropriate to give effect to such right);

(d)           the Collateral Agent may (but shall not be obligated to) make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may (but shall not be obligated to) extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of all or any part of the Collateral;

(e)           the Collateral Agent may (but shall not be obligated to), in its name or in the name of any Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral;

(f)            the Collateral Agent may (but shall not be obligated to) sell, lease, assign or dispose of all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, any other Secured Party or any of their respective agents at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof except such notice as is required by applicable laws and cannot be waived.  If, pursuant to applicable law, prior notice of sale of the Collateral under this Section is required to

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be given to any Debtor, each Debtor hereby acknowledges that the minimum time required by such applicable laws, or if no minimum time is specified, 10 days, shall be deemed a reasonable notice period.  The Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the maximum extent permitted by applicable law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Debtors, any such demand, notice and right or equity being hereby expressly waived and released to the maximum extent permitted by applicable law.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.  The Collateral may be sold in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Collateral Agent, at the Collateral Agent’s place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and at such price or prices and on such terms as the Collateral Agent shall deem appropriate in its reasonable discretion.  The Collateral Agent may, in its reasonable discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention to the extent necessary to comply with applicable law.  Upon any public or private sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels.  The Collateral Agent shall not be obligated to make any sale pursuant to any such notice.  In case of any sale of all of any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the full selling price is paid by the purchaser thereof, but neither the Collateral Agent nor any Secured Party shall incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and, in case of any such failure, such Collateral may again be sold pursuant to the provisions hereof.  All cash proceeds of any such sale, and any other realization upon all or any part of the Collateral may, in the sole discretion of the Collateral Agent, be held by the Collateral Agent as collateral for or applied then or at any time thereafter, in whole or in part, by the Collateral Agent for the benefit of the Secured Parties to the payment and satisfaction of the Secured Obligations in accordance with Section 6.04;

(g)           upon request of the Collateral Agent, each Debtor shall promptly notify (and each Debtor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent;

(h)           the Collateral Agent shall have the right to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Pledged Collateral, without any indication that such Pledged Collateral is subject to the Security Interests hereunder.  In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations;

(i)            the Collateral Agent may vote or exercise any and all of the Debtors’ rights or powers incident to their ownership of the Pledged Collateral, including any rights or powers to manage or control the Debtors;

(j)            the Collateral Agent may cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to enforce any rights vested in it by this Agreement or

19

by law or included in the Collateral, subject to the provisions and requirements hereof and thereof, or to aid in the exercise of any power herein or therein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding;

(k)           in connection with any acceleration and foreclosure, the Collateral Agent may lawfully and peacefully take possession of the Collateral and lawfully and peacefully render it usable and repair and renovate the same, without, however, any obligation to do so, and lawfully and peacefully enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Secured Parties for any cost or expenses incurred hereunder or under any of the Loan Documents and to the payment or performance of any Debtor’s obligations hereunder or under any of the Loan Documents, and apply the balance to the other Secured Obligations and any remaining excess balance to whomsoever is legally entitled thereto;

(l)            the Collateral Agent may secure the appointment of a receiver for the Collateral or any part thereof;

(m)          the Collateral Agent may lawfully and peacefully occupy any premises owned or leased by any Debtor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under applicable law, without obligation to any Debtor in respect of such occupation;

(n)           the Collateral Agent may give instructions to the issuer of any Pledged Collateral that is an uncertificated security with respect to such uncertificated security.

Each Debtor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, subject to the notice provision provided for in paragraph (f) of this Section 6.01, with respect to any sale of all or any part of the Collateral constituting a security (as such term is defined in the Securities Act of 1933), to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Debtor acknowledges that any such private sale may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit any Debtor or the issuer thereof to register it for public sale.

6.02        Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral by virtue of the exercise of remedies under Section 6.01 are insufficient to cover the costs and expenses of such exercise and the payment in full of the Secured Obligations, the Collateral Agent shall retain all rights and remedies under the Loan Documents (subject to the Intercreditor Agreement), and each Debtor shall remain liable, with respect to any deficiency.

6.03        Private Sale.  The Collateral Agent and the other Secured Parties shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral, at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner.  Subject to and without limitation of the preceding sentence, Debtors hereby waive any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less

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than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

6.04        Application of Proceeds.  Except as otherwise herein expressly provided and subject to the applicable provisions of the Intercreditor Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Article VI, shall be applied by the Collateral Agent as provided in Section 7.02(c) of the Credit Agreement.

6.05        Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, each Debtor hereby appoints the Collateral Agent as the attorney-in-fact of such Debtor for the purpose of carrying out the provisions of this Article VI and taking any action and executing any instruments that the Collateral Agent may deem necessary or desirable to accomplish the purposes hereof (subject to the applicable provisions of the Intercreditor Agreement), which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Article VI to make collections in respect of the Collateral and subject to the applicable provisions of the Intercreditor Agreement, the Collateral Agent shall have the right and power

(a)           to receive, endorse and collect all checks made payable to the order of any Debtor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same;

(b)           to file any claims or take any action or institute any proceedings in connection therewith which the Collateral Agent may deem to be necessary or advisable;

(c)           to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Collateral Agent has been provided; and

(d)           upon foreclosure, to do any and every act which any Debtor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Debtor’s rights and remedies under any or all of the Collateral;

provided, however, that the Collateral Agent shall not exercise any such rights except upon the occurrence and continuation of an Event of Default.  This power of attorney is a power coupled with an interest and shall be irrevocable.

6.06        Expenses.

(a)           Subject to Section 9.05 of the Credit Agreement, the Collateral Agent may incur, and Debtors shall pay to the Collateral Agent, all out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of legal counsel) of, or incident to, the enforcement of any of the provisions of this Article VI, or exercise by experts, agents or attorneys selected by the Collateral Agent in good faith of any rights or privileges of Debtors in respect of the Collateral, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent and the other Secured Parties in respect thereof, by litigation or otherwise, and all such fees and expenses and, to the extent such amounts are not timely paid, together with interest thereon at the applicable rate provided for in

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Section 2.07 of the Credit Agreement, shall be Secured Obligations of the Collateral Agent secured under Article II.  All amounts payable by the Debtors under this Section 6.06(a) shall be payable within ten (10) Business Days of demand thereof.

(b)           The terms, conditions, covenants and agreements to be observed or performed by each Debtor under this Agreement shall be observed or performed by it at its sole cost and expense.

6.07        Collateral Agent’s Right to Perform on Debtor’s Behalf.  If any Debtor fails to perform any of its obligations under this Agreement, the Collateral Agent may (but shall not be obligated to), upon reasonable notice to such Debtor, unless such Debtor is diligently pursuing a cure for such failure that cannot be obtained more quickly by the Collateral Agent’s performance as specified herein, itself perform or cause to be performed such obligations at the expense of such Debtor, either in its name or in the name and on behalf of such Debtor.

6.08        Custody and Preservation.  The Collateral Agent’s obligation to use reasonable care in the custody and preservation of Collateral shall be satisfied if it uses the same care as it uses in the custody and preservation of its own property.

6.09        Preservation of Rights.  Neither the Collateral Agent nor any Secured Party shall be required to take any steps to preserve any rights against prior parties to any of the Collateral.

6.10        Rights of Secured Parties.  The Collateral Agent or any other Secured Party may (but shall not be obligated to) pay or secure payment of any Tax or other claim that may be secured by or result in a Lien on any Collateral.  The Collateral Agent or any other Secured Party may (but shall not be obligated to) do any other thing that it in good faith believes is necessary or desirable to preserve, protect or maintain the Collateral or, after an Event of Default, to enhance its value (subject in each case to the applicable provisions of the Intercreditor Agreement).  Debtors shall immediately reimburse the Collateral Agent or any other Secured Party for any reasonable payment or expense (including reasonable attorneys’ fees and expenses) that the Collateral Agent or such other Secured Party may incur pursuant to this Section 6.10.

6.11        No Marshalling.  Neither the Collateral Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.

6.12        Remedies Cumulative.  No right, power or remedy herein conferred upon or reserved to the Collateral Agent or any Secured Party is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.  Resort to any or all security now or hereafter held by the Collateral Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

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ARTICLE VII

MISCELLANEOUS

7.01        Waivers of Rights Inhibiting Enforcement.  Each Debtor waives, for itself and all who may claim under it, to the maximum extent permitted by applicable law:

(a)           any claim that, as to any part of the Collateral, a public sale, should the Collateral Agent elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for the Collateral;

(b)           the right to assert in any action or proceeding between it and the Collateral Agent any offsets or counterclaims that it may have;

(c)           except as otherwise provided in this Agreement, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT ANY DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE COLLATERAL AGENT’S RIGHTS HEREUNDER;

(d)           all rights of redemption, appraisement, valuation, stay, extension or moratorium; and

(e)           the right to invoke any law requiring marshalling of collateral and all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies of the Collateral Agent and the other Secured Parties under this Agreement or the absolute sale of the Collateral, now or hereafter in force under any applicable law.

7.02        Notices.  The Collateral Agent or any Debtor shall give any notice, request, demand or other communication (a “Notice”) pursuant to this Agreement in accordance with Section 9.01 of the Credit Agreement.  Any Notice to the Debtor shall be sent to the address of the Borrower set forth in the Credit Agreement or to such other address provided by such Debtor to the Collateral Agent in writing.  Any Notice sent as hereinabove provided shall be deemed delivered upon receipt or refusal of delivery.

7.03        Assignment.  No Debtor may assign any of its rights or delegate any performance under this Agreement (whether voluntarily or involuntarily, by merger, consolidation, dissolution, operation of law or any other manner) except with the prior written consent of the Collateral Agent, which consent may be withheld in the Collateral Agent’s sole discretion.  Any purported assignment without such consent is void.  When any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Agreement.

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7.04        Successors and Assigns.  This Agreement binds the Debtors and their respective successors and assigns and inures to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns.

7.05        Amendment and Waiver.  Subject to the applicable provisions of the Intercreditor Agreement, no amendment or waiver of any provision of this Agreement, nor consent to any departure by any Debtor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Borrower and the other Debtors; provided that any amendment, waiver, or consent shall be signed by the Required Lenders or all of the Lenders to the extent required by Section 9.08 of the Credit Agreement.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.06        No Implied Waiver.  No failure or delay in exercising any right, power or privilege or requiring the satisfaction of any condition hereunder, and no course of dealing between the Debtors and the Collateral Agent operates as a waiver or estoppel of any right, remedy or condition.   No single or partial exercise of any right or remedy under this Agreement precludes any simultaneous or subsequent exercise of any other right, power or privilege.  The rights and remedies set forth in this Agreement are not exclusive of, but are cumulative to, any rights or remedies now or subsequently existing at law, in equity or by statute.

7.07        Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7.08        Entire Agreement; Effectiveness.  This Agreement and the other Loan Documents set forth the entire understanding of the Debtors and the Collateral Agent relating to the Secured Obligations and constitute the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed and delivered by the Debtors to the Collateral Agent.

7.09        Execution in Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page of this Agreement by telecopy shall be effective as delivery of a manually executed signature page of this Agreement.

7.10        Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) (IN EACH CASE, OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

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THE TERMS AND CONDITIONS OF SECTION 9.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN, MUTATIS MUTANDIS.

7.11        Headings.  The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

7.12        Interpretation.  This Agreement has been reviewed and negotiated by counsel for both the Debtors and the Collateral Agent and, consequently, this Agreement shall not be construed against the drafter.

7.13        Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

7.14        Survival, Etc. The provisions of Sections 2.06, 6.03, 6.06, 6.08, 6.09, 6.10, 7.01, 7.16, 7.17 and 7.18 shall survive the termination of this Agreement.  In addition, the representations, warranties and covenants of the Debtors set out in this Agreement or contained in any documents delivered to the Collateral Agent or any other Secured Party pursuant to this Agreement shall survive the execution and delivery of this Agreement.

7.15        Agents, Etc. The Collateral Agent may employ agents, experts and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents, experts or attorneys-in-fact selected by it in good faith.

7.16        Limitation of Liability.  NEITHER THE COLLATERAL AGENT NOR ANY OTHER SECURED PARTY SHALL HAVE LIABILITY WITH RESPECT TO, AND DEBTORS HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE FOR:

(a)           ANY LOSS OR DAMAGE SUSTAINED BY ANY DEBTOR, OR ANY LOSS, DAMAGE, DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY COLLATERAL, THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY EXERCISE OF ANY RIGHT OR REMEDY UNDER THIS AGREEMENT EXCEPT FOR ANY SUCH LOSS, DAMAGE, DEPRECIATION OR DIMINUTION TO THE EXTENT THAT THE SAME IS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COLLATERAL AGENT OR SUCH SECURED PARTY; OR

(b)           ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY ANY DEBTOR IN CONNECTION WITH ANY CLAIM RELATED TO THIS AGREEMENT.

7.17        Subrogation.  Each Debtor shall not exercise, and hereby irrevocably waives, any claim, right or remedy that it may now have or may hereafter acquire against any other Debtor arising

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under or in connection with this Agreement, including, without limitation, any claim, right or remedy of subrogation, contribution, reimbursement, exoneration, indemnification or participation arising under contract, by applicable law or otherwise in any claim, right or remedy of the Collateral Agent or the other Secured Parties against such Debtor or any other Person or any Collateral which the Collateral Agent or any other Secured Party may now have or may hereafter acquire, until the indefeasible payment and satisfaction in full of all Secured Obligations and the expiration and termination of the Commitments.  If, notwithstanding the preceding sentence, any amount shall be paid to any Debtor on account of such subrogation rights at any time when any of the Secured Obligations shall not have been paid in full, such amount shall be held by such Debtor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Debtor and be turned over to the Collateral Agent in the exact form received by such Debtor (duly endorsed by such Debtor to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with the Loan Documents.  Notwithstanding the foregoing, the Debtors shall be expressly permitted hereunder to make payments to each other to the extent not prohibited by the Credit Agreement.

7.18        Authority of the Collateral Agent.  The rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any power, right or remedy provided for or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and Debtors, the Collateral Agent shall be conclusively presumed to be acting as the Collateral Agent for the Secured Parties with full and valid authority so to act or refrain from acting, and Debtors shall be under no obligation or entitlement to make any inquiry respecting such authority.

7.19        Inconsistencies with Credit Agreement.  To the extent there are any conflicts or inconsistencies between this Agreement and the Credit Agreement, the provisions of the Credit Agreement shall control.

[Signatures on following pages]

26

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DEBTORS:

MAGNUM HUNTER RESOURCES
CORPORATION,
a Delaware corporation

By:
Name:
Title:

[ ],
a

By:
Name:
Title:

Security and Pledge Agreement

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:

Name:

Title:

By:

Name:

Title:

Security and Pledge Agreement

EXHIBIT A

GRANT OF COPYRIGHT SECURITY INTEREST

WHEREAS, [                              ], a [                                  ] (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

WHEREAS, pursuant to that certain Credit Agreement, dated as of October 22, 2014 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), the Lenders party hereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as the Administrative Agent for the Lenders, the Lenders agreed to make Loans to and make other extensions of credit on behalf of the Borrower (capitalized terms used but not defined herein have the respective meanings assigned to them in the Credit Agreement); and

WHEREAS, pursuant to the terms of that certain Security and Pledge Agreement, dated as of even date with the Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Borrower, the Debtors from time to time party thereto and Credit Suisse, as collateral agent for each of the Secured Parties (as defined in the Security Agreement) (in such capacity, the “Collateral Agent”), Grantor agreed to grant in favor of the Collateral Agent a perfected security interest in, and the Collateral Agent has agreed to become a secured creditor with respect to, the Copyright Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to the Collateral Agent a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Copyright Collateral”):

(i)            all copyrights of any Debtor, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Debtor’s rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, including without limitation those copyrights listed on Schedule A, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation;

(ii)           all rights (A) to all income, profits, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past, present or future infringements thereof, (B) to sue for past, present and future infringements thereof, and (C) otherwise accruing under or pertaining to any of the foregoing throughout the world;

(iii)          all licenses or user or other agreements granted to Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used; and

(iv)          all causes of action, claims and warranties now or hereafter owned or acquired by Grantor in respect of any of the items listed above.

Exhibit A-1

Notwithstanding anything herein to the contrary, in no event shall the Copyright Collateral include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor’s rights or interests in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Copyright Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

Grantor further acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there are any conflicts or inconsistencies between this Grant of Copyright Security Interest and the Credit Agreement, the provisions of the Credit Agreement shall control.

[Remainder of page intentionally left blank]

Exhibit A-2

IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its duly authorized officer as of the        day of                         ,           .

[ ]

By:
Name:
Title:

Exhibit A-3

SCHEDULE A

TO

GRANT OF COPYRIGHT SECURITY INTEREST

Copyrights Issued:

Copyright	Copyright No.	Issue Date

Copyright Applications:

Applicant’s Name	Date Filed	Application Number	Copyright

Exhibit A-4

EXHIBIT B

GRANT OF PATENT SECURITY INTEREST

WHEREAS, [                              ], a [                                  ] (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

WHEREAS, pursuant to that certain Credit Agreement, dated as of October 22, 2014 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), the Lenders party hereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as the Administrative Agent for the Lenders, the Lenders agreed to make Loans to and make other extensions of credit on behalf of the Borrower (capitalized terms used but not defined herein have the respective meanings assigned to them in the Credit Agreement); and

WHEREAS, pursuant to the terms of that certain Security and Pledge Agreement, dated as of even date with the Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Borrower, the Debtors from time to time party thereto and Credit Suisse, as collateral agent for each of the Secured Parties (as defined in the Security Agreement) (in such capacity, the “Collateral Agent”), Grantor agreed to grant in favor of the Collateral Agent a perfected security interest in, and the Collateral Agent has agreed to become a secured creditor with respect to, the Patent Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to the Collateral Agent a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Patent Collateral”):

(i)            all patents and patent applications, the inventions and improvements described and claimed therein, and all patentable inventions, including but not limited to the patents and patent applications listed on Schedule A;

(ii)           all reissues, divisions, continuations, renewals, extensions and continuations-in-part of the foregoing;

(iii)          all rights (A) to all income, profits, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past, present or future infringements thereof, (B) to sue for past, present and future infringements thereof, and (C) otherwise accruing under or pertaining to any of the foregoing throughout the world;

(iv)          all licenses or user or other agreements granted to Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used; and

(v)           all causes of action, claims and warranties now or hereafter owned or acquired by Grantor in respect of any of the items listed above.

Exhibit B-1

Notwithstanding anything herein to the contrary, in no event shall the Patent Collateral include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor’s rights or interests in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Patent Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

Grantor further acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there are any conflicts or inconsistencies between this Grant of Patent Security Interest and the Credit Agreement, the provisions of the Credit Agreement shall control.

[Remainder of page intentionally left blank]

Exhibit B-2

IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its duly authorized officer as of the        day of                         ,           .

[ ]

By:
Name:
Title:

Exhibit B-3

SCHEDULE A

TO

GRANT OF PATENT SECURITY INTEREST

Patents Issued:

Patent No.	Issue Date	Invention	Inventor

Patents Pending:

Applicant’s Name	Date Filed	Application Number	Invention	Inventor

Exhibit B-4

EXHIBIT C

GRANT OF TRADEMARK SECURITY INTEREST

WHEREAS, [                              ], a [                                  ] (“Grantor”), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

WHEREAS, pursuant to that certain Credit Agreement, dated as of October 22, 2014 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), the Lenders party hereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as the Administrative Agent for the Lenders, the Lenders agreed to make Loans to and make other extensions of credit on behalf of the Borrower (capitalized terms used but not defined herein have the respective meanings assigned to them in the Credit Agreement); and

WHEREAS, pursuant to the terms of that certain Security and Pledge Agreement, dated as of even date with the Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Borrower, the Debtors from time to time party thereto and Credit Suisse, as collateral agent for each of the Secured Parties (as defined in the Security Agreement) (in such capacity, the “Collateral Agent”), Grantor agreed to grant in favor of the Collateral Agent a perfected security interest in, and the Collateral Agent has agreed to become a secured creditor with respect to, the Trademark Collateral;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to the Collateral Agent a security interest in all of Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Trademark Collateral”):

(i)            all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including but not limited to those registrations and applications listed on Schedule A;

(ii)           all renewals of trademark and service mark registrations;

(iii)          all rights (A) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) with respect to any of the foregoing, (B) to sue for all past, present and future infringements thereof, and (C) otherwise accruing under or pertaining to any of the foregoing, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark;

(iv)          all licenses or user or other agreements granted to Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used; and

(v)           all causes of action, claims and warranties now or hereafter owned or acquired by Grantor in respect of any of the items listed above.

Exhibit C-1

Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor’s rights or interests in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Trademark Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

Grantor further acknowledges that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there are any conflicts or inconsistencies between this Grant of Trademark Security Interest and the Credit Agreement, the provisions of the Credit Agreement shall control.

[Remainder of page intentionally left blank.]

Exhibit C-2

IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its duly authorized officer as of the      day of               ,           .

[ ]

By:
Name:
Title:

Exhibit C-3

SCHEDULE A
TO
GRANT OF TRADEMARK SECURITY INTEREST

Registered Owner	United States Trademark/Service Mark	Registration or Serial Number	Registration or Filing Date

Exhibit C-4

EXHIBIT E-2

FORM OF GUARANTY

(See attached)

Exhibit E-2-1

EXECUTION VERSION

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) dated as of October 22, 2014, made by each of the undersigned Subsidiaries of the Borrower (as defined below) and the other Subsidiaries of the Borrower from time to time party hereto (each, a “Guarantor” and collectively, the “Guarantors”), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, acting through one or more of its branches or affiliates (“Credit Suisse”), not in its individual capacity, but solely as collateral agent for the Lenders and other Secured Parties (as such terms are defined herein) (in such capacity, together with its successors in such capacity, the “Collateral Agent”) pursuant to that certain Second Lien Credit Agreement dated as of October 22, 2014 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), Credit Suisse, as administrative agent for the Lenders and other Secured Parties (in such capacity, the “Administrative Agent”; together with the Collateral Agent, the “Agents”), the Collateral Agent and the lenders from time to time party thereto (the “Lenders”).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make loans to and other extensions of credit on behalf of the Borrower in a manner and upon the terms and conditions set forth therein; and

WHEREAS, in accordance with the Credit Agreement, the Collateral Agent requires that the Guarantors execute a guaranty agreement guaranteeing the Obligations of the Borrower under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and agreements herein and in order to induce the Lenders and Agents to enter into the Credit Agreement and to induce the Secured Parties to make loans and/or extend other credit to the Borrower, the Guarantors hereby agree as follows:

Section 1.      Definitions.  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Credit Agreement.  As used herein, the capitalized term “Secured Parties” shall have the meaning assigned thereto in the Security Agreement.

Section 2.      Guaranty of Payment.  Each Guarantor (not merely as a surety or guarantor of collection) hereby jointly, severally, unconditionally and irrevocably, guarantees the punctual payment in full and performance when due, whether at stated maturity, as an installment, by prepayment or by demand, acceleration or otherwise, of all Obligations heretofore or hereafter existing.  If any or all of the Obligations become due and payable under the Credit Agreement, the Guarantors jointly and severally and unconditionally promise to pay such Obligations, on demand, together with any and all costs and expenses (including reasonable attorneys’ fees and expenses), which may be incurred by the Agents or any other Secured Party in collecting any of the Obligations and in connection with the protection, defense and enforcement of any rights under the Credit Agreement or under any other Loan Document (the “Expenses”).  The Guarantors guarantee that the Obligations shall be paid strictly in accordance with the terms of the Credit Agreement.  The Obligations include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Credit Agreement.  The Collateral Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral prior to any demand or other action hereunder against the Guarantors.  The Guarantors agree that, as between the Guarantors and the Collateral Agent, the Obligations may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Obligations shall immediately become due and payable by the Guarantors for the purposes of this Guaranty and each Guarantor shall forthwith pay the Obligations specified by the Agent to be paid as provided in the Credit Agreement without further notice or demand.  Notwithstanding anything contained herein or in the Credit Agreement, any Loan Document or any other document or any other agreement, security document or instrument relating hereto or thereto to the contrary, the maximum liability of each Guarantor hereunder shall never exceed the maximum amount that said Guarantor could pay without having such payment set aside as a fraudulent transfer or fraudulent conveyance or similar action under any applicable bankruptcy, insolvency or other similar law (including, without limitation, the United States Bankruptcy Code).

Section 3.      Guaranty Absolute.  The liability of each Guarantor under this Guaranty is absolute and unconditional irrespective of:  (a) any change in the time, manner or place of payment of, or in any other term of, the Credit Agreement or the Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of the Credit Agreement or the Obligations, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any collateral, for the Credit Agreement or the Obligations; (c) any present or future law, regulation or order of any jurisdiction or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Credit Agreement or the Obligations; (d) without being limited by the foregoing, any lack of validity or enforceability of the Credit Agreement or the Obligations; (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or other Guarantors and (f) any claim or assertion that any payment by any Guarantor hereunder should be set aside pursuant to Section 2 in connection with any stay, injunction or other prohibition or event, in which case each Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of the maximum liability of each Guarantor hereunder in accordance with Section 2 and the recipient of such payment, if so required by a court of competent jurisdiction in a final and non-appealable judgment, shall then be liable for the refund of any excess amounts.  If any such rebate or refund is ever required, all other Guarantors shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law.

Section 4.      Guaranty Irrevocable.  This Guaranty is a continuing guarantee of the payment in full and performance of all Obligations now or hereafter existing under the Credit Agreement and shall remain in full force and effect until (a) payment in full of all Obligations and other amounts payable under this Guaranty and the other Loan Documents and (b) all Commitments under the Credit Agreement shall have expired or been terminated in accordance with the terms thereof (such date, the “Termination Date”).

Section 5.      Reinstatement.  This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Collateral Agent or any other Secured Party on the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Borrower, any Guarantor, or any Person that is a party to the Loan Documents, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Borrower, any Guarantor or any other Person that is a party to the Loan Documents, or otherwise, all as though the payment had not been made.

Section 6.      Subrogation.  Each Guarantor hereby agrees that it shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until (a) indefeasible payment in full of all Obligations and other amounts payable under this Guaranty

2

and the other Loan Documents and (b) all Commitments under the Credit Agreement shall have expired or been terminated in accordance with the terms thereof.  Any amounts paid to a Guarantor on account of subrogation rights under this Guaranty at any time when all the Obligations have not been paid in full, shall be held in trust for the benefit of the Collateral Agent and shall promptly be paid to the Collateral Agent to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Credit Agreement.  If a Guarantor has made a payment to the Collateral Agent hereunder of all or any part of the Obligations and all Obligations and other amounts payable under this Guaranty and the other Loan Documents have been indefeasibly paid in full and all Commitments under the Credit Agreement shall have expired or been terminated in accordance with the terms thereof, the Collateral Agent shall, at such Guarantor’s request, execute and deliver to the Guarantor the appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from the payment.

Section 7.      Subordination.  Any liabilities owed by the Borrower or a Guarantor to any other Guarantor in connection with any extension of credit or financial accommodation by such Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and such liabilities of the Borrower or a Guarantor to any other Guarantor, if the Collateral Agent so requests, shall be collected, enforced and received by such Guarantor as trustee for the Collateral Agent and shall be paid over to the Collateral Agent on account of the Obligations.

Section 8.      Certain Taxes.  The Guarantors further agree that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for Taxes, except as required by applicable law.  If any applicable law requires the deduction or withholding of any Tax from any such payment by a Guarantor, then such Guarantor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8) the Agents receive an amount equal to the sum they would have received had no such deduction or withholding been made.  Whenever any Tax is paid by a Guarantor, as promptly as possible thereafter, such Guarantor shall send the Agents evidence of payment thereof, together with such additional documentary evidence as may be required from time to time by the Agents.

Section 9.      Representations and Warranties.  Each of the Guarantors represents and warrants that: (a) this Guaranty (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to it; (iii) does not require the consent or approval of any Person, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and (b) in executing and delivering, and performing its obligations pursuant to, this Guaranty, such Guarantor has not relied and will not rely upon any representations or warranties of the Agents not embodied herein or any acts heretofore or hereafter taken by the Agents (including but not limited to any review by the Agents of the financial or other affairs of the Borrower or any Guarantor).

Section 10.    Remedies Generally.  The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 11.    Setoff.  Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Collateral Agent or the Secured Parties may otherwise

3

have, the Collateral Agent and each of the Secured Parties shall be entitled, at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the accounts of the Guarantors at any of the Collateral Agent’s or any Secured Party’s offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantors under this Guaranty which is not paid when due, in which case it shall promptly notify the Guarantors thereof; provided that the Collateral Agent’s or any Secured Party’s failure to give such notice shall not affect the validity thereof.

Section 12.    Formalities.  Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Credit Agreement and this Guaranty and any liability to which the Credit Agreement and this Guaranty applies or may apply, and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment, and any requirement that the Collateral Agent institute suit, collection proceedings or take any other action to collect the Obligations, including any requirement that the Collateral Agent or any other Secured Party protect, secure, perfect or insure any security interest or Lien against any Property subject thereto or exhaust any right or take any action against the Borrower or any other Person (including the other Guarantors) or any Collateral (it being the intention of the Collateral Agent and each Guarantor that the obligations of such Guarantor under this Guaranty are to be a guarantee of payment and not of collection) or that the Borrower or any other Person (including the other Guarantors) be joined in any action hereunder.  Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Collateral Agent or any other Secured Party of the creation of any Debt or liability to which it applies or may apply, any amounts received by the Collateral Agent, notice of disposition or substitution of Collateral and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.

Section 13.    Amendments and Waivers.  Subject to the applicable provisions of the Intercreditor Agreement, no amendment or waiver of any provision of this Guaranty, nor consent to any release by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent and such Guarantor, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that any amendment, waiver, or consent shall be signed by the Required Lenders or all of the Lenders to the extent required by Section 9.08 of the Credit Agreement.  No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 14.    Expenses.  The Guarantors shall reimburse the Collateral Agent and other Secured Parties on demand for all Expenses without duplication of any reimbursements affected under the Credit Agreement.  The obligations of the Guarantors under this Section shall survive the termination of this Guaranty.

Section 15.    Assignment.  This Guaranty shall be binding on, and shall inure to the benefit of the Guarantors, the Collateral Agent and their respective successors and permitted assigns; provided that the Guarantors may not assign or transfer their respective rights or obligations under this Guaranty.  Without limiting the generality of the foregoing: (a) the obligations of the Guarantors under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if any of the Guarantors is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) the Collateral Agent may assign, or otherwise transfer its rights under the Credit Agreement to any other person or entity in accordance with the terms and conditions thereof, and the other person or entity shall then become vested with all the rights granted to the Collateral Agent in this Guaranty or otherwise.  Any Guarantor may merge into the Borrower or another Restricted Subsidiary as provided in the Credit Agreement.

4

Section 16.    Captions.  The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 17.    Governing Law, Etc.  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS GUARANTY WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) (IN EACH CASE, OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.  THE TERMS AND CONDITIONS OF SECTION 9.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN, MUTATIS MUTANDIS.

Section 18.    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENTAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO GUARANTY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

Section 19.    Notices.  The Collateral Agent or any Guarantor shall give any notice, request, demand or other communication (a “Notice”) pursuant to this Guaranty in accordance with Section 12.01 of the Credit Agreement.  Any Notice to a Guarantor shall be sent to the address of the Borrower set forth in the Credit Agreement or to such other address provided by such Guarantor to the Collateral Agent in writing.  Any Notice sent as hereinabove provided shall be deemed delivered upon receipt or refusal of delivery.

Section 20.    Integration; Counterparts; Effectiveness.  This Guaranty and the other Loan Documents set forth the entire understanding of the Guarantors and the Collateral Agent relating to the guarantee of the Obligations and constitute the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  This Guaranty shall become effective when it shall have been executed and delivered by the Guarantors to the Collateral Agent.  Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.

Section 21.    Additional Guarantors.  Upon the execution and delivery of a Joinder Agreement by any Subsidiary that is required to be a Guarantor pursuant to Section 5.16 of the Credit Agreement, such Subsidiary shall constitute a “Guarantor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of such Joinder Agreement shall not require the consent of the Borrower or any Guarantor hereunder.  The rights and obligations of each Guarantor shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

5

Section 22.    Severability.  In the event any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 23.    Intercreditor Agreement.  Notwithstanding anything in this Guaranty to the contrary, the exercise of any right or remedy by the Collateral Agent under this Guaranty is subject to the limitations and provisions of the Intercreditor Agreement dated as of October 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of Montreal, as Senior Representative, Credit Suisse AG, Cayman Islands Branch, as Second Priority Representative, the Borrower and its subsidiaries party thereto.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Guaranty, the terms of the Intercreditor Agreement shall govern.

[END OF TEXT]

6

The parties hereto have caused this Guaranty Agreement to be duly executed as of the day and year first above written.

GUARANTORS:

[ ]

By:
Name:
Title:

Guaranty Agreement

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:

Name:

Title:

By:

Name:

Title:

Guaranty Agreement

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Second Lien Credit Agreement, dated as of October 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), among Magnum Hunter Resources Corporation, the Lenders named therein and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent for the Lenders.  Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Assumption is being delivered to the Administrative Agent (with a copy to the Borrower) together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.20(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee.  The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

[for each Assignee, indicate [another Lender] [Affiliate of Assignor] [Related Fund of Assignor]

Assignee’s Address for Notices:

Effective Date of Assignment (“Assignment Date”):

Exhibit F-1

Assignor[s]	Assignee[s]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(1)
		$	$		%
		$	$		%
		$	$		%

The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

(1)  Set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Loans of all Lenders thereunder.

Exhibit F-2

The undersigned hereby consent to the within assignment:(2)

MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

(2)              Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

Exhibit F-3

EXHIBIT G

FORM OF JOINDER AGREEMENT

ADDENDUM AND JOINDER TO
SECURITY AGREEMENT AND GUARANTY AGREEMENT

THIS ADDENDUM AND JOINDER TO SECURITY AGREEMENT AND GUARANTY AGREEMENT (this “Addendum”) dated as of                         , 201  , is between                                         , a                              (the “New Subsidiary”) and Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”) in favor of the Lenders (as defined in the Credit Agreement defined below) and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent (collectively, the “Original Parties”) are parties to that certain Second Lien Credit Agreement dated October 22, 2014 (as the same has been or may be amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and the Guarantors are parties to that certain Security and Pledge Agreement dated as of even date with the Credit Agreement (as the same has been or may be amended, modified or supplemented from time to time, the “Security Agreement”);

WHEREAS, the Guarantors are parties to that certain Guaranty Agreement dated as of even date with the Credit Agreement (as the same has been or may be amended, modified or supplemented from time to time, the “Guaranty Agreement”);

WHEREAS, the New Subsidiary is required to execute this Addendum pursuant to Section 5.16 of the Credit Agreement; and

WHEREAS, the New Subsidiary desires to become a party to the Security Agreement and the Guaranty Agreement as a “Guarantor” and to receive all of the benefits of and to become subject to the obligations thereof as a Guarantor;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the above-named parties agree as follows:

1.                                      Terms.  Capitalized terms used in the opening paragraph, the recitals and otherwise herein and not defined have the same meaning assigned to such terms in the Credit Agreement.

2.                                      Joinder to and Ratification of Security Agreement and Guaranty Agreement.  By executing and delivering this Addendum, the New Subsidiary hereby (i) becomes a party to the Security Agreement and the Guaranty Agreement as a Guarantor as if the New Subsidiary had originally signed the Security Agreement and Guaranty Agreement and (ii) expressly assumes all obligations and liabilities of a Guarantor thereunder.  The New Subsidiary hereby makes as of the date hereof each of the representations and warranties made by the Guarantors in the Security

Exhibit G-1

Agreement and the Guaranty Agreement; provided that (a) any such representations and warranties that were made by the other Guarantors as of an earlier specific date are (i) deemed to be made by the New Subsidiary as of the date hereof rather than as of such earlier date and (ii) deemed to be made by the New Subsidiary only as to information, disclosures and matters as it relates to such New Subsidiary, and (b) any such representations and warranties made as to matters disclosed or set forth in an Annex to the Security Agreement are deemed to be made as to the corresponding Annex attached hereto.  After giving effect to this Addendum, all of the obligations of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents and all of the rights, privileges and interests of the Lenders arising therefrom are hereby agreed to, ratified, renewed, confirmed and brought forward in all respects and the Security Agreement shall serve as security for the Obligations of the New Subsidiary.  All of the terms and conditions of the Security Agreement and the Guaranty Agreement are hereby incorporated herein by reference and are hereby deemed restated in their entirety for the benefit of the Administrative Agent and the Lenders.

3.                                      Security Interest.  As security for the Obligations, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, to the maximum extent allowed by applicable law, a lien and security interest on all of the assets of the New Subsidiary described as Collateral in the Security Agreement, subject to the exclusions contained in the Security Agreement, whether now held or hereafter acquired, of any kind, pursuant to, and in accordance with the terms of the Security Agreement.

4.                                      Authorization to Take Further Action.  The New Subsidiary hereby authorizes the Administrative Agent to file such financing statements and any amendments and extensions thereof as may be necessary or desirable in order to perfect the Liens under the Security Agreement or any modification, extension or ratification thereof.

5.                                      Reliance.  All parties hereto acknowledge that the Administrative Agent and the Lenders are relying on this Addendum, the accuracy of the statements herein contained and the performance of the conditions placed upon the New Subsidiary hereunder.  The New Subsidiary shall execute such further documents and undertake any such measure as may be necessary to effect and carry out the terms of this Addendum and the implementation thereof.

6.                                      Warranties.  The New Subsidiary (a) represents and warrants that it is legally authorized to enter into this Addendum, (b) confirms that it has received copies of the Credit Agreement, the Security Agreement, the Guaranty Agreement and all related documents, and that on the basis of its review and analysis of this information has decided to enter into this Addendum, (c) confirms that it is a Subsidiary of the Borrower that it is required to enter into this Addendum pursuant to Section 5.16 of the Credit Agreement, (d) confirms and agrees that it shall perform each and every covenant applicable to it as a Guarantor as provided in the Security Agreement and the Guaranty Agreement and that it will at all times be in compliance with the terms of the Security Agreement and the Guaranty Agreement and all of the obligations and covenants set forth therein to the same extent as though each and every such agreement and covenant were set forth in their entirety in this Addendum, and (e) agrees to execute and deliver such other documents as may be reasonably required by the Administrative Agent in connection herewith.

Exhibit G-2

7.                                      Updated Information.  Concurrently with this Addendum, the New Subsidiary is delivering a completed New Subsidiary Information List, attached as Attachment A hereto.  The Borrower and the New Subsidiary acknowledge and agree that Annexes 1 through 16, inclusive, of the Security Agreement, have been updated with respect to the New Subsidiary only by the information contained in Attachment A hereto, and, with respect to the New Subsidiary only, are true, accurate and complete representations of the information described and referenced in the corresponding sections of the Security Agreement after giving effect to this Addendum.

8.                                      Choice of Law.  This Addendum shall be governed by and construed under the laws of the State of New York.

9.                                      Ratification; Conflicts.  Any and all conflicts or inconsistencies between the terms and provisions of this Addendum and the Credit Agreement shall be governed and controlled by the terms and provisions of this Addendum.  Except as modified hereby, the Security Agreement and the Guaranty Agreement remain in full force and effect according to their terms.

10.                               Effectiveness.  Upon execution of this Addendum by the New Subsidiary and the Borrower, this Addendum shall become immediately effective and enforceable as to the New Subsidiary and all of the Original Parties.

[Signatures on following pages]

Exhibit G-3

IN WITNESS WHEREOF, the parties have executed this Agreement and agreed to the provisions contained herein effective as of                                 , 201  .

NEW SUBSIDIARY:

,
a

By:
Name:
Title:

BORROWER:

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit G-4

ATTACHMENT A

ADDITIONAL INFORMATION REGARDING THE NEW SUBSIDIARY

The following Annexes as described in the Security Agreement:

Annex 1	Copyright Collateral
Annex 2	Patent Collateral
Annex 3	Securities Collateral
Annex 4	Trademark Collateral
Annex 5	Filing Offices
Annex 6	Debtor Information
Annex 7	Previous Names and Transactions
Annex 8	Offices and Locations of Records
Annex 9	Locations of Inventory and Equipment
Annex 10	Deposit Accounts
Annex 11	Securities Accounts and Commodity Accounts
Annex 12	Instruments and Tangible Chattel Paper
Annex 13	Electronic Chattel Paper
Annex 14	Letters of Credit
Annex 15	Commercial Tort Claims
Annex 16	Third Party Locations

Exhibit G-5

Entity Documents
Provide a copy of all that apply:

Corporation:	Filed Articles of Incorporation/Amendments and Bylaws/Resolutions with Incumbency Certificate
Partnership:	Partnership Agreement and filed/recorded Certificate of Partnership
Limited Liability Company (LLC):	Article of Organization and Operating Agreement/Member or Manager Consent with Incumbency Certificate
Limited Liability Partnership (LLP):	Certificate of registered partnership and partnership agreement

Exhibit G-6

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of October 22, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), the various financial institutions that are or may become a party thereto (collectively, the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for the Lenders (in such capacity together with any successors thereto, the “Administrative Agent”), and the other agents which are or may become parties thereto.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower in writing, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit H-1-1

[NAME OF LENDER]

By:

Name:

Title:

Date: , 20[ ]

Exhibit H-1-2

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of October 22, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporate (the “Borrower”), the various financial institutions that are or may become a party thereto (collectively, the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for the Lenders (in such capacity together with any successors thereto, the “Administrative Agent”), and the other agents which are or may become parties thereto.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit H-2-1

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

Exhibit H-2-2

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of October 22, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), the various financial institutions that are or may become a party thereto (collectively, the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for the Lenders (in such capacity together with any successors thereto, the “Administrative Agent”), and the other agents which are or may become parties thereto.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit H-3-1

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: , 20[ ]

Exhibit H-3-2

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement dated as of October 22, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), the various financial institutions that are or may become a party thereto (collectively, the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for the Lenders (in such capacity together with any successors thereto, the “Administrative Agent”), and the other agents which are or may become parties thereto.

Pursuant to the provisions of Section 2.20(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower in writing, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit H-4-1

[NAME OF LENDER]

By:

Name:

Title:

Date: , 20[ ]

Exhibit H-4-2

EXHIBIT I

FORM OF AUCTION PROCEDURES

This outline is intended to summarize certain basic terms of procedures with respect to certain Borrower buy-backs pursuant to and in accordance with the terms and conditions of Section 9.04(k) of the Agreement to which this Exhibit I is attached.  It is not intended to be a definitive list of all of the terms and conditions of a Dutch Auction and all such terms and conditions shall be set forth in the applicable auction procedures documentation set for each Dutch Auction (the “Offer Documents”). None of the Administrative Agent, [NAME OF AUCTION MANAGER] (or, if [NAME OF AUCTION MANAGER] declines to act in such capacity, an investment bank of recognized standing selected by the Borrower) (the “Auction Manager”) or any of their respective Affiliates makes any recommendation pursuant to the Offer Documents as to whether or not any Lender should sell by assignment any of its Loans pursuant to the Offer Documents (including, for the avoidance of doubt, by participating in the Dutch Auction as a Lender) or whether or not the Borrower should purchase by assignment any Loans from any Lender pursuant to any Dutch Auction. Each Lender should make its own decision as to whether to sell by assignment any of its Loans and, if so, the principal amount of and price to be sought for such Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning any Dutch Auction and the Offer Documents. Capitalized terms not otherwise defined in this Exhibit I have the meanings assigned to them in the Agreement.

Summary. The Borrower may purchase (by assignment) Loans on a non-pro rata basis by conducting one or more Dutch Auctions pursuant to the procedures described herein; provided that no more than one Dutch Auction may be ongoing at any one time and no more than [four] Dutch Auctions may be made in any period of four consecutive fiscal quarters of the Borrower.

1.                                      Notice Procedures. In connection with each Dutch Auction, the Borrower will notify the Auction Manager (for distribution to the Lenders) of the Loans that will be the subject of the Dutch Auction by delivering to the Auction Manager a written notice in form and substance reasonably satisfactory to the Auction Manager (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount of Loans the Borrower is willing to purchase (by assignment) in the Dutch Auction (the “Auction Amount”), which shall be no less than $[AMOUNT] or an integral multiple of $[AMOUNT] in excess of thereof, (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 of Loans, at which the Borrower would be willing to purchase Loans in the Dutch Auction and (iii) the date on which the Auction will conclude, on which date Return Bids (as defined below) will be due at the time provided in the Auction Notice (such time, the “Expiration Time”), as such date and time may be extended upon notice by the Borrower to the Auction Manager not less than 24 hours before the original Expiration Time. The Auction Manager will deliver a copy of the Offer Documents to each Lender promptly following completion thereof.

2.                                      Reply Procedures. In connection with any Dutch Auction, each Lender holding Loans wishing to participate in such Dutch Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation in form and substance reasonably satisfactory to the Auction Manager (the “Return Bid”) to be included in the Offer Documents, which shall

Exhibit I-1

specify (i) a discount to par that must be expressed as a price per $1,000 of Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Loans, in an amount not less than $[AMOUNT], that such Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided that each Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount equals the entire amount of the Loans held by such Lender at such time. A Lender may only submit one Return Bid per Dutch Auction, but each Return Bid may contain up to [three] component bids, each of which may result in a separate Qualifying Bid (as defined below) and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, a participating Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the Offer Documents which shall be in form and substance reasonably satisfactory to the Auction Manager and the Administrative Agent (the “Auction Assignment and Acceptance”). The Borrower will not purchase any Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).

3.                                      Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Dutch Auction within the Discount Range for the Dutch Auction that will allow the Borrower to complete the Dutch Auction by purchasing the full Auction Amount (or such lesser amount of Loans for which the Borrower has received Qualifying Bids). The Borrower shall purchase (by assignment) Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Loans included in Qualifying Bids received at a Reply Price lower than the Applicable Threshold Price will be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration. If a Lender has submitted a Return Bid containing multiple component bids at different Reply Prices, then all Loans of such Lender offered in any such component bid that constitutes a Qualifying Bid with a Reply Price lower than the Applicable Threshold Price shall also be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration.

4.                                      Proration Procedures. All Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids equal to the Applicable Threshold Price will be purchased at a purchase price equal to the Applicable Threshold Price; provided that if the aggregate principal amount of all Loans for which Qualifying Bids have been submitted in any given Dutch Auction equal to the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Loans purchased below the Applicable Threshold Price), the Borrower shall purchase the Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount up to the amount necessary to complete the purchase of the Auction Amount. For the avoidance of doubt, no Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.

Exhibit I-2

5.                                      Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price no later than the [      ] Business Day after the date that the Return Bids were due. The Auction Manager will insert the amount of Loans to be assigned and the applicable settlement date determined by the Auction Manager in consultation with the Borrower onto each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid. Upon written request of the submitting Lender, the Auction Manager will promptly return any Auction Assignment and Acceptance received in connection with a Return Bid that is not a Qualifying Bid.

6.                                      Additional Procedures. Once initiated by an Auction Notice, the Borrower may withdraw a Dutch Auction by written notice to the Auction Manager no later than 24 hours before the original Expiration Time so long as no Qualifying Bids have been received by the Auction Manager at or prior to the time the Auction Manager receives such written notice from the Borrower. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled; provided that a Lender may modify a Return Bid at any time prior to the Expiration Time solely to reduce the Reply Price included in such Return Bid. However, a Dutch Auction shall become void if the Borrower fails to satisfy one or more of the conditions to the purchase of Loans set forth in, or to otherwise comply with the provisions of Section 9.04(k) of the Credit Agreement to which this Exhibit I is attached. The purchase price for all Loans purchased in a Dutch Auction shall be paid in cash by the Borrower directly to the respective assigning Lender on a settlement date as determined by the Auction Manager in consultation with the Borrower (which shall be no later than ten (10) Business Days after the date Return Bids are due), along with accrued and unpaid interest (if any) on the applicable Loans up to the settlement date. The Borrower shall execute each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid.

All questions as to the form of documents and validity and eligibility of Loans that are the subject of a Dutch Auction will be determined by the Auction Manager, in consultation with the Borrower, and the Auction Manager’s determination will be conclusive, absent manifest error. The Auction Manager’s interpretation of the terms and conditions of the Offer Document, in consultation with the Borrower, will be final and binding.

None of the Administrative Agent, the Auction Manager, any other Agent or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, the Subsidiaries or any of their Affiliates contained in the Offer Documents or otherwise or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Auction Manager acting in its capacity as such under a Dutch Auction shall be entitled to the benefits of the provisions of Article VIII and Section 9.05 of the Credit Agreement to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, each reference therein to the “Loan Documents” were a reference to the Offer Documents, the Auction Notice and Auction Assignment and Acceptance and each reference therein to the “Transactions” were a reference to the transactions contemplated hereby and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Dutch Auction.

Exhibit I-3

This Exhibit I shall not require the Borrower or any Subsidiary to initiate any Dutch Auction, nor shall any Lender be obligated to participate in any Dutch Auction.

Exhibit I-4